Exhibit 10.2

Execution Version

$1,000,000,000

FIRST LIEN PARI PASSU CREDIT AGREEMENT

Dated as of December 5, 2025

among

SABRE GLBL INC.,

as Borrower,

SABRE HOLDINGS CORPORATION,

as Holdings,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent,

and

SABRE FINANCIAL BORROWER, LLC,

as Lender

Execution Version

i

EXHIBITS

A	Committed Loan Notice
B	Term Note
C	Compliance Certificate
D	Assignment and Assumption
E	[Reserved]
F	Security Agreement
G-1	Intercompany Note (Loan Party / Loan Party)
G-2	Intercompany Note (Loan Party Payor / Non-Loan Party Payee)
G-3	Intercompany Note (Loan Party Payee / Non-Loan Party Payor)
H-1	U.S. Tax Compliance Certificate (Lender – Non-Partnership)
H-2	U.S. Tax Compliance Certificate (Participant – Non-Partnership)
H-3	U.S. Tax Compliance Certificate (Lender – Partnership)
H-4	U.S. Tax Compliance Certificate (Participant – Partnership)
I	Junior Lien Intercreditor Agreement

v

Execution Version

FIRST LIEN PARI PASSU CREDIT AGREEMENT

This FIRST LIEN PARI PASSU CREDIT AGREEMENT (this “Agreement”) is effective as of December 5, 2025, among SABRE GLBL INC., a Delaware corporation (the “Borrower”), SABRE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), the other guarantors from time to time party hereto, SABRE FINANCIAL BORROWER, LLC, a Delaware limited liability company, as the lender (the “Lender”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent.

PRELIMINARY STATEMENTS

The Lender is party to that certain indenture, dated as of December 5, 2025, by and among the Lender, as issuer, each of the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Lender Indenture”), in connection with the issuance thereunder of $1,000,000,000 in aggregate principal amount of the Lender’s 11.125% Senior Secured Notes due 2029 (the “Lender Notes”)

The Borrower has requested that the Lender extend credit to the Borrower in the form of a Term Loan in an aggregate amount of $1,000,000,000.

The proceeds of the Term Loan are being used by the Borrower, together with cash on hand, to prepay, redeem, repurchase or extend certain of the Borrower’s existing Indebtedness, as well as to pay related accrued and unpaid interest, premium, fees and expenses.

The Lender has indicated its willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Indebtedness” means, with respect to any specific Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Obligations” means any Obligations under any First Lien Obligations (including the Loan Obligations, but excluding Senior Credit Facilities Obligations), in each case, that are incurred prior to or after the Closing Date and secured by Collateral on a first- priority basis pursuant to the Security Documents (in the case of any Loan Obligations) and the relevant security documents (in the case of other First Lien Obligations).

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations, including the Lender, and any Authorized Representative with respect thereto, including the Lender Notes Trustee and the Lender Notes Collateral Agent.

“Administrative Agent” means Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent appointed pursuant to Section 7.09.

“Administrative Agent Fee Letter” means the fee letter, dated the Closing Date, by and between the Administrative Agent and the Borrower, as amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

“Administrative Agent’s Account” means the Administrative Agent’s account as the Administrative Agent may from time to time provide in writing to the Borrower and the Lender.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorneys-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent and the Supplemental Administrative Agents (if any).

“Agreement” means this First Lien Pari Passu Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.

“Applicable Authorized Representative” has the meaning assigned to such term in the Intercreditor Agreement.

“Applicable Premium” means, with respect to all or any portion of the Term Loan being repaid on any date prior to June 15, 2027, the greater of:

(1) 1.0% of the principal amount of the Term Loan being repaid; and

(2) the excess, if any, of (a) the present value at the date of such event of (i) the repayment price of the Term Loan being repaid at June 15, 2027 (such repayment price being set forth in the applicable table appearing in Section 3.07(e) hereof), plus (ii) all required remaining scheduled interest payments due on the Term Loan being repaid through June 15, 2027 (excluding accrued but unpaid interest to the date of such event), computed by the Borrower using a discount rate equal to the Treasury Rate as of such date plus 50 basis points; over (b) the then outstanding principal amount of the Term Loan being repaid.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions of property or assets of the Borrower or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or obsolete or worn-out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries in a manner permitted pursuant to Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Agreement;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.07 hereof including the making of any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75,000,000;

(e) any disposition (i) of property or assets or issuance of securities by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary and (ii) to the Borrower or a Restricted Subsidiary constituting debt forgiveness;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, sublease, license or sublicense (including the provision of software under an open-source license) of any real or personal property, or intellectual property or other intangible assets, in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by this Agreement;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Financing;

(k) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Agreement;

(l) sales, discounts or forgiveness of accounts receivable, or participations therein, in connection with the collection or compromise thereof;

(m) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding or voluntary termination of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) failing to pursue or allowing any registrations or any applications for registration of any intellectual property rights to lapse or go abandoned in the ordinary course of business if, in the reasonable determination of the Borrower or a Restricted Subsidiary, such discontinuance is desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by Section 4.09 hereof;

(s) the granting of a Lien that is permitted under Section 4.12 hereof;

(t) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; and

(u) dispositions of property by the Borrower or a Restricted Subsidiary pursuant to Sale and Lease-Back Transactions.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel, to the extent documented in reasonable detail and invoiced.

“Authorized Representative” means (i) in the case of any Senior Credit Facilities Obligations or the First Lien Secured Parties under the Senior Credit Facilities, the administrative agent under the Senior Credit Facilities, (ii) in the case of the Loan Obligations or the Secured Parties, the Administrative Agent, (iii) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement and (iv) in the case of any Series of Junior Lien Obligations or Junior Lien Secured Parties that become subject to the Junior Lien Intercreditor Agreement, the Authorized Representative named for such Series in the Junior Lien Intercreditor Agreement or the applicable joinder agreement.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Borrower” means Sabre GLBL Inc., a Delaware corporation, and its successors.

“Borrowing” means a borrowing consisting of Term Loan made on the Closing Date.

“Business Day” means each day which is not a Legal Holiday.

“Business Successor” means (a) any former Subsidiary of the Borrower and (b) any Person that, after the Closing Date, has acquired, merged or consolidated with a Subsidiary of the Borrower (that results in such Subsidiary ceasing to be a Subsidiary of the Borrower), or acquired (in one transaction or a series of transactions) all or substantially all of the property and assets or business of a Subsidiary or assets constituting a business unit, line of business or division of a Subsidiary of the Borrower.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP (after giving effect to the proviso in the definition thereof).

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP (after giving effect to the proviso in the definition thereof), recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) of such Person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are, or are required to be, reflected as capitalized costs on the consolidated balance sheet of such Person.

“Cash Equivalents” means:

(1) U.S. dollars;

(2) (a) Canadian dollars, Yen, pounds sterling, euros or any national currency of any participating member state of the EMU; or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) or (7) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P or at least F2 by Fitch (or, if at any time neither Moody’s nor S&P nor Fitch shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s or “A” or higher from Fitch with maturities of 24 months or less from the date of acquisition;

(7) marketable short-term money market and similar securities having a rating of at least P-2, A-2 or F2 from any of Moody’s, S&P or Fitch, respectively (or, if at any time neither Moody’s nor S&P nor Fitch shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from any of Moody’s, S&P or Fitch (or, if at any time neither Moody’s nor S&P nor Fitch shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from any of Moody’s, S&P or Fitch (or, if at any time neither Moody’s nor S&P nor Fitch shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s or AA- (or the equivalent thereof) or better by Fitch (or, if at any time neither Moody’s nor S&P nor Fitch shall be rating such obligations, an equivalent rating from another Rating Agency); and

(11) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (11) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) or (2) above or the immediately preceding paragraph; provided that such amounts are converted into any currency set forth in clauses (1) or (2) above or the immediately preceding paragraph as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For purposes of determining the maximum permissible maturity of any investments described in this definition, the maturity of any obligation is deemed to be the shortest of the following: (i) the stated maturity date; (ii) the weighted average life (for amortizing securities); (iii) the next interest rate reset for variable rate and auction-rate obligations; or (iv) the next put exercise date (for obligations with put features).

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer or other disposition, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the consolidated properties and assets of Holdings or the Borrower and their respective subsidiaries, in each case, taken as a whole, to any Person other than one or more Permitted Holders;

(2) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person (other than a Permitted Holder) or Persons (other than one or more Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Borrower; or

(3) any Change of Control (as defined in the Lender Indenture) under the Lender Indenture as in existence on the Closing Date.

“Closing Date” means December 5, 2025.

“Closing Date Commitment” means the Lender’s obligation to make a Term Loan, in an aggregate principal amount of $1,000,000,000, on the Closing Date to the Borrower pursuant to Section 2.01(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure any Loan Obligations.

“Commitment” means the Closing Date Commitment.

“Committed Loan Notice” means the written notice of the Borrowing pursuant to Section 2.01(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense for such period, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person for such period (including such expense attributable to held-for-sale discontinued operations) determined on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of: (1) cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income, of such Person determined on a consolidated basis in accordance with GAAP, including all commissions, discounts and other fees and charges payable in cash with respect to letters of credit and bankers’ acceptance financing, net cash payments made under Hedging Obligations and (2) cash interest expense that is capitalized in accordance with GAAP, but, in the case of each of (1) and (2), excluding:

(a) amortization of deferred financing costs, debt issuance costs and commissions, fees and expenses and any other amounts of non-cash interest;

(b) the accretion or accrual of discounted liabilities during such period;

(c) any interest expense in respect of items excluded from Indebtedness in clause (c), or the proviso at the end, of the definition thereof;

(d) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations or other derivative instruments pursuant to Accounting Standards Codification Topic 815 “Derivatives and Hedging” and all costs associated with Hedging Obligations;

(e) any one-time costs associated with the unwinding, termination or breakage in respect of Hedging Obligations;

(f) all non-recurring cash interest expense consisting of liquidated damages or additional interest for failure to timely comply with registration rights obligations or financing and commitment fees; and

(g) cash payments made on account of accrued interest with respect to any Qualified Holding Company Debt to the extent such payments are required by the terms of such Indebtedness to be made before the close of any “accrual period” (as defined in Treasury Regulation Section 1.1272-1(b)(1)(ii)) ending after five years from the date of original issuance of such Indebtedness (any such cash payments, “Catch-Up Payments”); provided that such Catch-Up Payments will be included in Consolidated Interest Expense solely for purposes of determining compliance with clause (20)(ii) of Section 4.07(b) hereof and not for any other purpose.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the sum of (i) the Consolidated Total Indebtedness of Holdings, the Borrower and its Restricted Subsidiaries as of such date and (ii) the Reserved Indebtedness Amount applicable at such time to the calculation of the Senior Secured Leverage Ratio to (b) EBITDA of Holdings, the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available. The Consolidated Leverage Ratio will be calculated on a pro forma basis with the same adjustments applicable to the calculation of the Senior Secured Leverage Ratio.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction Expenses or any multi-year strategic cost-saving initiatives), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded, in each case in accordance with GAAP;

(3) the Net Income for such period of any Person that is an Unrestricted Subsidiary or any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of such other Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents to such other Person or a Restricted Subsidiary of such other Person by such Person in such period;

(4) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(B) of Section 4.07(a) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such other Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such other Person or a Restricted Subsidiary of such other Person thereof in respect of such period, to the extent not already included therein;

(5) effects of adjustments (including the effects of such adjustments pushed down to Holdings, the Borrower and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items and other non-cash charges in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization, purchase or acquisition method accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(6) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(7) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill and other intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(8) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded;

(9) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence, amendment or repayment of Indebtedness (including such fees, expenses or charges related to this Agreement and/or the other Loan Documents, the Term Loan, the offering of the Lender Notes, the Senior Credit Facilities, and the Exchangeable Notes), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement and/or the other Loan Documents and the Term Loan, the Secured Notes and the Senior Credit Facilities) and including, in each case, without limitation, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, shall be excluded;

(10) accruals and reserves that are established within twelve months after the closing of any acquisition that are required to be established as a result of such acquisition in accordance with GAAP shall be excluded;

(11) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as Holdings has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (i) not denied by the applicable carrier (without any right of appeal thereof) within 180 days and (ii) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(12) to the extent covered by insurance and actually reimbursed, or, so long as Holdings has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 day period), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded;

(13) any net pension costs or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Accounting Standards Codification Topic 712 “Compensation—Nonretirement Postemployment Benefits” and Accounting Standards Codification Topic 715 “Compensation—Retirement Benefits,” and any other non-cash items of a similar nature, shall be excluded;

(14) losses or gains on asset sales (other than asset sales made in the ordinary course of business) or in connection with any Qualified Securitization Financing shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Hedging Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging;” and

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation and transaction gains or losses including those related to currency remeasurements of Indebtedness (including any net gain or loss resulting from obligations under Hedging Obligations for currency exchange risk) and any other monetary assets and liabilities; and

(16) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation, shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received by such Person and its Restricted Subsidiaries from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (3)(E) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(E) thereof.

“Consolidated Total Indebtedness” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Holdings, the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any acquisition or investment permitted under this Agreement), consisting only of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents, excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of Holdings, the Borrower and its Restricted Subsidiaries as of such date; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) undrawn amounts under revolving credit facilities (except as otherwise provided in the definition of Senior Secured Leverage Ratio), (iii) all letters of credit, except to the extent of unreimbursed amounts thereunder, (iv) Unrestricted Subsidiaries and (v) obligations under Hedging Obligations.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contributed Holdings Investment” has the meaning set forth in Section 4.07.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower and/or other companies.

“Credit Facilities” means one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, securities, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, securities or other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof) or adds additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“December 2027 Notes” means the Borrower’s 11.250% Senior Secured Notes due 2027 issued on December 6, 2022.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a financial officer of the Borrower, less the amount of Cash Equivalents received within 180 days in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Borrower or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Borrower or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Term Loan or the date the Term Loan is no longer outstanding; provided that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members), of the Borrower, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Borrower (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the terms of this Agreement. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by the following, determined on a consolidated basis for such Person, in each case (other than clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income of such Person for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise, excise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (16) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains with respect to such obligations plus bank fees, (y) costs of surety bonds in connection with financing activities and (z) amounts excluded from Consolidated Interest Expense as set forth in clauses (a) through (g) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges, integration and facilities opening costs or other business optimization expenses, one-time restructuring costs incurred in connection with acquisitions made after the Closing Date, project start-up costs and costs related to the closure or consolidation of facilities; plus

(e) any other non-cash charges, including, without limitation, any write-offs or write-downs reducing Consolidated Net Income for such period; provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(f) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(g) [reserved]; plus

(h) the amount of “run-rate” cost savings projected by the Borrower in good faith to result from actions either taken or expected to be taken within 12 months of such period (which cost savings shall be (i) added back to EBITDA until realized, (ii) subject only to certification by management of the Borrower and (iii) calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or expected to be taken, provided that some portion of such benefit is expected to be realized within 12 months of taking such action) (which adjustments may be incremental to pro forma cost savings, operating improvements, synergies and operating expense reductions made pursuant to the definition of “Fixed Charge Coverage Ratio”); plus

(i) any costs or expense incurred by Holdings, the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or the Borrower or net cash proceeds of an issuance of Equity Interest of Holdings or the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof; plus

(j) any net loss from discontinued operations; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) Initial Public Company Costs;

(2) decreased (without duplication) by the following, determined on a consolidated basis for such Person, in each case to the extent included in determining Consolidated Net Income of such Person for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; plus

(b) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period; plus

(c) any net income from discontinued operations (excluding held-for-sale discontinued operations).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Environmental Laws” means any and all Laws (including common law) relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchangeable Notes” means the Borrower’s 7.320% Senior Exchangeable Notes due 2026 and any related guarantees.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Borrower from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower;

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by a financial officer of the Borrower within 30 days of the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) for the day of such transactions received by the Administrative Agent from three commercial of recognized standing selected by the Administrative Agent.

“First Lien Obligations” means, collectively, (a) all Senior Credit Facilities Obligations, (b) the Notes Obligations, (c) the Loan Obligations and (d) any other Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (a) the Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 7.02, (b) the Lender, (c) the “Secured Parties,” as defined in the Senior Credit Facilities, (d) the “Secured Parties,” as defined in the Security Documents and (e) any Additional First Lien Secured Parties.

“Fiscal Year” means a fiscal year of Borrower or Holdings (as the context may require), ending on December 31 of each calendar year.

“Fitch” means Fitch, Inc., or any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings, the Borrower or any Restricted Subsidiary (or such other Person for which the Fixed Charge Coverage Ratio is being calculated (together with its Restricted Subsidiaries, a “Specified Person”)) incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility, unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

The Fixed Charge Coverage Ratio shall be calculated assuming the Reserved Indebtedness Amount as of the Fixed Charge Coverage Ratio Calculation Date were outstanding throughout the four-quarter reference period and calculated on a pro forma basis assuming that each Specified Transaction engaged in by Holdings, the Borrower or any of its Restricted Subsidiaries (or such other Specified Person) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date assuming that each such Specified Transaction (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings, the Borrower or any of its Restricted Subsidiaries (or such other Specified Person) since the beginning of such period shall have engaged in any Specified Transaction, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction had occurred at the beginning of the applicable four-quarter period. Notwithstanding the foregoing, at the election of the Borrower, pro forma effect need not be given to any Specified Transaction referred to in clause (a), (c), (d) or (e) of the definition thereof involving consideration of $50,000,000 or less or any Specified Transaction referred to in clause (b) or (f) of the definition thereof involving fair value of $50,000,000 or less as determined in good faith by the Borrower.

For purposes of this definition, whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings or the Borrower (or such other Specified Person) (and may include, for the avoidance of doubt, reasonably identifiable and factually supportable cost savings, operating improvements, synergies and operating expense reductions resulting from such Specified Transaction that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings or the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all dividends or other distributions paid to any Person other than such Person or any of its Restricted Subsidiaries (excluding items eliminated in consolidation) on any series of Preferred Stock of Holdings, the Borrower or a Restricted Subsidiary (or such other Specified Person or any of its Restricted Subsidiaries) during such period, excluding distributions in the form of additional Preferred Stock of Holdings; and

(3) all dividends or other distributions paid to any Person other than such Person or any of its Restricted Subsidiaries (excluding items eliminated in consolidation) on any series of Disqualified Stock of Holdings, the Borrower or a Restricted Subsidiary (or such other Specified Person or any of its Restricted Subsidiaries) during such period, excluding distributions in the form of additional Preferred Stock of Holdings.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Former 2019 Notes Indenture” means that certain indenture, dated as of May 9, 2012, with Wells Fargo Bank, National Association, as trustee, as modified by the first supplemental indenture dated as of December 31, 2012, with Wells Fargo Bank, National Association, as trustee, and as the same may have been amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

“Former April 2023 Notes” means the Borrower’s 5.375% Senior Secured Notes due 2023, issued pursuant to the Former April 2023 Notes Indenture, in an original principal amount of $530,000,000, no amount of which is outstanding as of the Closing Date.

“Former April 2023 Notes Indenture” means that certain indenture, dated as of April 14, 2015, with Wells Fargo Bank, National Association, as trustee and collateral agent, as the same may have been amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

“Former November 2023 Notes” means the Borrower’s 5.250% Senior Secured Notes due 2023, issued pursuant to the Former November 2023 Notes Indenture, in an original principal amount of $500,000,000, no amount of which is outstanding as of the Closing Date.

“Former November 2023 Notes Indenture” means that certain indenture, dated as of November 9, 2015, with Wells Fargo Bank, National Association, as trustee and collateral agent, as the same may have been amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

“Former September 2025 Notes” means the Borrower’s 7.375% Senior Secured Notes due 2025 issued pursuant to the Former September 2025 Notes Indenture, no amount of which is outstanding as of the Closing Date.

“Former September 2025 Notes Indenture” means that certain indenture, dated as of August 27, 2020, with Wells Fargo Bank, National Association, as trustee and collateral agent, as the same may have been amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, except for any change occurring after the Closing Date in GAAP, in the event the Borrower delivers notice to the Administrative Agent within 30 days of entry into effect of such change that such change will not apply for any determinations under this Agreement; provided that all calculations and determinations by the Borrower (other than in financial statements and related information filed, furnished or posted pursuant to Section 4.03 hereof) related to leases and lease expenses under this Agreement shall be made by application of applicable accounting principles immediately prior to the entry into effect of Accounting Standards Codification Topic 842, Leases.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other monetary obligations.

“Guarantee” means the guarantee by any Guarantor of the Borrower’s Obligations under this Agreement as evidenced by the guaranty (the “Guaranty”) made by each Guarantor in favor of the Administrative Agent on behalf of the Secured Parties pursuant to Article 11 hereof.

“Guarantor” means Holdings and each Subsidiary Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.

“Headquarters” means the properties (including buildings and real property) located in Southland, Texas and comprising Holdings’ corporate headquarters.

“Headquarters Financing” means any financing transaction principally secured by or involving a sale and leaseback of the Headquarters.

“Headquarters SPV” means Sabre Headquarters, LLC, a Delaware limited liability company.

“Hedging Obligations” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by, or subject to, any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holders of the Lender Notes” means each Person in whose name a Lender Note is registered on the Lender’s registrar’s books.

“Holdings” means Sabre Holdings Corporation, a Delaware corporation and the direct parent of the Borrower.

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable and any purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business; or

(d) representing net obligations under any Hedging Obligation;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of a Qualified Securitization Financing.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Holdings, qualified to perform the task for which it has been engaged.

“Initial Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange; provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a listed equity or its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange shall not constitute Initial Public Company Costs.

“Intercreditor Agreement” means the Intercreditor Agreement by and among, inter alia, the Borrower, the administrative agent under the Senior Credit Facilities, the trustee under the Former 2019 Notes Indenture, the collateral agent under the Former 2019 Notes Indenture and the other grantors party thereto, dated as of May 9, 2012, as supplemented as of the Closing Date, and as the same has been and may be further amended, amended and restated, modified, renewed or replaced from time to time, including without limitation to add Additional First Lien Secured Parties.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the Term Loan is not then rated by Moody’s or S&P, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings, the Borrower and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers and distributors, commission, travel and similar advances to employees, directors, officers, managers, distributors and consultants in each case made in the ordinary course of business and excluding, in the case of the Borrower and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1) “Investments” shall include the portion (proportionate to the Borrower’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower or the applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Borrower’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Borrower’s direct or indirect Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower, including its board of directors if such fair market value is in excess of $100,000,000.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or other property by the Borrower or a Restricted Subsidiary in respect of such Investment.

“July 2030 Notes” means the Borrower’s 11.125% Senior Secured Notes due 2030 issued on June 4, 2025.

“July 2030 Notes Indenture” means that certain indenture, dated as of June 4, 2025, by and among the Borrower, as issuer, each of the guarantors party thereto and Computershare Trust Company, N.A., as trustee and collateral agent, as amended, restated, supplemented, or otherwise modified from time to time.

“June 2027 Notes” means the Borrower’s 8.625% Senior Secured Notes due 2027 issued on September 7, 2023 and March 7, 2024, as applicable.

“Junior Lien Intercreditor Agreement” means the Junior Lien Intercreditor Agreement substantially in the form of Exhibit I hereto by and among the Borrower, the other grantors party thereto, the Administrative Agent and the Authorized Representatives for any other First Lien Obligations (including the Senior Credit Facilities) and Junior Lien Obligations outstanding at the time it is executed, as the same may be further amended, amended and restated, modified, renewed or replaced from time to time, including without limitation, to add Additional First Lien Secured Parties and Junior Lien Secured Parties.

“Junior Lien Obligations” means any Series of Indebtedness secured by Collateral on a second priority basis pursuant to the relevant security documents.

“Junior Lien Secured Parties” means the holders of any Junior Lien Obligations and any Authorized Representative with respect thereto.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Assets” means all deposit and securities accounts (including all funds held in or credited to such accounts, interest, dividends or other property distributed in respect of such accounts and any proceeds thereof) that may be opened from time to time with one or more banks or other financial institutions (including with a foreign branch of such banks or other financial institutions) securing letters of credit, demand guarantees, bankers’ acceptances or similar obligations and reimbursement obligations in respect thereof, other than those provided under the Senior Credit Facilities.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and its successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.

“Lender Indenture” means that certain indenture, dated as of December 5, 2025, by and among the Lender, as issuer, each of the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as amended, restated, supplemented, or otherwise modified from time to time.

“Lender Notes” means the $1,000,000,000 in aggregate principal amount of the Lender’s 11.125% Senior Secured Notes due 2029 issued under the Lender Indenture on December 5, 2025.

“Lender Notes Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the Lender Indenture, until a successor collateral agent replaces it in accordance with the applicable provisions of the Lender Indenture and thereafter means the successor serving in such capacity thereunder.

“Lender Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Lender Indenture, until a successor trustee replaces it in accordance with the applicable provisions of the Lender Indenture and thereafter means the successor serving in such capacity thereunder.

“Lender Notes Trustee Direction” means, in respect of any agreement, document, instrument, matter or other item that (1) is required under the terms of this Agreement or any other Loan Document to be consented or agreed to or approved by any of the Lender Notes Trustee, any Holders of the Lender Notes, and/or the Lender Notes Collateral Agent, or (2) pursuant to the terms of this Agreement, may be directed by the holders of a majority in aggregate principal amount of the then outstanding Lender Notes, through the Lender Notes Trustee (any of the foregoing, a “Lender Notes Direction Item”), in each case, a written direction in respect of such Lender Notes Direction Item from the Lender Notes Trustee (x) certifying that (i) it is the Lender Notes Trustee and (ii) providing such direction at the direction and with the consent of Holders of the Lender Notes that hold of a majority in principal amount of the Lender Notes then outstanding (or such other number or percentage of the Holders of the Lender Notes as shall be provided for herein or in the other applicable Loan Documents) (and, if expressly required hereby, at the direction and with the consent of the Lender Notes Collateral Agent), (y) providing its and the applicable Holders of the Lender Notes’ consent, agreement or approval (and, if applicable, the Lender Notes Collateral Agent’s consent, agreement or approval) to such Lender Notes Direction Item and (z) directing the Administrative Agent to (i) if applicable, consent or agree to or approve, such Lender Notes Direction Item and (y) if applicable, take any other applicable action with respect to such Lender Notes Direction Item.

“Lending Office” means, as to the Lender, the office or offices of the Lender described as such in the Lender’s Administrative Questionnaire, or such other office or offices as the Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Intercreditor Joinder Agreement, (iii) the Term Notes, (iv) the Guaranty, (v) the Security Documents, (vi) the Administrative Agent Fee Letter, and (vii) on and after the execution and delivery thereof, each Intercreditor Agreement, and any amendments to, and/or amendments and restatements of, any of the foregoing and any other document designated as such by the Administrative Agent (acting at the direction of the Lender) and the Borrower.

“Loan Obligations” means Obligations arising under this Agreement and the other Loan Documents, including for the avoidance of doubt, Obligations in respect of guarantees thereof.

“Loan Parties” means, collectively, (i) the Borrower, (ii) Holdings and (iii) each other Person that is or is required to become a Guarantor under this Agreement, the Loan Documents or the Security Documents.

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof (other than any Management Stockholders (or their Controlled Investment Affiliates or Immediate Family Members) who are not members of management as described in this definition on the Closing Date to the extent their beneficial ownership of Voting Stock (including that of their Controlled Investment Affiliates or Immediate Family Members), individually or collectively, would constitute a Change of Control were they not considered Management Stockholders).

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the Borrower or any applicable direct or indirect parent company of the Borrower on the date of the declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

“Maturity Date” means June 15, 2029.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or estimated to be payable as a result thereof, amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness secured by a Lien (other than Liens on the Collateral securing the Senior Credit Facilities) on such assets and required (other than required by clause (1) of Section 4.10(b) hereof) to be paid as a result of such transaction (or in the case of Asset Sales of Collateral, which Senior Indebtedness shall be secured by a Lien on such Collateral that has priority over the Lien securing the Loan Obligations) and any deduction of appropriate amounts to be provided by the Borrower or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and of a pro rata portion of the Net Proceeds attributable to minority interests in a Restricted Subsidiary in connection with a disposition by, or of Capital Stock of, a Restricted Subsidiary that is not a Wholly-Owned Subsidiary to the extent such Net Proceeds are not available for application by the Borrower.

“Notes Obligations” means Obligations in respect of the Secured Notes, including for the avoidance of doubt, Obligations in respect of guarantees thereof.

“November 2029 Notes” means the Borrower’s 10.750% Senior Secured Notes due 2029 issued on November 25, 2024.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of a Person.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person, who must be an executive officer, a financial officer, the treasurer or an accounting officer of such Person that meets the requirements of Section 13.04 hereof.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent (acting at the direction of the Lender), that meets the requirements of Section 13.04 hereof. The counsel may be an employee of or counsel to the Borrower.

“Permitted Acquisition” has the meaning set forth in the definition of Specified Transaction.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalents received must be applied in accordance with Section 4.10 hereof; provided further that the assets received are pledged as Collateral to the extent required by the Security Documents (except to the extent the Lien thereon is released by the lenders under the Senior Credit Facilities) to the extent that the assets disposed of constituted Collateral.

“Permitted Holders” means each of (i) the Management Stockholders and (ii) any direct or indirect holding company for Equity Interests of the Borrower, the beneficial owners of whose Voting Stock would not have caused a Change of Control if such beneficial owners had directly held the Voting Stock of the Borrower. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Agreement will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in Holdings, the Borrower or any Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Borrower or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or a division, business unit or product line, including any research and development and related assets in respect of any product), or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.10(a) hereof or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Closing Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement;

(6) any Investment:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Borrower of such other Investment or accounts receivable (including any trade creditor or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of Section 4.09(b) hereof;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (a) $200,000,000 and (b) 4.0% of Total Assets;

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Borrower, or any of its direct or indirect parent companies; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a) hereof;

(10) guarantees of Indebtedness permitted under Section 4.09 hereof and the creation of Liens on the assets of the Borrower or any Restricted Subsidiary in compliance with Section 4.12 hereof;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.11(b) hereof (except transactions described in clauses (2) and (5) of Section 4.11(b) hereof);

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) additional Investments, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or have not been subsequently sold or transferred for cash or marketable securities), not to exceed the greater of (a) $400,000,000 and (b) 5.0% of Total Assets;

(14) (a) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Borrower, are necessary or advisable to effect any Qualified Securitization Financing or any repurchase obligation in connection therewith and (b) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $15,000,000 outstanding at any one time, in the aggregate;

(16) loans and advances to employees, directors, officers, managers, distributors and consultants of the Borrower and its Restricted Subsidiaries for business-related travel, entertainment, moving and analogous ordinary business purposes or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(20) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(22) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(23) any Investment in Headquarters SPV, the proceeds of which are applied to repay, redeem or repurchase a Headquarters Financing;

(24) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Borrower or Holdings or any other direct or indirect parent of the Borrower;

(25) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts; and

(26) Investments in any Subsidiary or joint venture having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (26) that are at the time outstanding, not to exceed in the aggregate at any time outstanding the greater of $75,000,000 and 1.0% of Total Assets.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workers’ compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction contractors’, mechanics’ Liens or other like Liens, so long as, in each case, such Liens arise in the ordinary course of business;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Closing Date;

(5) survey exceptions, encumbrances, ground leases, easements, covenants, encroachments, protrusions or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially and adversely impair their use in the operation of the business of such Person;

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (13), (23) or (24) of Section 4.09(b) hereof; provided that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clause (4) or (12)(b) of Section 4.09(b) hereof, (b) Liens securing Obligations relating to Indebtedness permitted to be incurred pursuant to clause (23) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (24) are solely on acquired property or the assets of the acquired entity and (d) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of Section 4.09(b) hereof extend only to the assets so purchased, leased or improved;

(7) Liens existing on the Closing Date (other than Liens securing the Senior Credit Facilities and the Secured Notes, but including Liens securing Indebtedness incurred on July 12, 2021, the net proceeds of which were used to repurchase, redeem or refinance any Refinancing Indebtedness in respect of the Former November 2023 Notes);

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further that such Liens may not extend to any other property or other assets owned by the Borrower or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Borrower or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;

(11) Liens securing Hedging Obligations; provided that, with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business (including the provision of software under an open-source license) which do not (a) materially interfere with the operation of the business of the Borrower or any of its Restricted Subsidiaries, taken as a whole, or (b) secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Borrower or any Guarantor;

(16) Liens on equipment of the Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business to the Borrower’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness described under clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Agreement and (ii) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations in an aggregate amount at any one time outstanding not to exceed the greater of (a) $200,000,000 and (b) 3.0% of Total Assets determined as of the date of incurrence;

(21) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under clause (5) of Section 6.01 hereof;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (a) of a collection bank arising under applicable law, including the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity or securities trading accounts or other commodity or securities brokerage accounts incurred in the ordinary course of business and (c) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking or financial institution’s general terms and conditions;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing obligations owed by the Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(28) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(29) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(30) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(31) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(32) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(33) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(34) Liens on the assets of non-Guarantor Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of this Agreement to be incurred;

(35) Liens arising solely from precautionary UCC financing statements or similar filings;

(36) Liens (including Liens on cash collateral) securing letters of credit in a currency other than dollars permitted under clause (5) of Section 4.09(b) hereof in an aggregate amount at any time outstanding not to exceed $50,000,000;

(37) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(38) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(39) Liens on LC Assets securing letters of credit, demand guarantees, bankers’ acceptances or similar obligations and reimbursement obligations in respect thereof; and

(40) (a) Liens securing (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was incurred pursuant to clause (1) of Section 4.09(b) hereof and (y) obligations of the Borrower or any Subsidiary in respect of any Bank Products provided by any lender party to any Senior Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into);

(b) Liens securing the Secured Notes outstanding on the Closing Date and replacement notes therefor (including any guarantees related to the foregoing), other than Indebtedness secured pursuant to clause (a);

(c) Liens securing the Term Loan on the Closing Date and replacement notes therefor (including any guarantees related to the foregoing);

(d) Liens securing Additional First Lien Obligations or Junior Lien Obligations permitted to be incurred under Section 4.09 hereof; provided that, with respect to Liens securing Indebtedness permitted under this subclause (d), at the time of incurrence and after giving pro forma effect thereto, the Senior Secured Leverage Ratio would be no greater than 5.0 to 1.0; and

(e) Liens securing Additional First Lien Obligations or Junior Lien Obligations permitted to be incurred under clause (13) of Section 4.09(b) hereof, to the extent that such Additional First Lien Obligations or Junior Lien Obligations serve to extend, replace, refund, refinance, renew or defease First Lien Obligations or Junior Lien Obligations secured with a Lien incurred pursuant to subclause (b), (c), (d) or (e) of this clause (40);

provided that, in each case, on or before any such Indebtedness or other Obligations are incurred and secured with a Lien pursuant to this clause (40), such Indebtedness or other Obligations are designated, as the case may be, as “First Lien Obligations” under the Intercreditor Agreement and the applicable First Lien Secured Parties with respect to such First Lien Obligations enter into the Intercreditor Agreement or as “Junior Lien Obligations” and the applicable Junior Lien Secured Parties enter into the Junior Lien Intercreditor Agreement with respect to such Junior Lien Obligations.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Holding Company Debt” shall mean unsecured Indebtedness of Holdings (or any direct or indirect parent thereof), (a) the terms of which do not provide for any scheduled repayment, mandatory prepayment or sinking fund obligation prior to the final maturity of Term Loan (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (i) the date that is five years from the date of the issuance or incurrence thereof and (ii) the date that is ninety one days after the final maturity of the Term Loan (it being understood that this clause (b) shall not prohibit Indebtedness, the terms of which permit the Borrower thereof to elect, at its option, to make payments in cash of interest or other amounts in respect of the principal thereof prior to the date determined in accordance with clauses (i) and (ii) of this clause (b)) and (c) that is not Guaranteed by the Borrower or any Restricted Subsidiary.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Financing” means (a) the Securitization Facility and (b) any other Securitization Financing of a Securitization Subsidiary that in the case of this clause (b) meets the following conditions: (a) the board of directors of the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms (as determined in good faith by the Borrower). The grant of a security interest in any Securitization Assets of the Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Rating Agencies” means Moody’s and S&P, or if Moody’s and S&P or both shall not make a rating on the Term Loan publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Indemnified Person” means, with respect to an Indemnitee, (i) any controlling person or controlled affiliate of such Indemnitee, (ii) the respective partners, directors, officers, employees or other representatives of such Indemnitee or any of its controlling persons or controlled affiliates and (iii) the respective agents, counsel and advisors of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (iii), acting in its capacity as such; provided that each reference to a controlled affiliate or controlling person in this sentence pertains to a controlled affiliate or controlling person involved in the negotiation of this Agreement.

“Reserved Indebtedness Amount” has the meaning set forth in Section 4.09 hereof or in the definition of “Senior Secured Leverage Ratio,” as applicable.

“Responsible Officer” means with respect to any Loan Party, the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given under Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Unless otherwise specified or the context otherwise requires, a reference to a “Restricted Subsidiary” shall be a reference to a Restricted Subsidiary of the Borrower.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Same Day Funds” means payments in U.S. dollars immediately available funds.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.

“Secured Notes” means the June 2027 Notes, the December 2027 Notes, the November 2029 Notes, the June 2025 Notes and the July 2030 Notes, and any guarantees of any of the foregoing.

“Secured Obligation” has the meaning specified in the Security Documents.

“Secured Parties” means, collectively, the Administrative Agent, the Lender and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 7.02.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Facility” means, collectively, (a) the Receivables Financing Agreement, dated as of February 14, 2023, as amended as of March 29, 2024, by and among Sabre Securitization, LLC, Sabre GLBL Inc., Sabre Global Technologies Limited, Sabre Corporation, and PNC Bank, N.A., as administrative agent, PNC Capital Markets LLC, as structuring agent, and the lenders and other parties thereto, including entities advised by affiliates of Centerbridge Partners, L.P., (b) the Sale and Contribution Agreement, dated as of March 30, 2023, by and among Sabre Securitization, LLC, Sabre GLBL Inc., GetThere L.P., Radixx Solutions

International, Inc. and Prism Group, Inc. and (c) the English Sale Agreement, dated as of March 30, 2023, by and among Sabre Securitization, LLC and Sabre Global Technologies Limited, in each case, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures, guarantees, credit facilities or commercial paper facilities that replace, refund, exchange or refinance (or successively replace, refund, exchange or refinance) any part of the loans, notes, guarantees, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture (or successive replacement, refunding, exchange or refinancing facility or indenture) that increases the amount borrowable thereunder or alters the maturity thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Security Documents” means collectively, the security agreement, the intellectual property security agreement, any mortgages, the security agreement supplements and each other agreement, instrument or other document entered into in favor of the Administrative Agent for purposes of securing the Loan Obligations, the Intercreditor Agreement and, upon its entry into effect, the Junior Lien Intercreditor Agreement.

“Senior Credit Facilities” means the term and revolving credit facilities under the Amended and Restated Credit Agreement, dated as of February 19, 2013, among the Borrower, Holdings, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, Deutsche Bank, AG New York Branch, as a letter of credit issuer, and the lenders party thereto in their capacities as lenders thereunder, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures, guarantees, credit facilities or commercial paper facilities that replace, refund, exchange or refinance (or successively replace, refund, exchange or refinance) any part of the loans, notes, guarantees, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture (or successive replacement, refunding, exchange or refinancing facility or indenture) that increases the amount borrowable thereunder or alters the maturity thereof; provided that such increase in borrowings is permitted under Section 4.09 hereof.

“Senior Credit Facilities Obligations” means “Obligations” as defined in the Senior Credit Facilities.

“Senior Indebtedness” means Indebtedness of the Borrower or any Subsidiary Guarantor unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Secured Notes or any related Guarantee.

“Senior Secured Leverage Ratio” means, as of the date of determination (the “Senior Secured Leverage Ratio Calculation Date”), the ratio of (a) the sum of (i) the Consolidated Total Indebtedness of Holdings, the Borrower and its Restricted Subsidiaries as of such date that is secured by Liens (other than Liens permitted under this Agreement on assets not constituting Collateral) and (ii) the Reserved Indebtedness Amount (whether relating to existing revolving commitments or newly created commitments) described below as of such date to (b) EBITDA of Holdings, the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that Holdings, the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Leverage Ratio is made, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred immediately prior to the end of such most recent fiscal quarter end.

The Senior Secured Leverage Ratio will be calculated on a pro forma basis assuming that each Specified Transaction engaged in by Holdings, the Borrower or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Secured Leverage Ratio Calculation Date (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings, the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have engaged in any Specified Transaction that would have required adjustment pursuant to this definition, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings or the Borrower (and may include, for the avoidance of doubt, reasonably identifiable and factually supportable cost savings, operating improvements, synergies and operating expense reductions resulting from such Specified Transaction that have been or are expected to be realized). Notwithstanding the foregoing, at the election of the Borrower, pro forma effect need not be given to any Specified Transaction referred to in clause (a), (c), (d) or (e) of the definition thereof involving consideration of $50,000,000 or less or any Specified Transaction referred to in clause (b) or (f) of the definition thereof involving fair value of $50,000,000 or less as determined in good faith by the Borrower.

In the event that Holdings, the Borrower or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility for which it elects to incur the Liens securing such revolving credit facility under clause (40)(d) of the definition of “Permitted Liens,” the Senior Secured Leverage Ratio for Liens securing borrowings and reborrowings thereunder (including the issuance of letters of credit) will be determined on the date of such revolving credit facility or such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such Senior Secured Leverage Ratio test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder will be permitted irrespective of the Senior Secured Leverage Ratio at the time of any borrowing or reborrowing (the committed amount permitted to be borrowed or reborrowed on a date pursuant to the operation of this paragraph shall be the “Reserved Indebtedness Amount” as of such date for purposes of this definition of Senior Secured Leverage Ratio).

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Senior Credit Facilities Secured Parties (in their capacities as such), (ii) the Administrative Agent and the Lender (each in their capacity as such) and (iii) any other Additional First Lien Secured Parties that become subject to the Intercreditor Agreement prior to or after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties), (b) with respect to any First Lien Obligations, each of (i) the Senior Credit Facilities Obligations, (ii) the Notes Obligations, (iii) the Loan Obligations and (iv) any other Additional First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations), (c) with respect to the Junior Lien Secured Parties, each Junior Lien Secured Parties that become subject to the Junior Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Junior Lien Secured Parties) and (d) with respect to any Junior Lien Obligations, the Junior Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Junior Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Junior Lien Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any of its Subsidiaries on the Closing Date or (2) any business or other activities that are reasonably similar, incidental, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and any of its Subsidiaries were engaged on the Closing Date.

“Specified Transaction” means, with respect to any Person:

(a) any Investment that results in a Person becoming a Restricted Subsidiary of such Person;

(b) any designation by such Person of any Subsidiary to be an Unrestricted Subsidiary of such Person or of an Unrestricted Subsidiary to be a Restricted Subsidiary of such Person, in each case, in accordance with this Agreement;

(c) any issuance or disposition by such Person or any of its Restricted Subsidiaries of Equity Interests such that any of such Person’s Restricted Subsidiaries ceases to be a Restricted Subsidiary;

(d) any acquisition or disposition by such Person or any of its Restricted Subsidiaries of property or assets constituting a business unit, line of business or division from or to any Person other than such Person or any of its Restricted Subsidiaries (each, a “Permitted Acquisition”);

(e) any merger, consolidation or amalgamation involving such Person or any of its Restricted Subsidiaries (other than with or into such Person or any of its Restricted Subsidiaries); or

(f) any closure of a business unit, line of business or division by such Person or any of its Restricted Subsidiaries.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower in a Securitization Financing.

“Subordinated Indebtedness” means, with respect to the Term Loan,

(1) any Indebtedness of the Borrower which is by its terms subordinated in right of payment to the Term Loan; and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Term Loan.

“Subsequent Equity Offering” means any public or private sale of common stock or Preferred Stock of the Borrower or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Borrower’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Borrower;

(3) any such public or private sale that constitutes an Excluded Contribution or a Contributed Holdings Investment; and

(4) offerings or issuances by the Borrower or any of its direct or indirect parent companies (to the extent cash proceeds thereof are contributed to the common equity capital of the Borrower or used to purchase Capital Stock (other than Disqualified Stock) of the Borrower from it, whether or not such subsequent contribution or purchase occurs prior to or after the Closing Date) pursuant to agreements entered into prior to the Closing Date (including issuances directly or indirectly resulting from the issuances of common stock and 6.50% mandatory convertible preferred stock of Sabre Corporation that priced on August 19, 2020 (including the underwriters’ options to purchase additional shares with respect thereto)).

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Guarantor” means each Subsidiary of the Borrower, if any, that Guarantees the Term Loan in accordance with the terms of this Agreement.

“Term Note” means a promissory note of the Borrower payable to the Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate Indebtedness of the Borrower to Lender resulting from the Term Loans.

“Total Assets” means the total assets of Holdings, the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Holdings or such other Person as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Borrower or any Restricted Subsidiary in connection with this Agreement, the Loan Documents, the Lender Notes, the Term Loan and the use of proceeds therefrom.

“Treasury Rate” means, as of any date of an applicable repayment of the Term Loan, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to June 15, 2027; provided that if the period from such date to June 15, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below);

(2) any Subsidiary of an Unrestricted Subsidiary; and

(3) Headquarters SPV, Sabre Financial Borrower, LLC, Sabre Financing Holdings, LLC, Marlins Acquisition Corp, Sabre Securitization, LLC, Conferma US Inc., Sabre Travel Network Middle East W.L.L., Sabre Travel Network Egypt LLC, Sabre Seyahat Dagitim Sistemleri A.S., Sabre Bulgaria AD, FERMR Holdings Limited, Conferma Limited, Conferma PTY Limited, Conferma Singapore PTE Limited and Sabre Travel Network Jordan LLC.

The Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary of the Borrower (other than solely any Subsidiary of the Subsidiary to be so designated); provided that:

(1) such designation is not prohibited by Section 4.07 hereof; and

(2) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary except for guarantees by the Borrower or any of its Restricted Subsidiaries incurred in accordance with the applicable provisions of this Agreement.

The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Borrower would be equal to or greater than such ratio for the Borrower immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Compensation Period”	3.06
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Fixed Charge Coverage Test”	4.07
“incur”	4.09
“Indemnified Liabilities”	13.12
“Indemnitees”	13.12
“Interest Payment Date”	3.05
“Offer Amount”.	3.09
“Offer Period”	3.09
“Other Guarantee”	11.05
“Other Taxes”	13.23
“Pari Passu Indebtedness”	3.09
“Purchase Date”	3.09
“Refinancing Indebtedness”	4.09
“Refunding Capital Stock”	4.07
“Restricted Payments”	4.07
“Second Commitment”	4.10
“Successor Company”	5.01
“Successor Guarantor”	11.04
“Term Loan”	2.01
“Taxes”	13.23
“Treasury Capital Stock”	4.07

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time

Section 1.04 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight savings or standard, as applicable).

Section 1.05 Lender Notes Deemed Outstanding.

In determining whether the Holders of the Lender Notes of the required principal amount of Lender Notes have concurred in any direction, waiver or consent, Lender Notes owned by the Borrower or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower or any Guarantor, will be considered as though not outstanding. The Administrative Agent shall have no duty or obligation to determine whether or not such Lender Notes shall be deemed outstanding or otherwise make any determination described in the foregoing sentence.

ARTICLE 2

THE COMMITMENT AND CREDIT EXTENSION

Section 2.01 The Term Loan.

(a) Subject to, and in accordance with, the terms and conditions set forth in this Agreement, the Lender agrees to make to the Borrower a single term loan on the Closing Date denominated in U.S. dollars in a principal amount equal to the Closing Date Commitment (the “Term Loan”).

(b) Amounts borrowed under Section 2.01(a) and repaid may not be reborrowed.

(c) The Term Loan shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which shall be given by delivery to the Administrative Agent of a Committed Loan Notice on the Closing Date. The Committed Loan Notice shall specify:

(1) the requested date of the Borrowing (which shall be the Closing Date), and

(2) the principal amount of the Term Loan to be borrowed (which shall be an amount equivalent to the Closing Date Commitment), and

(3) the wiring instructions of the account of the Borrower to which the proceeds of such Borrowing are to be disbursed.

(d) The Lender shall make (or cause to be made) the amount of the Term Loan available directly to the Borrower in Same Day Funds to the account of the Borrower specified in the applicable Committed Loan Notice not later than 1:00 p.m. on the Closing Date (and the Borrower (or its counsel) shall provide the Administrative Agent with written notice (which may be by email) of the Borrower’s receipt thereof, which the Administrative Agent may rely upon in updating the Register to reflect such Term Loan being made on the Closing Date).

ARTICLE 3

REPAYMENTS

Section 3.01 Notices to Administrative Agent.

If the Borrower elects to repay all or a portion of the Term Loan pursuant to the voluntary repayment provisions of Section 3.07 hereof, it must furnish to the Administrative Agent, at least 10 days but not more than 60 days before a repayment date, an Officer’s Certificate setting forth:

(1) the clause of this Agreement pursuant to which the repayment shall occur;

(2) the repayment date;

(3) the principal amount of Term Loan to be repaid; and

(4) the repayment price (together with a reasonably detailed calculation thereof).

Section 3.02 [Reserved.]

Section 3.03 Notice of Repayment.

Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a repayment date, the Borrower will mail or cause to be mailed, by first class mail, a notice of repayment to the Lender, the Administrative Agent and the Lender Notes Trustee.

The notice will identify the aggregate principal amount of the Term Loan to be repaid and will state:

(1) the repayment date;

(2) the repayment price (together with a reasonably detailed calculation thereof); and

(3) the Section of this Agreement pursuant to which the Term Loan is being repaid.

Section 3.04 Reduction of Commitment and Repayment of Term Loan.

(a) The Commitment of the Lender shall be automatically and permanently reduced to $0 upon the making by the Lender of the Term Loan in an amount equal to the Closing Date Commitment.

(b) The Borrower shall repay to the Administrative Agent, for distribution to the Lender, on the Maturity Date, the aggregate principal amount of the Term Loan outstanding on such date.

(c) For the avoidance of doubt, the Term Loan shall be repaid, whether pursuant to this Section 3.04 or otherwise, in U.S. dollars.

Section 3.05 Interest and Fees.

(a) The Borrower will pay interest on the outstanding principal amount of the Term Loan at a rate per annum equal 11.125% from December 5, 2025 until the Maturity Date.

(b) The Borrower will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Term Loans will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date; provided that the first Interest Payment Date shall be June 15, 2026. If any interest payment date falls on a day that is not a Business Day, the required payment will be made on the succeeding Business Day and no interest on such payment will accrue in respect of the delay. The Borrower will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Term Loans to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

(c) If the Borrower defaults in a payment of interest on the Term Loan, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest at the rate specified in Section 3.05(a), to the Lender. The Borrower will notify the Administrative Agent in writing of the amount of defaulted interest and interest thereon proposed to be paid on the Term Loan (together with a reasonably detailed calculation thereof) and the date of the proposed payment at least three (3) Business Days prior to such payment date. The Borrower will fix or cause to be fixed such payment date.

(d) Interest on the Term Loan or any portion thereof shall be payable in U.S. dollars.

(e) The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing (including, in the case of fees payable to the Administrative Agent, as set forth in the Administrative Agent Fee Letter) in the amounts and at the times so specified therein. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(f) All computations of fees and interest for the Term Loan shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on the Term Loan for the day on which the Term Loan is made, and shall not accrue on the Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.06 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the Lender to which such payment is owed, at the Administrative Agent’s Account for payment in U.S. dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to the Lender such payment in like funds as received by wire transfer to the Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m., New York City time shall, in the discretion of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments under each Loan Document of principal or interest in respect of any Loan shall be made in U.S. dollars.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of the Term Loan to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or the Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or the Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or the Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(1) if the Borrower failed to make such payment, the Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to the Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to the Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate from time to time in effect; and

(2) (ii) if the Lender failed to make such payment, the Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve the Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against the Lender as a result of any default by the Lender hereunder.

A notice of the Administrative Agent to the Lender or the Borrower with respect to any amount owing under this Section 3.06(c) shall be conclusive, absent manifest error.

(d) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lender under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lender in the order of priority set forth in Section 6.10. If the Administrative Agent receives funds for application to the Loan Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to the Lender in repayment of the outstanding amount of the Term Loan or other Obligations then owing to the Lender.

Section 3.07 Optional Repayment.

(a) At any time prior to June 15, 2027, the Borrower may repay all or a part of the Term Loan, at a price equal to 100% of the principal amount of the amount repaid plus the Applicable Premium as of, plus accrued and unpaid interest, if any, on the amount repaid, to the repayment date.

(b) [Reserved.]

(c) At any time and from time to time on or prior to June 15, 2027, the Borrower may repay in the aggregate up to 40% of the original aggregate principal amount of the Term Loan with the net cash proceeds of one or more Subsequent Equity Offerings (1) by the Borrower or (2) by any direct or indirect parent of the Borrower to the extent the net cash proceeds thereof are contributed to the common equity capital of the Borrower or used to purchase Capital Stock (other than Disqualified Stock) of the Borrower from it, at a repayment price (expressed as a percentage of principal amount thereof) of 111.125%, plus accrued and unpaid interest to the repayment date; provided, however, that

(1) at least 50% of the original aggregate principal amount of the Term Loan must remain outstanding after each such repayment; and

(2) that such repayment shall occur within 180 days after the date on which any such Subsequent Equity Offering is consummated upon not less than ten nor more than 60 days’ notice mailed by first-class mail (with a contemporaneous copy sent via email in accordance with Section 13.01) to the Administrative Agent and the Lender and otherwise in accordance with the procedures set forth in this Agreement.

(d) Except pursuant to the preceding paragraphs (a) through (c), the Term Loan will not be repayable at the Borrower’s option prior to June 15, 2027.

(e) On and after June 15, 2027, the Borrower may, at its option, on one or more occasions, repay all or a portion of the Term Loan at repayment prices (expressed as percentages of the aggregate principal amount thereof) set forth below, plus accrued and unpaid interest, if any, on the amount of the Term Loan repaid, to the repayment date, if repaid during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2027	105.563%
2028 and thereafter	100.000%

(f) Any repayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(g) Notice of any repayment (including with net cash proceeds of a Subsequent Equity Offering) may, at the Borrower’s discretion, be subject to one or more conditions precedent, including, without limitation, the consummation of an incurrence or issuance of debt or equity or a Change of Control. If any condition precedent has not been satisfied, the Borrower shall, for informational purposes, provide written notice to the Administrative Agent and Lender by 10 A.M., New York City time, on the repayment date, stating that such condition has not been satisfied, the notice of repayment is rescinded or delayed and the repayment shall not occur or shall be delayed.

Section 3.08 Mandatory Repayment.

The Borrower is not required to make any mandatory repayments or sinking fund payments with respect to the Term Loan. However, under certain circumstances, the Borrower may be required to offer to repay the Term Loan or a portion thereof as described under Sections 4.10 and 4.15 hereof.

Section 3.09 Offer to Repay by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Borrower is required to commence an offer to the Lender to repay the Term Loan or a portion thereof (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to the Lender (for provision to the Holders of the Lender Notes) and if required by the terms of any Indebtedness that is pari passu in right of payment with the Term Loan (“Pari Passu Indebtedness”) to the holders of such Pari Passu Indebtedness. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Borrower will apply all Excess Proceeds (the “Offer Amount”) to the repayment of the Term Loan and such Pari Passu Indebtedness (on a pro rata basis based on the principal amount of Term Loan (based on the tendered amounts of Lender Notes) and such Pari Passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, the Term Loan and other Indebtedness tendered in response to the Asset Sale Offer. Repayment under this clause will be made in the same manner as interest payments are made.

Upon the commencement of an Asset Sale Offer, the Borrower will send, by first class mail (with a contemporaneous copy sent via email in accordance with Section 13.01), a notice to the Administrative Agent and the Lender, with a copy to the Lender Notes Trustee. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the repayment price and the Purchase Date;

(3) that any portion of the Term Loan not repaid pursuant to the Asset Sale Offer will remain outstanding and continue to accrue interest;

(4) that unless the Borrower defaults in making such payment, the portion of Term Loan accepted for repayment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) [reserved];

(6) [reserved];

(7) [reserved]; and

(8) that, if the aggregate principal amount of the Term Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Borrower will select a portion of the Term Loan and Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Term Loan and such Pari Passu Indebtedness surrendered.

On or before the Purchase Date, the Borrower will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of the Term Loan (based on the tendered amounts of the Lender Notes) or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all the Term Loan tendered, and will deliver or cause to be delivered to the Administrative Agent an Officer’s Certificate stating that the Term Loan or portions thereof were accepted for repayment by the Borrower in accordance with the terms of this Section 3.09. The Borrower will promptly (but in any case not later than five days after the Purchase Date) pay by wire transfer in Same Day Funds to the Administrative Agent, for the account of the Lender, an amount equal to the repayment price. The Borrower will (i) publicly announce the results of the Asset Sale Offer on the Purchase Date and (ii) provide written notice to the Administrative Agent of such repayment of the Term Loans by no later than 12:00 p.m., New York City, two (2) Business Days prior to the repayment date, which notice shall set forth the repayment date and the principal amount of the Term Loans to be repaid.

Other than as specifically provided in this Section 3.09, any repayment pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 [Reserved].

Section 4.02 [Reserved].

Section 4.03 Reports and Other Information.

(a) So long as the Term Loan or portions thereof are outstanding, unless Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, Holdings will furnish without cost to the Administrative Agent (for distribution to the Lender):

(1) within 90 days after the end of each Fiscal Year:

(w)	audited year-end consolidated financial statements of Holdings and its Subsidiaries, including balance sheets, statements of operations and statements of cash flows, prepared in accordance with GAAP;

(x)

a discussion and analysis in reasonable detail of Holdings’ consolidated results of operations for the period referred to in clause (1)(w) of this Section 4.03(a) and the most recent comparable prior period and liquidity and capital resources;

(y)	a presentation of EBITDA of Holdings derived from such financial statements referred to in clause (1)(w) of this Section 4.03(a); and

(z)

all pro forma and historical information in respect of any significant transaction (as determined in accordance with Rule 3-05 of Regulation S-X under the Securities Act) consummated more than 75 days prior to the date such information is furnished to the extent not previously provided and for the time periods for which such financial information would be required (if Holdings were subject to the filing requirements of the Exchange Act) in a filing on Form 8-K with the SEC at such time;

(2) within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year:

(w)

unaudited quarterly consolidated financial statements of Holdings and its Subsidiaries, including balance sheets, statements of operations and statements of cash flows, prepared in accordance with GAAP, subject to normal year-end adjustments;

(x)

a discussion and analysis in reasonable detail of the consolidated results of operations of Holdings for the period referred to in clause (2)(w) of this Section 4.03(a) and the most recent comparable prior period and liquidity and capital resources;

(y)	a presentation of EBITDA of Holdings derived from such financial statements referred to in clause (2)(w) of this Section 4.03(a); and

(z)

all pro forma and historical financial information in respect of any significant transaction (as determined in accordance with Rule 3-05 of Regulation S-X under the Securities Act) consummated more than 75 days prior to the date such information is furnished to the extent not previously provided and for the time periods such financial information would be required (if Holdings were subject to the filing requirements of the Exchange Act) in a filing on Form 8-K with the SEC at such time; and

(3) within five Business Days following the occurrence of any of the following events, a description in reasonable detail of such event: (i) any change in the executive officers or directors of Holdings, (ii) any incurrence of any material long-term debt obligation or capital lease obligation (each as defined in Item 303 of Regulation S-K under the Securities Act) of or relating to Holdings, the Borrower or any of its Restricted Subsidiaries, (iii) the acceleration of any material Indebtedness of Holdings, the Borrower or any of its Restricted Subsidiaries, (iv) any issuance or sale by Holdings of Equity Interests of Holdings (excluding any issuance or sale pursuant to any stock option or similar compensation plan in the ordinary course of business), (v) the entry into of any agreement by Holdings, the Borrower or any of its Subsidiaries relating to a transaction that has resulted or may result in a Change of Control, (vi) any resignation or termination of the independent accountants of Holdings or any engagement of any new independent accountants of Holdings, (vii) any determination by Holdings or the receipt of advice or notice by Holdings from its independent accountants, in either case, relating to non-reliance on previously issued financial statements, a related audit opinion or a completed interim review and (viii) the completion by Holdings, the Borrower or any of its Restricted Subsidiaries of the acquisition or disposition of a significant amount of assets, otherwise than in the ordinary course of business, in the case of each of clauses (i) through (viii), only to the extent any such event would be required to be reported by a company subject to reporting under Section 13 or 15(d) of the Exchange Act on Form 8-K.

For purposes of the references to Rule 3-05 of Regulation S-X in clauses (1)(z) and (2)(z) of this Section 4.03(a) and notwithstanding any contrary provisions of such Rule 3-05, Holdings may elect to determine whether pro forma and historical financial information is required, and the time periods, if any, therefor, with reference to the proportion of the total EBITDA of Holdings, the Borrower and its Restricted Subsidiaries attributable to the relevant acquired business or businesses in lieu of using the conditions specified in Rule 1-02(w) of Regulation S-X. For the avoidance of doubt, this covenant shall not require the provision of any information required by Rules 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) In addition, if at any time (i) any direct or indirect parent company becomes a Guarantor (there being no obligation of any such parent company to do so) or (ii) Sabre Corporation (or a successor thereto) is the direct or indirect parent company of Holdings, then, in each case, the reports, information and other documents required to be furnished to the Administrative Agent, and actions required to be taken, pursuant to this covenant may, at the option of Holdings, be furnished by and be those of, or taken by, as the case may be, such parent or Sabre Corporation (or its successor), as applicable, rather than Holdings; provided that in the case of (i) and (ii) above, a reasonably detailed description of any material differences between Sabre Corporation’s financial information and Holdings’ financial information will be provided within five Business Days after the furnishing of each annual and quarterly report pursuant to this covenant. Any report required to be furnished under this covenant will be deemed furnished upon public filing with the SEC; provided that the Administrative Agent shall have no responsibility whatsoever to determine whether any such filing has occurred.

(f) Notwithstanding anything herein to the contrary, Holdings will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) of Section 6.01 hereof until 90 days after the date any report hereunder is due.

(g) The delivery of such reports, information and documents to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder (as to which the Administrative Agent is entitled to rely exclusively on Officer’s Certificates), nor shall the Administrative Agent have any responsibility or liability for the content, filing or timeliness of any report required under this Section 4.03 or any other reports, information and documents required under this Agreement.

Section 4.04 Compliance Certificate.

(a) The Borrower and each Guarantor shall deliver to the Administrative Agent (for distribution to the Lender), within 120 days after the end of each Fiscal Year (commencing with, the Fiscal Year ending December 31, 2026), an Officer’s Certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Borrower and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and the Security Documents, and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto).

(b) So long as any portion of the Term Loan is outstanding, the Borrower will deliver to the Administrative Agent (for distribution to the Lender), within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Borrower will pay or discharge, and will cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, lawful assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lender.

Section 4.06 Stay, Extension and Usury Laws.

The Borrower and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent it may lawfully do so) that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Borrower, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent company of the Borrower, including in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(A) Indebtedness permitted under clauses (7) and (8) of Section 4.09(b) hereof; or

(B) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment;

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, (i) the Borrower could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof (the “Fixed Charge Coverage Test”) and (ii) other than in the case of any Restricted Investment, the Senior Secured Leverage Ratio shall be equal to or less than 5.0 to 1.0; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after January 1, 2020 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only), (6)(c), (9) and (13) of Section 4.07(b), but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of (without duplication):

(A) (i) $2,820 million, less (ii) the amount of any net cash proceeds received by the Borrower prior to the Closing Date from the issue or sale of Equity Interests of the Borrower or from cash contributed to the capital of the Borrower to the extent there is any Indebtedness, Disqualified Stock or Preferred Stock outstanding pursuant to clause (12)(a) of Section 4.09(b) hereof in reliance on such net cash proceeds; plus

(B) 50% of the Consolidated Net Income of Holdings, the Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) beginning on January 1, 2020 to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit (which amount shall not be less than zero); plus

(C) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Borrower, including its board of directors if such fair market value is in excess of $100,000,000, of marketable securities or other property received by the Borrower after April 17, 2020 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof) from the issue or sale of:

(i) (A) Equity Interests of the Borrower, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Borrower, including its board of directors if such fair market value is in excess of $100,000,000, of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers, distributors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any direct or indirect parent company of the Borrower or any of the Borrower’s Subsidiaries after April 17, 2020 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds or other property are actually contributed to the capital of the Borrower or any Restricted Subsidiary (without the issuance of additional Equity Interests of such Restricted Subsidiary), Equity Interests of any direct or indirect parent company of the Borrower (excluding Contributed Holdings Investments (as defined below) and contributions of the proceeds from the sale of Designated Preferred Stock of such company or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof); or

(ii) debt securities of the Borrower or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Borrower or a direct or indirect parent company of the Borrower;

provided that this clause (C) shall not include the proceeds from

(w) Refunding Capital Stock (as defined below);

(x) Equity Interests or convertible debt securities of the Borrower sold to a Restricted Subsidiary;

(y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; or

(z) Excluded Contributions and Contributed Holdings Investments; plus

(D) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Borrower, including its board of directors if such fair market value is in excess of $100,000,000, of marketable securities or other property contributed to the capital of the Borrower after April 17, 2020 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof) (other than by a Restricted Subsidiary and other than any Excluded Contributions and Contributed Holdings Investments); plus

(E) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Borrower, including its board of directors if such fair market value is in excess of $100,000,000, of marketable securities or other property received by the Borrower or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or its Restricted Subsidiaries (other than by the Borrower or a Restricted Subsidiary) and repayments of loans or advances, which constitute Restricted Investments made by the Borrower or its Restricted Subsidiaries, in each case after April 17, 2020; or

(ii) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) or (11) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after April 17, 2020; plus

(F) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after April 17, 2020, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment shall exceed $100,000,000, shall be determined in good faith by the board of directors of the Borrower whose resolution with respect thereto will be delivered to the Administrative Agent) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) or (11) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment.

(b) The limitations of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Agreement and the other Loan Documents;

(2) (a) the redemption, repurchase, retirement or other acquisition of any (i) Equity Interests (“Treasury Capital Stock”) of the Borrower or any Restricted Subsidiary or Subordinated Indebtedness of the Borrower or any Guarantor or (ii) Equity Interests of any direct or indirect parent company of the Borrower, in the case of each of clause (i) and (ii), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent contributed to the capital of the Borrower or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”),

(b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of the Refunding Capital Stock and

(c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase, exchange or other acquisition or retirement of (i) Subordinated Indebtedness of the Borrower or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Subordinated Indebtedness of the Borrower or a Subsidiary Guarantor or (ii) Disqualified Stock of the Borrower or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Borrower or a Subsidiary Guarantor, that, in each case, is incurred in compliance with Section 4.09 hereof so long as:

(a) the principal amount (or accreted value, if applicable) of such new Subordinated Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Subordinated Indebtedness or Disqualified Stock;

(b) such new Subordinated Indebtedness is subordinated to the Term Loan or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Subordinated Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired;

(d) such new Subordinated Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired; and

(e) (i) if the Subordinated Indebtedness being so defeased, redeemed, repurchased, exchanged, acquired or retired is not secured by any Liens, such new Subordinated Indebtedness is not secured by any Liens, and (ii) if the Subordinated Indebtedness being so defeased, redeemed, repurchased, exchanged, acquired or retired is secured by any Liens, the Liens securing such new Subordinated Indebtedness have the same priority as, and are limited to the same property and assets (including additional future assets and proceeds) subject to, the Liens securing such Subordinated Indebtedness being so defeased, redeemed, repurchased, exchanged, acquired or retired;

(4) the Borrower may pay (or make Restricted Payments to allow any direct or indirect parent company thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower (or of any such direct or indirect parent company of the Borrower) or its Restricted Subsidiaries held by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any direct or indirect parent company of the Borrower) or any of its Subsidiaries so long as such purchase is pursuant to and in accordance with the terms of any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement and including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Borrower or any direct or indirect parent company of the Borrower in connection with such repurchase, retirement or other acquisition) with any employee, director, consultant or distributor of the Borrower (or any direct or indirect parent company of the Borrower) or any of its Subsidiaries; provided that cancellation of

Indebtedness owing to the Borrower from any future, present or former employees, directors, officers, managers or consultants of the Borrower (or their respective Controlled Investment Affiliates or Immediate Family Members), any direct or indirect parent company of the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower or any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower or any of its Restricted Subsidiaries after the Closing Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Borrower from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided that, in the case of each of (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio Test;

(7) Investments in any Unrestricted Subsidiary or joint venture having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (a) $75,000,000 and (b) 1.0% of Total Assets;

(8) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(9) the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to any direct or indirect parent company of the Borrower to fund a payment of dividends on such company’s common stock), in an amount not to exceed in any Fiscal Year the greater of (a) 6.0% of the net cash proceeds received by or contributed to the Borrower in or from any public offering of the Borrower’s common stock or the common stock of any direct or indirect parent company of the Borrower occurring after May 9, 2012 other than public offerings with respect to the Borrower’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution and (b) following an initial public offering of the Borrower’s common stock or of any such direct or indirect parent company of the Borrower (whether occurring prior to or after the Closing Date), an amount equal to 6.0% of the Market Capitalization; provided that in the case of this clause (b), after giving pro forma effect to such dividends, the Consolidated Leverage Ratio shall be equal to or less than 4.0 to 1.0;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (a) $175,000,000 and (b) so long as at the time of incurrence and after giving pro forma effect thereto, the Consolidated Leverage Ratio would be no greater than 6.0 to 1.0, 3.0% of Total Assets;

(12) distributions or payments of Securitization Fees;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under Section 4.10 and Section 4.15 hereof; provided that a Change of Control Offer or Asset Sale Offer, as applicable, have been made and the Term Loan (or a portion thereof) has been repaid pursuant to such Change of Control Offer or Asset Sale Offer;

(14) the declaration and payment of dividends or the payment of other distributions by the Borrower or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication:

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) tax liability to each foreign, federal, state or local jurisdiction in respect of consolidated, combined, unitary or affiliated returns for such jurisdiction of any direct or indirect parent company of the Borrower attributable to the Borrower or its Subsidiaries determined as if the Borrower and its Subsidiaries filed separately;

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(d) operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries;

(e) fees and expenses other than to Affiliates of the Borrower related to any equity or debt offering of such parent company (whether or not successful);

(f) [reserved];

(g) to finance Investments otherwise permitted to be made pursuant to this covenant if made by the Borrower; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Borrower or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 5.01 hereof) in order to consummate such Investment (any such property or assets so contributed, merged or amalgamated shall constitute “Contributed Holdings Investments” and shall be disregarded for purposes of determining any amount calculated under this Agreement with respect to contributions to the capital of the Borrower or any of its Restricted Subsidiaries); and

(h) amounts that would be permitted to be paid by the Borrower under clauses (4), (7), (12) and (13) (but, in the case of clause (13), only in respect of indemnities and expenses) of Section 4.11 hereof; provided that the amount of any dividend or distribution under this clause (14)(h) to permit such payment shall reduce Consolidated Net Income of the Borrower to the extent, if any, that such payment would have reduced Consolidated Net Income of the Borrower if such payment had been made directly by the Borrower and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (14)(h) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Borrower, in each case, in the period such payment is made;

(15) cash payments (or the declaration and payment of dividends or the payment of other distributions to any direct or indirect parent company of the Borrower to permit cash payments) in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any direct or indirect parent company of the Borrower;

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents);

(17) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that complies Section 5.01 hereof; provided that as a result of such consolidation, merger or transfer of assets, the Borrower shall have made a Change of Control Offer and that Term Loan (or a portion thereof) has been repaid in connection with such Change of Control Offer;

(18) the Borrower or any of the Restricted Subsidiaries may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(19) [Reserved]; and

(20) beginning on the fifth anniversary of the date of issuance of any Qualified Holding Company Debt, the Borrower may pay dividends to Holdings, the proceeds of which are promptly applied by Holdings to fund cash interest payments on Qualified Holding Company Debt, so long as after giving effect to the payment of such dividends (i) the Senior Secured Leverage Ratio would not be greater than 4.5 to 1.0 and (ii) the Fixed Charge Coverage Ratio would not be less than 1.75 to 1.0;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clause (16) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments and/or Permitted Investments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment and/or Permitted Investment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) hereof or under clause (7), (10) or (11) of Section 4.07(b) hereof, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

(d) For purposes of determining compliance with the provisions set forth above, in the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the types of Restricted Payments or Permitted Investments described in the above clauses or the definitions thereof, Holdings, in its sole discretion, may order and classify, and from time to time may reorder and reclassify (based on circumstances existing at the time of such reclassification), such Restricted Payment or Permitted Investment if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of any such reclassification.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(g) The Borrower will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(4) (a) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries that is a Guarantor;

(5) make loans or advances to the Borrower or any of its Restricted Subsidiaries that is a Guarantor; or

(6) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries that is not a Guarantor;

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Senior Credit Facilities, the Secured Notes and the related documentation and Hedging Obligations;

(b) this Agreement, the Security Documents, the Loan Documents, the Term Loan and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Borrower or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 and Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 4.09 hereof;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions created in connection with any Qualified Securitization Financing that, in the good faith determination of the Borrower are necessary or advisable to effect such Qualified Securitization Financing;

(m) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(n) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 4.09 hereof; provided that, in the judgment of the Borrower, such incurrence will not materially impair the Borrower’s ability to make payments under the Term Loan when due;

(o) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) of Section 4.08(a) hereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(p) restrictions created in connection with any Securitization Financing that, in the good faith determination of the Borrower, are necessary or advisable to effect such Securitization Financing; and

(q) any encumbrance or restriction with respect to a Subsidiary Guarantor or a Foreign Subsidiary or Securitization Subsidiary which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower or any other Restricted Subsidiary other than the assets and property of such Subsidiary.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(g) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to clause (c) of this Section 4.09, any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for Holdings, the Borrower and its Restricted Subsidiaries for Holdings’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional

Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(h) The provisions of Section 4.09(a) hereof will not apply to:

(1) the incurrence by the Borrower or any Restricted Subsidiary that is a Guarantor of Indebtedness (including the December 2027 Notes, the Former September 2025 Notes (other than any such Former September 2025 Notes the net proceeds of which were used to repurchase, redeem or refinance any of the Former April 2023 Notes), and any replacement notes thereof, pursuant to Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $4,265,000,000;

(2) the portion of the Former September 2025 Notes, the net proceeds of which were used to repurchase, redeem or refinance any of the Former April 2023 Notes, in each case together with any replacement notes therefor;

(3) Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Closing Date, including the Term Loan, the Secured Notes and the Exchangeable Notes (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b), but including such Indebtedness incurred on July 12, 2021, the net proceeds of which were used to repurchase, redeem or refinance any Refinancing Indebtedness in respect of the Former November 2023 Notes);

(4) (i) Indebtedness (including Capitalized Lease Obligations) and Disqualified Stock incurred or issued by the Borrower or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal), equipment or other assets that in each case are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (ii) Indebtedness arising under Capitalized Leases other than those in effect on the Closing Date or entered into pursuant to subclause (i) of this clause (4), in an aggregate principal amount, together with any refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued and outstanding under this clause (4), not to exceed the greater of (a) $150,000,000 and (b) 3.0% of Total Assets (in each case, determined at the date of incurrence) at any time outstanding;

(5) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Borrower or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7) Indebtedness of the Borrower to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Term Loan; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Borrower or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Term Loan of such Subsidiary Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another of its Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under this Agreement, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary that is a Guarantor in an aggregate principal amount or liquidation preference up to 200% of the net cash proceeds received by the Borrower since May 9, 2012 from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) as determined in accordance with clauses (3)(C) and (3)(D) of Section 4.07(a) hereof to the extent such net cash proceeds or cash have not been applied pursuant to such clauses or, in the case of proceeds received prior to the Closing Date, clause (3)(A) of Section 4.07(a) hereof to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof); and

(b) Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary not otherwise permitted hereunder (but including guarantees of the Lender Notes) in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed the greater of (i) $350,000,000 and (ii) 5.0% of Total Assets; provided that no more than the greater of (x) $300,000,000 and (y) 4.5% of Total Assets may be incurred by any Restricted Subsidiary that is not a Guarantor pursuant to this clause (12)(b) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness, the issuance by the Borrower or any Restricted Subsidiary of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.09(a) hereof and clauses (2), (3), (4), (12)(a) of this Section 4.09(b), this clause (13) and clauses (14) and (24) of this Section 4.09(b) or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued and unpaid interest, dividends on such aforementioned Disqualified Stock or Preferred Stock, premiums (including premiums and consideration in excess of the face amount, in each case in connection with tenders or exchanges), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(b) if such Indebtedness is Subordinated Indebtedness or Disqualified Stock, has a final scheduled maturity date equal to or later than the final scheduled maturity date of such Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated or pari passu to the Term Loan or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Term Loan or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;

(d) if the Indebtedness extended, replaced, refunded, refinanced, renewed or defeased is secured by any Liens, the Liens securing such Indebtedness have the same priority as, and are limited to the same property and assets (including additional future assets and proceeds) subject to, the Liens securing such Indebtedness being so extended, replaced, refunded, refinanced, renewed or defeased; and

(e) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Borrower;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(14) (a) Indebtedness or Disqualified Stock of the Borrower or, subject to the third paragraph of this covenant, Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, either (x) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test or (y) the Fixed Charge Coverage Ratio for the Borrower is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16) Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities that is incurred under clause (1) of this Section 4.09(b), in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower; provided that such guarantee is incurred in accordance with Section 4.17 hereof;

(18) Indebtedness consisting of Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent described in clause (4) of Section 4.07(b) hereof;

(19) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20) Indebtedness in respect of Bank Products provided by banks or other financial institutions to the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis;

(22) Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(23) the incurrence of Indebtedness by Foreign Subsidiaries of the Borrower (including guarantees of the Lender Notes) in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (23), $100,000,000;

(24) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance or assumed in connection with an acquisition in a principal amount not to exceed the greater of (a) $125,000,000 and (b) 2.5% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and Preferred Stock incurred or issued under this clause (24) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (24) shall cease to be deemed incurred, issued or outstanding for purposes of this clause (24) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (24));

(25) Indebtedness of the Borrower or any of its Restricted Subsidiaries incurred in connection with cash management, netting services, automatic clearinghouse payments, overdraft protection, employee credit card programs and similar and related activities in the ordinary course of business;

(26) Indebtedness of the Borrower or any Restricted Subsidiary undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and

(27) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (26) of this Section 4.09(b).

(i) Restricted Subsidiaries of the Borrower that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock pursuant to the Fixed Charge Coverage Test under Section 4.09(a) or clause (14)(a) of Section 4.09(b) hereof if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors incurred or issued pursuant to the Fixed Charge Coverage Test under the first paragraph of this covenant and clause (14)(a) of Section 4.09(b) would exceed $250,000,000.

(j) For purposes of determining compliance with this Section 4.09:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (27) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Borrower, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the clauses of Section 4.09(b) or in Section 4.09(a) hereof; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Closing Date (other than any such Indebtedness incurred on July 12, 2021, the net proceeds of which were used to repurchase, redeem or refinance any Refinancing Indebtedness in respect of the Former November 2023 Notes), the Former September 2025 Notes (other than any such notes the net proceeds of which were used to repurchase, redeem or refinance any of the Former April 2023 Notes), the December 2027 Notes, or, in each case, any refinancing thereof that is secured by Liens on Collateral will at all times be treated as incurred on the Closing Date under clause (1) of Section 4.09(b) hereof;

(2) at the time of incurrence or reclassification, the Borrower will be entitled to divide and classify or reclassify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.09(a) and Section 4.09(b) hereof; and

(3) in the event that the Borrower or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility that it elects to incur under Section 4.09(a) hereof, the Fixed Charge Coverage Ratio for borrowings and reborrowings (including the issuance of letters of credit) thereunder will be determined on the date of such revolving credit facility or such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such Fixed Charge Coverage Ratio test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder will be permitted under Section 4.09(a) irrespective of the Fixed Charge Coverage Ratio at the time of any borrowing or reborrowing (the committed amount permitted to be borrowed or reborrowed on a date pursuant to the operation of this paragraph shall be the “Reserved Indebtedness Amount” as of such date for purposes of the Fixed Charge Coverage Ratio).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Borrower will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Term Loan or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be. This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same Collateral.

Section 4.10 Asset Sales.

(h) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (such fair market value to be determined in good faith by the Borrower, including its board of directors if such fair market value is in excess of $100,000,000, at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Term Loan or that are owed to the Borrower or a Restricted Subsidiary, that (x) are assumed by the transferee of any such assets or (y) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or its Restricted Subsidiaries) and, in each case, for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(B) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(C) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale (other than intercompany debt owed to the Borrower or any Restricted Subsidiary), to the extent that the Borrower and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, and

(D) any (i) Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D)(i) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, or (ii) any Investment (not constituting a Permitted Asset Swap) received by the Borrower or a Restricted Subsidiary that is treated by the Borrower as a Restricted Payment under Section 4.07(a) or 4.07(b) hereof or a Permitted Investment under clause (8), (13) or (26) of the definition thereof, with the fair market value of each such item of Designated Non-Cash Consideration, Restricted Payment or Permitted Investment being measured pursuant to this clause (D) at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

(i) Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Borrower or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1) to permanently reduce:

(A) Obligations constituting First Lien Obligations and, if the Indebtedness repaid is revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto (other than Obligations owed to the Borrower or a Restricted Subsidiary); provided that (x) to the extent that the terms of First Lien Obligations (other than Loan Obligations) require that such First Lien Obligations be repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness (including the Term Loan), the Borrower and its Restricted Subsidiaries shall be entitled to repay such other First Lien Obligations prior to repaying the Obligations under the Term Loan and (y) except as provided in the foregoing clause (x), if the Borrower or any Restricted Subsidiary shall so reduce First Lien Obligations, the Borrower will equally and ratably reduce Obligations under the Term Loan as provided in Section 3.07 hereof by making an offer (in accordance with the procedures set forth herein for an Asset Sale Offer) to the Lender to repay the Term Loan at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the principal amount of Term Loan so repaid;

(B) Obligations ranking pari passu with the Term Loan other than First Lien Obligations so long as the relevant Net Proceeds are received with respect to non-Collateral; provided that if the Borrower or any Restricted Subsidiary shall so reduce any such pari passu Obligations, the Borrower will equally and ratably reduce or offer to reduce Obligations under the Term Loan in any manner set forth in clause (A) above; or

(C) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Borrower or another Restricted Subsidiary;

(2) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock that results in the Borrower or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary or increases the Borrower’s direct or indirect percentage ownership of the Capital Stock of a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in the case of each of (a), (b) and (c), used or useful in a Similar Business; provided that the assets (including Capital Stock) acquired with the Net Proceeds of a disposition of Collateral are pledged as Collateral to the extent required under the Security Documents (except to the extent the Lien thereon is released by the lenders under the Senior Credit Facilities); or

(3) to make an Investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock that results in the Borrower or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary or increases the Borrower’s direct or indirect percentage ownership of the Capital Stock of a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in the case of each of (a), (b) and (c), replace the businesses, properties or assets that are the subject of such Asset Sale; provided that the assets (including Capital Stock) acquired with the Net Proceeds of a disposition of Collateral are pledged as Collateral to the extent required under the Security Documents (except to the extent the Lien thereon is released by the lenders under the Senior Credit Facilities);

provided that, in the case of clauses (2) and (3) of this Section 4.10, a binding commitment entered into not later than such 450th day shall extend the period for such Investment or other payment for an additional 180 days after the end of such 450-day period so long as the Borrower or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Borrower or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within such 180-day period; provided further that (x) if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or (y) such Net Proceeds are not actually so invested or paid in accordance with clauses (2) or (3) of this Section 4.10 by the end of such 180-day period, then such Net Proceeds shall constitute Excess Proceeds on the date of such cancellation or termination, or such 180th day, as applicable.

(j) Any Net Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100,000,000, the Borrower shall make an offer to the Lender (for provision to the Holders of the Lender Notes) and, if required by the terms of any Indebtedness that is pari passu in right of payment with the Term Loan (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer” in accordance with Section 3.09 hereof), to repay or purchase, as applicable, the maximum aggregate principal amount of the Term Loan and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Agreement. The Borrower will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100,000,000 by delivering the notice required pursuant to the terms of this Agreement, with a copy to the Administrative Agent. The Borrower may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $100,000,000 or less in accordance with Section 3.09 hereof.

(k) To the extent that the aggregate principal amount of Term Loan and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Borrower may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Agreement. If the aggregate principal amount of Term Loan (based on the tendered amounts of Lender Notes) or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Administrative Agent (acting at the direction of the Lender) shall select the portion of the Term Loan (based on the tendered amounts of Lender Notes) and the Borrower shall select such Pari Passu Indebtedness to be repaid or purchased, as applicable, on a pro rata basis based on the accreted value or principal amount of the Term Loan or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.

(l) Pending the final application of any Net Proceeds pursuant to this covenant, the Borrower and its Restricted Subsidiaries may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use or invest such Net Proceeds in any manner not prohibited by this Agreement.

(m) The Borrower shall notify the Administrative Agent in writing of any repayment of Term Loans being made pursuant to this Section 4.10 by no later than 11:00 a.m., New York City time, at least one (1) Business Day prior to the date of such repayment. Each such notice shall specify the date of such repayment and the amount of such repayment.

The provisions under this Agreement relative to the Borrower’s obligation to make an offer to repay the Term Loan as a result of an Asset Sale may be waived or modified with the written consent of a majority in principal amount of the Lender Notes then outstanding (which shall be given via a Lender Notes Trustee Direction).

Section 4.11 Transactions with Affiliates.

(h) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $35,000,000, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $75,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(i) The provisions of Section 4.11(a) hereof will not apply to the following:

(1) transactions between or among Holdings, the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2) Restricted Payments permitted by the provisions of Section 4.07 hereof and Permitted Investments;

(3) [reserved];

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers, distributors or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries (to the extent attributable to the ownership of the Borrower and its Restricted Subsidiaries and related activities);

(5) transactions in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Closing Date, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not disadvantageous in any material respect in the good faith judgment of the board of directors of the Borrower to the Lender when taken as a whole as compared to the applicable agreement as in effect on the Closing Date) and any agreement with Headquarters SPV similar to the one in effect on the Closing Date entered into in connection with the refinancing or replacement of the Headquarters Financing;

(7) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Lender or otherwise customary, in the good faith judgment of the board of directors of the Borrower when taken as a whole;

(8) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower solely because the Borrower owns, directly or indirectly through an Unrestricted Subsidiary, an Equity Interest in or controls such Person;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Borrower to any direct or indirect parent company of the Borrower or to any Permitted Holder or to any employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) transfers of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Financing;

(12) [reserved];

(13) payments, Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Borrower and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the board of directors of the Borrower in good faith;

(14) [reserved];

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(16) (a) tax sharing agreements among one or more of the Borrower, the Borrower’s Subsidiaries, the Borrower’s direct or indirect parent and such parent’s other Subsidiaries and payments thereunder by the Borrower and its Subsidiaries on customary terms to the extent attributable to the ownership and operations of the Borrower and its Subsidiaries and (b) transactions undertaken in good faith (as certified by the Borrower in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Borrower and its Subsidiaries;

(17) any lease or sublease entered into between the Borrower or any Restricted Subsidiary, as lessee or sublessee and any Affiliate of the Borrower, as lessor or sublessor, which is approved by a majority of the disinterested members of the board of directors of the Borrower in good faith;

(18) intellectual property licenses or sublicenses (including the provision of software under an open-source license) in the ordinary course of business; and

(19) any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Equity Interests in any Restricted Subsidiary permitted under Section 4.10 or entered into with any Business Successor, in each case, that the Borrower determines in good faith is either fair to the Borrower or otherwise on customary terms for such type of arrangements in connection with similar transactions.

Section 4.12 Liens.

The Borrower will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or permit to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness, upon any asset or property of the Borrower or any Subsidiary Guarantor, whether now owned or hereafter acquired.

Section 4.13 Limitation on Holdings.

Holdings shall not conduct, transact or otherwise engage in any business or operations other than (i) those incidental to its ownership of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence and general operating (including the ability to incur fees, costs and expenses relating to such maintenance and general operating including professional fees for legal, tax and accounting issues), (iii) the performance of its obligations, including the incurrence, and performance in respect, of guarantees and other liabilities, with respect to the Term Loan, the Secured Notes, the Senior Credit Facilities, any subordinated notes or any Qualified Holding Company Debt, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any corporate transaction permitted under this Agreement, (v) financing activities, including, without limitation, Credit Facilities, the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing any Indebtedness, liabilities or other obligations of its Subsidiaries or its direct or indirect parent companies and the performance of its obligations with respect thereto, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower or any direct or indirect parent of Holdings and its Subsidiaries, (vii) holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with under Section 4.07 hereof pending application thereof by Holdings, (viii) providing indemnification to officers and directors, (ix) conducting, transacting or otherwise engaging in any business or operations of the type that it conducts, transacts or engages in on the Closing Date, (x) any transaction that Holdings is permitted to enter into or consummate under this Agreement and any transaction between Holdings and the Borrower or any Restricted Subsidiary permitted under this Agreement, including: (1) making any dividend or distribution or other transaction similar to a Restricted Payment not prohibited under Section 4.07 hereof (or the making of a loan to any direct or indirect parent of Holdings in lieu of any such dividend or distribution or other transaction similar to a Restricted Payment) or holding any cash received in connection with Restricted Payments made by the Borrower permitted under this Agreement pending application thereof by Holdings, (2) making any Investment to the extent (A) payment therefor is made solely with the Equity Interests of Holdings (other than Disqualified Stock), the proceeds of Restricted Payments received from the Borrower and/or proceeds of the issuance of, or contribution in respect of the, Equity Interests (other than Disqualified Stock) of Holdings and (B) any property (including Equity Interests ) acquired in connection therewith is contributed to the Borrower or a Subsidiary Guarantor (or, if otherwise permitted by this Agreement, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged with the Borrower or a Restricted Subsidiary, (3) the (A) incurrence of Indebtedness of Holdings representing deferred compensation to employees, consultants or independent contractors of Holdings and unsecured Indebtedness consisting of promissory notes issued by the Borrower or any Subsidiary Guarantor to current or former officers, managers, consultants, directors and employees (or their respective Controlled Investment Affiliates or Immediate Family Members) to finance the retirement, acquisition, repurchase, purchase or redemption of Equity Interests of Holdings, and (B) granting of Liens to the extent the Indebtedness secured thereby is permitted to be secured under clauses (20) and (40) under the definition of “Permitted Liens”, and (4) engaging in any consolidation, amalgamation or merger or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of its consolidated properties or assets to the extent permitted under Article V hereof and (xi) activities incidental to the businesses or activities described in the foregoing clauses (i) through (x); provided that, notwithstanding the foregoing, Holdings shall not create or acquire (by way of merger, consolidation or otherwise) any material direct Subsidiaries, other than the Borrower or any holding company for the Borrower.

Section 4.14 Corporate Existence.

Subject to Article V hereof, Holdings and the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings, the Borrower or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of Holdings, the Borrower and its Subsidiaries;

provided, however, in the case clauses (1) and (2) above, that neither Holdings nor the Borrower shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if Holdings or the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings, the Borrower and their Subsidiaries, taken as a whole.

Section 4.15 Offer to Repurchase Upon Change of Control.

(h) Upon the occurrence of a Change of Control, unless the Borrower has previously or concurrently delivered a repayment notice with respect to all the outstanding Term Loan as described under Section 3.07 hereof and all conditions precedent applicable to such repayment notice have been satisfied, the Borrower will make an offer to repay the entire outstanding amount of the Term Loan pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repayment. Within 30 days following any Change of Control, the Borrower will deliver notice of such Change of Control Offer by electronic transmission or by first-class mail (provided that any such first-class mail shall be supplemented with a contemporaneous copy sent via email in accordance with Section 13.01), with a copy to the Administrative Agent, to the Lender’ Lending Office or otherwise in accordance with applicable procedures, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.15 and that the Borrower offers to repay the full then outstanding principal amount of the Term Loan;

(2) the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3) that any portion of the Term Loan not repaid pursuant to the Change of Control Offer will remain outstanding and continue to accrue interest;

(4) that unless the Borrower defaults in making such payment of the Change of Control Payment, the portion of the Term Loan accepted for repayment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) [reserved];

(6) [reserved];

(7) [reserved];

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Borrower, consistent with this Section 4.15, that the Lender must follow.

(i) [Reserved].

(j) On the Change of Control Payment Date, the Borrower will, to the extent permitted by law, repay the Term Loan or portions thereof (based on the tendered amounts of the Lender Notes) accepted for repayment pursuant to the Change of Control Offer.

The Borrower will promptly (but in any case not later than five days after the Change of Control Payment Date) pay the Administrative Agent, for the account of the Lender, the Change of Control Payment. The Borrower shall notify the Administrative Agent in writing of any repayment of Term Loans being made pursuant to this Section 4.15 by no later than 11:00 a.m., New York City time, at least one Business Day prior to the date of such repayment. Each such notice shall specify the date of such repayment and provide the amount of such repayment. The Borrower will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(k) The Borrower will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Borrower and repay the Term Loan or portions thereof accepted for repayment.

(l) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.16 [Reserved].

Section 4.17 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

The Borrower will not permit any of its Restricted Subsidiaries, other than a Subsidiary Guarantor, or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Borrower or any other Guarantor under the Senior Credit Facilities, any Additional First Lien Obligations, any Junior Lien Obligations or, if the Senior Credit Facilities cease to be outstanding, any capital markets debt securities of the Borrower or any Guarantor, unless such Restricted Subsidiary within 30 days executes and delivers a joinder or supplement to this Agreement (in form and substance reasonably satisfactory to the Administrative Agent and the Lender) providing for a Guarantee by such Restricted Subsidiary (and any corresponding joinders to the Security Documents or new Security Documents as may be required by the terms hereof and thereof). The Borrower may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described above.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Borrower may not consolidate or merge with or into or wind up into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its consolidated properties or assets taken as a whole, in one or more related transactions, to any Person unless:

(1) the Borrower is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Term Loan is a corporation;

(2) the Successor Company, if other than the Borrower, expressly assumes all the obligations of the Borrower under the Term Loan and the Security Documents pursuant to joinders or other documents or instruments (in form and substance satisfactory to the Administrative Agent and the Lender);

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) the Successor Company or the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(B) the Fixed Charge Coverage Ratio for the Borrower would be greater than the Fixed Charge Coverage Ratio for the Borrower immediately prior to such transaction;

(5) each Guarantor, unless it is a Subsidiary Guarantor that is the other party to the transactions described above, in which case clause (1) of Section 5.01(b) hereof shall apply, shall have by joinder or supplement to this Agreement (in form and substance reasonably satisfactory to the Administrative Agent and the Lender) confirmed that its Guarantee shall apply to such Person’s obligations under this Agreement, the other Loan Documents, the Term Loan and the Security Documents; and

(6) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such joinders, if any, comply with this Agreement.

(b) The Successor Company will succeed to, and be substituted for the Borrower under this Agreement, the other Loan Documents and the Term Loan. Notwithstanding the foregoing,

(1) any Restricted Subsidiary that is not a Subsidiary Guarantor may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Borrower or any Restricted Subsidiary,

(2) any Subsidiary Guarantor may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Borrower or a Subsidiary Guarantor (or to a Restricted Subsidiary if that Restricted Subsidiary becomes a Subsidiary Guarantor); and

(3) the Borrower may transfer all or part of its property or assets to a Subsidiary Guarantor.

Notwithstanding clauses (3) and (4) of Section 5.01(a) hereof,

(4) the Borrower may merge with an Affiliate of the Borrower solely for the purpose of reincorporating the Borrower in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby; and

(5) Holdings may consolidate or amalgamate with or merge into the Borrower; provided that if the Borrower has a new direct holding company parent following such consolidation, amalgamation or consolidation that guarantees the Senior Credit Facilities, such parent company will, within 30 days of such guarantee, become a guarantor of the Term Loan on the same terms as Holdings.

Notwithstanding the foregoing, in connection with any transaction under this Section 5.01 in which the Successor Company is not the Borrower, prior to the effectiveness thereof, the Administrative Agent shall have received all documentation and other information with respect to such Successor Company required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, reasonably requested by the Administrative Agent.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Borrower in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Borrower” shall refer instead to the successor Person and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement and the other Loan Documents with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of, premium on, if any, interest, if any, on, the Term Loan except in the case of a sale of all of the Borrower’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof. Notwithstanding the foregoing, in connection with any transaction under this Section 5.02 in which the Borrower ceases to be the “Borrower” hereunder, prior to the effectiveness thereof, the Administrative Agent shall have received all documentation and other information with respect to such successor Borrower required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, reasonably requested by the Administrative Agent.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon maturity, repayment, acceleration or otherwise, of principal of, or premium, if any, on the Term Loan;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Term Loan;

(3) failure by Holdings, the Borrower or any Guarantor for 60 days after receipt of written notice given by the Administrative Agent, the Lender or the holders of not less than 30% in principal amount of the then outstanding Lender Notes, through the Lender Notes Trustee, to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) of this Section 6.01) contained in this Agreement, the Loan Documents or the Security Documents;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Holdings, the Borrower or any of the Borrower’s Restricted Subsidiaries or the payment of which is guaranteed by Holdings, the Borrower or any of the Borrower’s Restricted Subsidiaries, other than Indebtedness owed to the Borrower or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Closing Date, if both:

(A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and;

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $65,000,000 or more at any one time outstanding;

(5) failure by Holdings, the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 4.03 hereof would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $65,000,000 (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) the Guarantee of Holdings or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Holdings or any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the most recent consolidated financial statement of the Borrower for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Agreement or the release of any such Guarantee in accordance with this Agreement;

(7) with respect to any Collateral constituting more than $80,000,000 individually or in the aggregate, any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the Lender the Liens purported to be created thereby, or any of the Security Documents is declared null and void or Holdings, the Borrower or any Restricted Subsidiary denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case (i) other than in accordance with the terms of this Agreement or the terms of the Senior Credit Facilities or the Security Documents, (ii) except to the extent that any such cessation of the Liens results from the failure of the administrative agent under the Senior Credit Facilities or the Applicable Authorized Representative, as the case may be, to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements, (iii) except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage or (iv) unless waived by the requisite lenders under the Senior Credit Facilities if, after that waiver, the Borrower is in compliance with Article 10 hereof); provided that if a failure of the sort described in this clause (7) is susceptible of cure, no Event of Default shall arise under this clause (7) with respect thereto until 30 days after notice of such failure shall have been given to the Borrower by the Administrative Agent or the holders of at least 30% in principal amount of the then outstanding Lender Notes, through the Lender Notes Trustee, issued under this Lender Indenture;

(8) Holdings, the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against Holdings, the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary) in an involuntary case;

(B) appoints a custodian of Holdings, the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary) or for all or substantially all of the property of Holdings, the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary); or

(C) orders the liquidation of Holdings, the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(10) the Lender or the guarantors under the Lender Indenture fail to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required repayment, acceleration, demand, or otherwise, in respect of the Lender Notes or fails to observe or perform any other agreement or condition relating to the Lender Notes or any other event occurs, the effect of which default or other event is to cause the Lender Notes to become due or to be repurchased, repaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, repay, defease or redeem the Lender Notes to be made, prior to their stated maturity; provided that such failure is unremedied and is not waived by the Holders of the Lender Notes; provide further that the Event of Default specified in this clause (10) (including all consequences thereof) shall not be waived without the written consent of the holders of a majority in principal amount of the Lender Notes then outstanding (via a Lender Notes Trustee Direction), provided that in the event of any Event of Default specified in this clause (10), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Lender Notes) shall be annulled, waived and rescinded, automatically and without any action by the Administrative Agent or the Lender, if within 20 days after such Event of Default arose:

(A) the Lender Notes or related guarantee that is the basis for such Event of Default has been discharged; or

(B) Holders of the Lender Notes thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(C) the default that is the basis for such Event of Default has been cured.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to Holdings, the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary), the entire outstanding amount of the Term Loan will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Administrative Agent, the Lender or the holders of at least 30% in aggregate principal amount of the then outstanding Lender Notes, through the Lender Notes Trustee, may (and at the written direction of the Lender, shall) declare all outstanding amount of the Term Loan to be due and payable immediately. Upon the effectiveness of such declaration, the Term Loan shall become due and payable immediately.

The holders of a majority in aggregate principal amount of the then outstanding Lender Notes, through the Lender Notes Trustee, by written notice to the Administrative Agent may on behalf of the holders of all of the Lender Notes waive any existing Default and its consequences under this Agreement (except a continuing Default in the payment of interest on, premium, if any, or principal of the Term Loan) and rescind any acceleration with respect to the Term Loan and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) of Section 6.01 hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Term Loan) shall be annulled, waived and rescinded, automatically and without any action by the Administrative Agent or the Lender, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Administrative Agent (acting at the written direction of the Lender) may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Term Loan or to enforce the performance of any provision of the Term Loan, this Agreement or the other Loan Documents.

A delay or omission by the Administrative Agent, the Lender or any holder of the Lender Notes (through the Lender Notes Trustee) in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of the Lender Notes holding a majority in aggregate principal amount of the then outstanding Lender Notes by written notice to the Lender, through the Lender Notes Trustee, may, on behalf of the Holders of the Lender Notes direct the Lender to provide a direction to the Administrative Agent to waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Term Loan (including in connection with an offer to purchase); provided, however, that the Holders of the Lender Notes holding a majority in aggregate principal amount of the then outstanding Lender Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Lender Notes, through the Lender Notes Trustee, may direct the Lender (who shall in turn direct the Administrative Agent) with respect to the time, method and place of conducting any proceeding for exercising any remedy available to the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent shall not be required to follow any direction provided by a Person that is not a Lender other than pursuant to a Lender Notes Trustee Direction. The Administrative Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any Lender Notes Trustee Direction received by it.

Section 6.06 [Reserved].

Section 6.07 [Reserved].

Section 6.08 [Reserved].

Section 6.09 [Reserved].

Section 6.10 Priorities.

If the Administrative Agent collects any money pursuant to this Article 6, or if the Term Loans are accelerated, it shall pay out the money in the following order:

First: to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such;

Second: to Lender for amounts due and unpaid on the Term Loan for principal, premium, if any, and interest, if any (with amount being applied first to any premium on the Term Loan, second to accrued and unpaid interest and third to principal); and

Third: to the Borrower or to such party as a court of competent jurisdiction shall direct.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Administrative Agent for any action taken or omitted by it as an Administrative Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Administrative Agent.

ARTICLE 7

ADMINISTRATIVE AGENT

Section 7.01 Appointment and Authorization of The Administrative Agent.

(a) The Lender hereby irrevocably appoints and designates Wilmington Trust, National Association to act on its behalf as the Administrative Agent under this Agreement and the other Loan Documents, and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with the Lender or any participant or any of the Lender Notes Trustee, Lender Notes Collateral Agent, or any Holders of the Lender Notes, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and the Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or on trust for) the Lender for purposes of acquiring, holding and enforcing (if then in effect, subject to the terms of any Intercreditor Agreement) any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Loan Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 7.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 7 (including Section 7.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto, and all references to “Administrative Agent” in this Article 7 shall be read as including a reference to the Administrative Agent acting as “Collateral Agent”. Without limiting the generality of the foregoing, the Lender hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Lender.

(c) Any corporation or association into which the Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Administrative Agent is a party, will be and become the successor Administrative Agent, as applicable, under this Agreement and the other Loan Documents and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 7.02 Delegation of Duties.

The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through its agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through its Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub agent and to any Agent-Related Person, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such agent, sub-agent or attorney-in-fact.

Section 7.03 Liability of The Administrative Agent.

(a) No Agent-Related Person shall (x) be liable for any action taken or omitted to be taken by any of them except for its own gross negligence or willful misconduct, as determined by the final and nonappealable judgment of a court of competent jurisdiction, (y) be liable for any action taken or not taken by it with the consent or at the request of the Lender or pursuant to a Lender Notes Trustee Direction or (z) be responsible in any manner to the Lender or participant for, or have any duty to inquire into, (i) any recital, statement, representation or warranty made by any Loan Party, any Guarantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, (ii) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the creation, perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, (iii) the existence, value, sufficiency or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, any loss or diminution in the value of the Collateral, or (iv) for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.

(b) No Agent-Related Person shall be under any obligation to the Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

(c) No Agent-Related Person shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Lender or pursuant to a Lender Notes Trustee Direction, provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law.

(d) No Agent-Related Person shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(e) No Agent-Related Person shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing.

(f) No Agent-Related Person shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, the Security Documents, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral.

(g) In no event shall any Agent-Related Person be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond such Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond such Agent’s control whether or not of the same class or kind as specified above.

(h) [Reserved].

(i) No Agent-Related Person shall be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement and any other Loan Document to which the Administrative Agent is a party, whether or not an original or a copy of such agreement has been provided to the Administrative Agent.

(j) Nothing in this Agreement or any other Loan Document shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the Loan Documents.

(k) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to competitors of the Loan Parties or their Subsidiaries.

(l) The Administrative Agent shall not have any duty or obligation to calculate the Applicable Premium.

Section 7.04 Reliance by The Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement, order from any court or Governmental Authority or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent, and shall not incur any liability for relying thereon. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Lender as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lender or in accordance with a Lender Notes Trustee Direction and such request, consent, or Lender Notes Trustee Direction and any action taken or failure to act pursuant thereto shall be binding upon the Lender.

Section 7.05 Notice of Defaults.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent shall have received written notice from the Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lender of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Lender in accordance with Article 6; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lender.

Section 7.06 Credit Decision; Disclosure of Information by The Administrative Agent.

The Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent-Related Person to the Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. The Lender represents to the Administrative Agent that it has, independently and without reliance upon the Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. The Lender also represents that it will, independently and without reliance upon the Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lender by the Administrative Agent herein, such Agent shall not have any duty or responsibility to provide the Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Agent-Related Person.

Section 7.07 Indemnification of the Administrative Agent.

Whether or not the transactions contemplated hereby are consummated, the Lender shall indemnify upon demand the Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless the Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to the Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Lender or in accordance with a Lender Notes Trustee Direction shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 7.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 7.07 applies whether any such investigation, litigation or proceeding is brought by the Lender or any other Person. Without limitation of the foregoing, the Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lender shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. The undertaking in this Section 7.07 shall survive termination of the Commitment, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 7.08 The Administrative Agent in their Individual Capacities.

Wilmington Trust, National Association and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties, the Guarantors and their respective Affiliates as though Wilmington Trust, National Association were not the Administrative Agent and without notice to or consent of the Lender. The Lender acknowledges that, pursuant to such activities, Wilmington Trust, National Association or its Affiliates may receive information regarding any Loan Party, any Guarantor or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party, such Guarantor or such Affiliate) and acknowledges that the Administrative Agent shall be under no obligation to provide such information to them.

Section 7.09 Successor Administrative Agent.

The Administrative Agent may resign as the Administrative Agent upon at least thirty (30) days’ prior written notice to the Lender and the Borrower. If the Administrative Agent is in material breach of its obligations hereunder as Administrative Agent, then the Administrative Agent may be removed as the Administrative Agent at the request of the Lender.

Upon receipt of any such notice of resignation or upon such removal, the Lender shall appoint a successor agent for the Lender, which successor agent shall be (a) a bank with an office in the United States or an Affiliate of any such bank with an office in the United States, and (b) consented to by the Borrower at all times other than during the existence of an Event of Default under Section 6.01(8) or (9) (which consent of the Borrower shall not be unreasonably withheld or delayed).

If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, then the retiring Administrative Agent may (but shall not be required to) appoint, after consulting with the Lender and with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required during the existence of an Event of Default under Section 6.01(8) or (9)), a successor agent, which shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States.

Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring or removed Administrative Agent (except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent) and the term “Administrative Agent,” shall mean such successor administrative agent and the retiring or removed Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring or removed Administrative Agent’s resignation hereunder as the Administrative Agent or the removal of the Administrative Agent as provided herein, the provisions of this Article 7 and Sections 13.10 and 13.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents (including in performing its duties and obligations specified in the parenthetical in the immediately succeeding paragraph).

If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) Business Days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lender and the other Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security as nominee until such time as a successor Administrative Agent is appointed) and the Lender shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Lender appoint a successor agent as provided for above.

Upon the acceptance of any successor’s appointment as the Administrative Agent hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring (or retired) Administrative Agent, to the extent not previously discharged, shall be discharged from its duties and obligations under the Loan Documents.

The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article 7 shall continue in effect for its benefit, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent (including in performing its duties and obligations specified in the parenthetical in the fifth paragraph of this Section 7.09).

Section 7.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lender and the Administrative Agent under Section 13.10) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 13.10.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of the Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loan Obligations or the rights of the Lender or to authorize the Administrative Agent to vote in respect of the claim of the Lender in any such proceeding.

Section 7.11 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may deduct or withhold from any payment to the Lender under any Loan Document an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of the Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because the Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), the Lender and the Borrower jointly and severally shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, and shall make payable in respect thereof within 30 days after demand therefor, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lender by the Administrative Agent shall be conclusive absent manifest error. The Lender hereby authorizes the Administrative Agent to set off and apply any amounts at any time owing to the Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 7.11. The agreements in this Section 7.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.

Section 7.12 Erroneous Payments.

(a) If the Administrative Agent (x) notifies the Lender or a Secured Party, or any Person who has received funds on behalf of the Lender or a Secured Party (the Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to the Lender, such Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 7.12 and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in Same Day Funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in Same Day Funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), the Lender or any Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns) agrees that if it (or a Payment Recipient on its behalf) receives a payment or repayment (whether received as a payment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment or repayment, (y) that was not preceded or accompanied by a notice of payment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that the Lender or such Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment or repayment; and

(ii) the Lender or such Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any circumstances described in the immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 7.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 7.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.12(a) or on whether or not an Erroneous Payment has been made.

(c) The Lender or each Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to the Lender or such Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to the Lender or such Secured Party under any Loan Document or from any other source against any amount that the Administrative Agent has demanded to be returned under the immediately preceding clause (a).

(d) The parties hereto agree that (x) in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of the Lender or such Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”), (y) an Erroneous Payment shall not pay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Secured Obligations, the Secured Obligations or any part thereof that was so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received; provided that this Section 7.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of the Borrower relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x), (y) and (z) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment of the Loan Obligations.

(e) Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming, or being deemed to be, a Lender hereunder or the holder of the Term Loan hereunder.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 7.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitment and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

Section 7.13 Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article X and of Sections 11.04 and 11.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

(d) No Secured Party not party to this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral or any Guaranty (including the release or impairment of any Collateral or Guaranty) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Security Document) other than in its capacity as Lender and, in such case, only to the extent expressly provided in the Loan Documents. By accepting the benefits of the Collateral and/or any Guaranty, each Secured Party not party to this Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made to a Secured Party not party to this Agreement unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable holder of such Secured Obligations. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made to a Secured Party not party to this Agreement in the case of a release of liens and guarantees in connection with the payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim has been made) and the termination of the Commitment.

ARTICLE 8

[RESERVED]

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of the Lender.

Notwithstanding Section 9.02 of this Agreement, the Borrower, any Guarantor (with respect to a Guarantee, this Agreement, the other Loan Document, the Intercreditor Agreement or the Security Documents to which it is a party) and the Administrative Agent may amend or supplement this Agreement, or any Guarantee, Loan Document, Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement without the consent of the Lender:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) [reserved];

(3) to comply with Section 5.01 hereof;

(4) [reserved];

(5) [reserved];

(6) [reserved];

(7) [reserved];

(8) [reserved];

(9) to add a Guarantor under this Agreement, the other Loan Documents, the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement;

(10) to conform the text of this Agreement, the other Loan Documents and the Security Documents to (a) the July 2030 Notes Indenture and the related security documents to the extent that such provision was intended to be substantively identical to the corresponding provision of the July 2030 Notes Indenture and the related security documents as set forth in an Officer’s Certificate and (b) to any provision of the “Description of Intercompany Loan” section of Sabre Financial Borrower, LLC’s Offering Memorandum dated November 20, 2025, relating to the offering of the Borrower Notes, to the extent that such provision in the “Description of Intercompany Loan” was intended to be a verbatim recitation of a provision of this Agreement, the other Loan Documents or the Security Documents as set forth in an Officer’s Certificate;

(11) [reserved];

(12) to add or release Collateral from, or subordinate, the Lien of this Agreement, the other Loan Documents and the Security Documents when permitted or required by the Security Documents, this Agreement, the other Loan Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Administrative Agent for the benefit of the Secured Parties, as additional security for the payment and performance of all or any portion of the Loan Obligations, on any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or on which a Lien is required to be granted to, in favor of or for the benefit of the Administrative Agent or the Lender pursuant to this Agreement, the other Loan Documents, any of the Security Documents or otherwise; and

(14) to add Additional First Lien Secured Parties or Junior Lien Secured Parties to any Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement.

Section 9.02 With Consent of the Lender.

Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender (or, with the written consent of the Lender, the Administrative Agent) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, modification, supplement, waiver or consent shall:

(a) extend or increase the Commitment of the Lender without the written consent of the Lender;

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest to the Lender without the written consent of the Lender, it being understood that the waiver of (or amendment to the terms of) any mandatory repayment of the Term Loan shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce or forgive the principal of, or the rate of interest on, the Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document to the Lender without the written consent of the Lender;

(d) [Reserved].

(e) other than in a transaction permitted under Section 4.10 or as permitted under Section 10.04 or any Security Document, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of the Lender;

(f) other than in a transaction permitted under Section 4.10 or as permitted under Section 11.05 or any Security Document, release all or substantially all of the aggregate value of the Guarantees without the written consent of the Lender;

(g) change the currency in which the Term Loan is denominated without the written consent of the Lender; or

(h) [reserved].

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the Lender, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document (it being agreed that any amendment or modification to the Administrative Agent Fee Letter, or waiver of any rights or privileges thereunder, shall only require the consent of the Borrower and the Administrative Agent).Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 9.02 shall apply equally to the Lender and shall be binding on the Loan Parties, the Lender, the Administrative Agent and all future holders of the Loans and Commitment.

Notwithstanding anything to the contrary contained in Section 9.02, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent (acting at the direction of the Lender) and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent (acting at the direction of the Lender) at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects, (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, (iv) to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case required to create in favor of the Administrative Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose.

In addition, without the consent of each Holder of the Lender Notes adversely affected thereby (which consent shall be given and deemed satisfied via a Lender Notes Trustee Direction in respect thereof), an amendment, supplement or waiver may not modify any Security Document or the provisions of this Agreement or the other Loan Documents dealing with the Security Documents in any manner, in each case, that would subordinate the Lien of the Administrative Agent with respect to all or substantially all of the value of the Collateral to the Liens securing any other Obligations constituting third-party Indebtedness for borrowed money, other than (a) as permitted under Section 9.01(12) hereof or (b) if such adversely affected Holder of the Lender Notes is offered the opportunity to participate (including through a corresponding intercompany loan) on a pro rata basis (excluding any bona fide market backstop fees and fees and expenses of counsel) in such other Indebtedness) or otherwise release all or substantially all of the Collateral, in each case other than in accordance with this Agreement, the other Loan Documents and the Security Documents.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Security Interest.

The due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Term Loan when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repayment or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Term Loan and performance of all other obligations of the Borrower and the Guarantors to the Lender or the Administrative Agent under this Agreement and the other Loan Documents (including, without limitation, the Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents. The Lender consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral), the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, in each case as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Administrative Agent to enter into the Security Documents and the Administrative Agent to enter into the Intercreditor Agreement and, when effective, the Junior Lien Intercreditor Agreement and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith. The Administrative Agent, in its capacity as an Additional Senior Class Debt Representative (under and as defined in the Intercreditor Agreement) and the Lender acknowledges and agrees that upon the Additional Senior Class Debt Representatives’ entry into the Intercreditor Joinder Agreement, the Additional Senior Class Debt Representatives and the Lender, by its acceptance thereof, will be subject to and bound by the provisions of the Intercreditor Agreement as Additional First-Lien Secured Parties (as defined therein). The Borrower will deliver to the Administrative Agent copies of all documents required to be delivered to it pursuant to the Security Documents, the Intercreditor Agreement or, when effective, the Junior Lien Intercreditor Agreement, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security

Documents, to assure and confirm to the Administrative Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the other Loan Documents secured hereby, according to the intent and purposes herein expressed. The Borrower will take, and will cause its Subsidiaries to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Loan Obligations of the Borrower hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Administrative Agent for the benefit of the Secured Parties, equally and ratably with all Indebtedness owing under the Senior Credit Facilities and the Secured Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

Section 10.02 [Reserved.]

Section 10.03 After-Acquired Property

(a) As long as the Senior Credit Facilities have not been repaid and all commitments terminated, subject to certain exceptions provided in the Security Documents, the Borrower and the Guarantors shall grant to the Administrative Agent, for the benefit of the Secured Parties a lien equally and ratably with any lien granted on additional assets (other than LC Assets) to secure the holders of Indebtedness under the Senior Credit Facilities subsequent to the Closing Date, subject to certain exceptions provided in the Security Documents.

(b) Following termination of the Senior Credit Facilities, the Borrower and the Guarantors shall grant to the Administrative Agent, for the benefit of the Secured Parties, a senior lien, subject to the Intercreditor Agreement, on assets or property (other than LC Assets) acquired by the Borrower or a Guarantor after the Closing Date, which would have constituted Collateral had such assets and property been owned by the Borrower or such Guarantor on the Closing Date, subject to certain exceptions provided in the Security Documents.

Section 10.04 Release of Collateral.

(a) As long as the Senior Credit Facilities have not been repaid and all commitments terminated, the Term Loan will automatically cease to be secured by Liens on the Collateral if and when those liens no longer secure the Senior Credit Facilities as provided below:

(1) the liens on any particular Collateral (but not all or substantially all of the Collateral) will be released if a release of the liens on such Collateral that secure the Senior Credit Facilities were approved by the requisite lenders under the Senior Credit Facilities (except in the context of the repayment and termination of the Senior Credit Facilities), and the consent of the Lender would not be required for such a release; and

(2) the liens on any particular Collateral (but not all or substantially all of the Collateral) will be released automatically if the lien on such Collateral that secures the Senior Credit Facilities is released pursuant to the terms of the Senior Credit Facilities (except in the context of the repayment and termination of the Senior Credit Facilities).

(b) If the Senior Credit Facilities are repaid in full and the related commitments terminated thereunder without being replaced, the Liens on the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, will not be released at such time, except to the extent the Collateral or any portion thereof was disposed of in order to repay the Obligations under the Senior Credit Facilities secured by the Collateral in compliance with Section 4.10 hereof. Thereafter, until any new Senior Credit Facilities are entered into, the following provisions will apply:

(1) Liens securing the Term Loan will be released in certain circumstances as provided for in the Security Documents and upon the receipt of an Officer’s Certificate and, at the reasonable request of the Administrative Agent, an Opinion of Counsel certifying that all conditions precedent under this Agreement have been met, including under the following circumstances:

(A) upon payment in full of principal, interest and all other Obligations on the Term Loan under this Agreement;

(B) upon release of a Subsidiary Guarantee (with respect to the Liens securing such Guarantee granted by such Guarantor); or

(C) in connection with any disposition of Collateral to any Person other than the Borrower or any of its Restricted Subsidiaries (but excluding any transaction subject to Section 5.01(a)) that is not prohibited by this Agreement (with respect to the Lien on such Collateral).

(2) Each of these releases shall be effected by the Administrative Agent without the consent of the Lender but at the sole expense of the Borrower. Upon receipt of such Officer’s Certificate and Opinion of Counsel the Administrative Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Security Documents. The Lender authorizes and directs the Administrative Agent to rely on an Officer’s Certificate stating the transaction giving rise to the requested release is permitted under the Loan Documents in providing the requested releases.

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Term Loan has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Lender.

(d) Neither the Borrower nor any of its Restricted Subsidiaries is permitted to assert that any security interest in the Collateral is not a valid and perfected security interest or to take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of impairing the security interest with respect to a material portion of the Collateral. The release of any Collateral from the terms of this Agreement and the Security Documents will not be deemed to impair the security under this Agreement in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents thereof.

Section 10.05 [Reserved].

Section 10.06 Authorization of Receipt of Funds by the Administrative Agent Under the Security Documents.

The Administrative Agent is authorized to receive any funds for the benefit of the Lender distributed under the Security Documents, and to make further distributions of such funds to the Lender according to the provisions of this Agreement.

Section 10.07 Termination of Security Interest.

Upon the full and final payment and performance of all Obligations of the Borrower under this Agreement, the Administrative Agent will, at the request and at the expense of the Borrower, release the Liens pursuant to this Agreement and the Security Documents.

Section 10.08 Junior Lien Intercreditor Agreement.

Upon the written request of the Borrower in connection with the incurrence of any Liens securing Junior Lien Obligations permitted to be incurred under Sections 4.09 and 4.12 hereof, the Administrative Agent shall, upon being provided with an Officer’s Certificate and Opinion of Counsel pursuant to Section 13.03 hereof, enter into the Junior Lien Intercreditor Agreement (and the Lender hereby authorizes the Administrative Agent to rely on such Officer’s Certificate certifying that entering in the Junior Lien Intercreditor Agreement is permitted under the Loan Documents in entering into the Junior Lien Intercreditor Agreement).

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Lender and the Administrative Agent and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the other Loan Documents or the obligations of the Borrower hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest, if any, on the Term Loan will be promptly paid in full when due, whether at maturity, by acceleration, repayment or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Term Loan, if lawful, and all other obligations of the Borrower to the Lender or the Administrative Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of the Term Loan or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each Guarantor hereby agrees that its obligations hereunder are unconditional, shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all rights, claims or defenses that it might otherwise have (now or in the future) with respect to each of the following (whether or not such Guarantor has knowledge thereof): (i) the validity, regularity or enforceability of this Agreement or the other Loan Documents, any of the Obligations or any guarantee or right of offset with respect thereto, (ii) any renewal, extension or acceleration of, or any increase in the amount of the Obligations, or any amendment, supplement, modification or waiver of, or any consent to or departure from, the Agreement or the other Loan Documents, and (iii) the absence of any action to enforce the same, any waiver or consent by the Lender with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in this Agreement and the Loan Documents.

(c) If the Lender or the Administrative Agent is required by any court or otherwise to return to the Borrower, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Borrower or the Guarantors, any amount paid by either to the Lender or the Administrative Agent, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Lender in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Lender and the Administrative Agent, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Lenders under the Guarantee.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor and the Lender, hereby confirm that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Administrative Agent, the Lender and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

If required by Section 4.17 hereof, the Borrower will cause such Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Guarantor will, and the Borrower will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its consolidated properties or assets taken as a whole, in one or more related transactions, to any Person (other than the Borrower or a Guarantor) unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(b) the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Agreement and such Guarantor’s related Guarantee pursuant to a joinder to this Agreement and a new Guaranty, joinder or other documents or instruments (each in form and substance satisfactory to the Administrative Agent and the Lender) evidencing its joinder to the Loan Documents (including the Security Documents) as Successor Guarantor;

(c) immediately after such transaction, no Default exists; and

(d) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such Guaranty, joinder and/or other documents or instruments, if any, comply with this Agreement; or

(2) with respect to the Subsidiary Guarantors, the transaction is not prohibited by Section 4.10(a) hereof.

Subject to certain limitations described in this Agreement, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Agreement and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Borrower, (2) merge with an Affiliate of the Borrower solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by joinder to this Agreement and a new Guaranty, joinder or other documents or instruments, executed and delivered to the Administrative Agent and satisfactory in form to the Administrative Agent and the Lender, of the Guarantee set forth in this Article 11 and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such Successor Guarantor will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Agreement as the Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 1(a) and (b) of this Section 11.04, nothing contained in this Agreement or in any of the other Loan Documents will prevent any consolidation or merger of a Guarantor with or into the Borrower or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Borrower or another Guarantor.

Section 11.05 Releases.

Each Guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged under its Guarantee upon:

(1) (a) any sale, exchange or transfer (by merger, amalgamation, consolidation or otherwise) of (i) the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Subsidiary Guarantor, in each case if such sale, exchange or transfer is made in compliance with this applicable provisions of this Agreement;

(b) the release or discharge by such Subsidiary Guarantor of Indebtedness under (i) the Senior Credit Facilities, except a discharge or release in connection with the repayment in full and termination of commitments under the Senior Credit Facilities without being replaced with another Senior Credit Facility or (ii) in the case of a Guarantee made by a Subsidiary Guarantor (each, an “Other Guarantee”) as a result of its guarantee of Additional First Lien Obligations, Junior Lien Obligations, or capital markets debt securities of the Borrower or a Guarantor pursuant to Section 4.17 hereof, the relevant Additional First Lien Obligations, Junior Lien Obligations, or capital markets debt securities, except, in the case of clause (i) or (ii), a discharge or release by or as a result of payment by such Subsidiary Guarantor under the Indebtedness specified in such clause (i) or (ii) (it being understood that a release subject to a contingent reinstatement is still a release, and if any such Indebtedness of such Subsidiary Guarantor under the Senior Credit Facilities or any Other Guarantee is so reinstated, such Guarantee shall also be reinstated);

(c) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Agreement; or

(d) [reserved]; and

(2) delivery by the Borrower to the Administrative Agent of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and that the requested release is permitted under this Agreement (and the Lender hereby authorizes the Administrative Agent to rely on such Officer’s Certificate in providing the requested release).

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Term Loan and for the other obligations of any Guarantor under this Agreement as provided in this Article 11.

ARTICLE 12

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.

Section 12.01 Conditions to Initial Credit Extension. The obligation of the Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver by the Lender in its sole discretion, which waiver of any unsatisfied condition will be determined to have been granted by the Lender upon its funding of the Term Loan on the Closing Date) of the following conditions precedent:

(a) The Administrative Agent’s and the Lender’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Lender:

(i) executed counterparts of this Agreement and the Guaranty;

(ii) a Term Note executed by the Borrower in favor of the Lender;

(iii) each Security Document required to be executed on the Closing Date, duly executed by each Loan Party thereto:

(iv) such certificates of good standing from the applicable secretary of the state of organization of each Loan Party, such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) an opinion from Davis Polk & Wardwell LLP, New York counsel to the Loan Parties, (ii) an opinion from Young Conaway Stargatt & Taylor, LLP, Delaware counsel to the Loan Parties and (iii) an opinion from Gordon Rees Scully Manuskhani, LLP, New Mexico and Maryland counsel to the Loan Parties;

(vi) a certificate attesting to the Solvency of the Borrower and its Restricted Subsidiaries (taken as a whole) on the Closing Date after giving effect to the Transaction, from the Chief Financial Officer of the Borrower;

(vii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as lender’s loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Lender shall have requested the Administrative Agent to be so named;

(viii) a Committed Loan Notice relating to the Credit Extensions in an amount equal to the Closing Date Commitment;

(ix) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Lender with respect to the Loan Parties; and

(x) an Intercompany Note duly executed by each Loan Party.

(b) All fees and expenses required to be paid to the Lender and the Administrative Agent hereunder and pursuant to the Commitment Letter, the Fee Letter and/or the Administrative Agent Fee Letter and invoiced on or before the Closing Date shall have been paid in full in cash or directed by the Borrower to be paid with the proceeds of the Term Loans made on the Closing Date. The Administrative Agent shall have received a fully executed copy of the Administrative Agent Fee Letter.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) (i) the Borrower, Holdings, each of the other Grantors (as defined in the Existing Intercreditor Agreement) and Lender in its capacity as sole lender and representative under the Term Facility (or the Administrative Agent on its behalf) shall have executed and delivered the Intercreditor Joinder Agreement, (ii) the Borrower shall have satisfied all other conditions required to validly join the Lender (or the administrative Agent on its behalf) in accordance with Section 5.13 of the Existing Intercreditor Agreement, and the Applicable Authorized Representative (as defined in the Existing Intercreditor Agreement) shall have confirmed in writing (including via email) that the Intercreditor Joinder Agreement and the Loan Documents satisfy the requirements of Section 5.13 of the Existing Intercreditor Agreement, and (iii) the Obligations hereunder shall be pari passu with the Existing First Lien Obligations.

Notwithstanding anything in this Section 4.01, this Agreement shall not impair the availability of the Term Facility on the Closing Date if the conditions set forth in this Section 4.01 are satisfied or waived (it being understood that, to the extent any security interest in the intended Collateral or any deliverable related to the perfection of security interests in the intended collateral under the Term Facility (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the possession of the stock certificate of the Borrower) is not or cannot be provided and/or perfected on the Closing Date after your use of reasonable best efforts to do so, then the provision and/or perfection of such security interest(s) or deliverable shall not constitute a condition precedent to the availability of the Term Facility on the Closing Date but shall be required to be delivered sixty (60) days after the Closing Date.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Borrower, any Guarantor or the Administrative Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), email or facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Borrower and/or any Guarantor: Sabre GLBL Inc.

3150 Sabre Drive,

Southlake, TX 76092

Attention: Chief Legal Officer

Email:

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Facsimile:

Attention: Yasin Keshvargar

If to the Administrative Agent:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: Annmarie Warren

Phone:

Email:

With a copy to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Attention: Alan Glantz

Phone:

Email:

The Borrower, any Guarantor or the Administrative Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or e-mail in pdf format; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 13.02 [Reserved].

Section 13.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Borrower to the Administrative Agent to take any action under this Agreement, the Borrower shall furnish to the Administrative Agent:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Administrative Agent (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Agreement relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Administrative Agent (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.05 [Reserved].

Section 13.06 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Borrower or any Guarantor or any of their direct or indirect parent companies (other than the Borrower and the Guarantors), as such, will have any liability for any obligations of the Borrower or the Guarantors under the Term Loan, this Agreement, the Loan Documents or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Section 13.07 Governing Law; Waiver of Jury Trial; Consent to Jurisdiction

(a) THIS AGREEMENT, THE TERM LOAN, THE GUARANTEES AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE SECURITY DOCUMENTS AND OTHER LOAN DOCUMENTS WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) To the fullest extent permitted by applicable law, the Borrower and each Guarantor hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Agreement, the other Loan Documents or the Term Loan and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum.

(c) EACH OF THE BORROWER, THE GUARANTORS, THE LENDER AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TERM LOAN OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.08 No Adverse Interpretation of Other Agreements.

This Agreement may not be used to interpret any other credit agreement, indenture, loan or debt agreement of the Borrower or its Subsidiaries or of any other Person. Any such credit agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

Section 13.09 Successors; Register.

All agreements of the Borrower in this Agreement will bind its successors. All agreements of the Administrative Agent in this Agreement will bind its successors. All agreements of each Guarantor in this Agreement will bind its successors, except as otherwise provided in Section 10.04 hereof. Notwithstanding the foregoing, the Lender shall not (and shall not be permitted to) assign any of its rights or obligations under this Agreement or any of the other Loan Documents without (i) a written agreement evidencing such assignment being entered into in writing among (and being in form and substance satisfactory to) the Borrower, the Lender and the Administrative Agent and (ii) the Administrative Agent receiving such tax forms, Administrative Questionnaires, assignment fees, and documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, in each case as requested by the Administrative Agent.

The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a register for the recordation of the name and address of the Lender, and the Commitments of, and principal amounts (and related interest amounts) of the Term Loans (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to its own Term Loans, the Lender, at any reasonable time and from time to time upon reasonable prior notice.

Section 13.10 Attorney Costs and Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Lender for all reasonable and documented out of pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of (x) one primary counsel to the Administrative Agent and, if reasonably necessary, one local and foreign counsel to the Administrative Agent in each relevant jurisdiction and (y) one primary counsel to the Lender and one local and foreign counsel to the Lender in each relevant jurisdiction, in the case of an actual conflict of interest, one additional counsel to the affected parties taken as a whole, and (b) to pay or reimburse the Administrative Agent, each other Agent and the Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Law, and including all Attorney Costs of (x) one primary counsel to the Administrative Agent and, if reasonably necessary, one local and foreign counsel to the Administrative Agent in each relevant jurisdiction and (y) one primary counsel to the Lender and, if reasonably necessary, one local and foreign counsel to the Lender in each relevant jurisdiction). The foregoing costs shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other documented out-of-pocket expenses incurred by the Administrative Agent. The agreements in this Section 13.10 shall survive the termination of the Commitment and repayment of all other Obligations. All amounts due under this Section 13.10 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party or such Guarantor by the Administrative Agent in its sole discretion.

Section 13.11 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or the Lender, or the Administrative Agent or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 13.12 Indemnification by the Borrower.

The Borrower shall indemnify and hold harmless the Administrative Agent, the Lender and their respective Affiliates, directors, officers, employees, agents, trustees or advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, reasonable and documented or invoiced out-of-pocket fees and expenses, and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of Attorney Costs, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (x) one counsel to the Administrative Agent and its Agent-Related Persons taken as a whole and, if reasonably necessary, a single local counsel for the Administrative Agent and its

Agent-Related Persons taken as a whole in each relevant jurisdiction and (y) one counsel to all other Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all other Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Term Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability arising out of the activities or operations of the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith (other than in the case of the Administrative Agent and its Agent-Related Persons) or willful misconduct of such Indemnitee or Related Indemnified Person, as determined by a court of competent jurisdiction in a final and non-appealable judgment, (y) other than in the case of the Administrative Agent and its Agent-Related Persons, a material breach of any obligations under any Loan Document by such Indemnitee or Related Indemnified Person, as determined by a court of competent jurisdiction in a final and non-appealable judgment, or (z) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, or any other Agent, in each case in their respective capacities as such) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrower or their Subsidiaries. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith (other than in the case of the Administrative Agent and its Agent-Related Persons) or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.12 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 13.12 shall be paid within 30 days after written demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final, non-appealable judgment of a court of competent jurisdiction that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 13.12. The agreements in this Section 13.10 shall survive the resignation of the Administrative Agent, the replacement of the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all the other Loan Obligations.

Section 13.13 Severability.

In case any provision in this Agreement or any other Loan Document is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.14 Counterpart Originals.

This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 13.15 Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lender in any other Loan Document shall not be deemed a conflict with this Agreement.

Section 13.16 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.17 Force Majeure.

In no event shall the Administrative Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system; it being understood that the Administrative Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.18 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrower and Holdings and the Administrative Agent shall have been notified by the Lender (or counsel to the Lender) that the Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower and Holdings, the Administrative Agent and the Lender and their respective successors and assigns. Notwithstanding the foregoing, the parties hereto agree that (a) the Lender Notes Trustee, the Lender Notes Collateral Agent and the Holders of the Lender Notes are express third-party beneficiaries of, and may enforce, the provisions in this Agreement that are expressly in their favor, and (b) that the provisions in this Agreement that are expressly in favor of the Lender Notes Trustee, the Lender Notes Collateral Agent and/or the Holders of the Lender Notes and the definitions “Lender Notes,” “Lender Notes Trustee,” “Lender Notes Collateral Agent” and “Holders of the Lender Notes” (and any other provisions of this Agreement to the extent a modification thereof would adversely modify the substance of any of the foregoing as it affects the Lender Notes Trustee, the Lender Notes Collateral Agent and/or the Holders of the Lender Notes) shall not be materially amended, waived or otherwise modified, in each case, in any way adverse to the Lender Notes Trustee, the Lender Notes Collateral Agent and/or the Holders of the Lender Notes without the prior written consent of the Lender Notes Trustee, the Lender Notes Collateral Agent (each acting at the direction of the Holders of the Lender Notes holding a majority of Lender Notes) and the Holders of the Lender Notes holding a majority of Lender Notes (which consent shall be given and deemed satisfied by receipt of a Lender Notes Trustee Direction in respect thereof).

Section 13.19 Lender Action.

The Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 13.19 are for the sole benefit of the Lender and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 13.20 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Administrative Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Administrative Agent. The parties to this Agreement agree that they will provide the Administrative Agent with such information as it may request in order for the Administrative Agent to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.21 Copies of Transaction Documents.

Upon written request from the Lender, the Borrower shall provide copies of this Agreement or the Security Documents to the Lender.

Section 13.22 Intercreditor Agreements.

(a) THE LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO ANY INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF ANY INTERCREDITOR AGREEMENT.

(b) THE LENDER HEREBY ACKNOWLEDGE THAT (A) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE SECURITY DOCUMENTS, THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES UNDER SUCH SECURITY DOCUMENTS WILL BE, UPON EXECUTION BY THE ADMINISTRATIVE AGENT, SUBJECT TO THE PROVISIONS OF EACH INTERCREDITOR AGREEMENT AND (B) IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF ANY INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL CONTROL. THE LENDER HEREBY AUTHORIZE THE ADMINISTRATIVE AGENT, AS APPLICABLE, TO TAKE SUCH ACTIONS, INCLUDING MAKING FILINGS AND ENTERING INTO AGREEMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SECURITY DOCUMENT, AS MAY BE NECESSARY OR DESIRABLE TO REFLECT THE INTENT OF THIS SECTION 13.22.

(c) THE PROVISIONS OF THIS SECTION 13.22 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY INTERCREDITOR AGREEMENT, WHICH WILL BE IN THE FORM APPROVED BY AND REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT, THE LENDER AND THE BORROWER AS PERMITTED BY THIS AGREEMENT. REFERENCE MUST BE MADE TO ANY INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. THE LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF ANY INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO THE LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY INTERCREDITOR AGREEMENT.

To the extent that the Lender Notes Trustee or Lender Notes Collateral Agent takes any action or provides any direction under this Agreement, each of the Lender Notes Trustee and Lender Notes Collateral Agent shall do so solely at the direction of Holders of the Lender Notes holding the requisite amount of Lender Notes under and as determined in accordance with the Lender Indenture and each of the Lender Notes Trustee and Lender Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under the Lender Indenture. Notwithstanding the fact that the entity serving as Lender Notes Trustee and Lender Notes Collateral Agent may be the same or an affiliate of the entity serving as Administrative Agent and Collateral Agent, neither the Lender Notes Trustee nor the Lender Notes Collateral Agent shall have any responsibility or liability for the actions or inactions of the Administrative Agent and Collateral Agent hereunder and under the related Loan Documents, and shall not be charged with knowledge of any event, fact or circumstance under this Agreement, any Loan Document or otherwise known to the Administrative Agent.

Section 13.23 Taxes.

(a) Except as required by law, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction or withholding (including backup withholding) for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) imposed by any Governmental Authority with respect thereto, (all taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities being hereinafter referred to as “Taxes”). If a Loan Party is required by any laws to deduct or withhold any Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 13.23(a)), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) that Loan Party shall make such deductions or withholdings, (iii) the Loan Party shall pay the full amount deducted or withheld to the relevant taxing authority, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), that Loan Party shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to that Loan Party, or such other evidence of payment as is reasonably acceptable to such Agent or Lender. If a Loan Party fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence that has been made available to that Loan Party, that Loan Party shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

(b) Each Agent or Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent prior to the date on which the first payment is due to it hereunder, unless it is unable to do so solely as a result of a change in applicable Law after the initial Credit Extension on the Closing Date, an accurate, complete and executed copy of (i) Internal Revenue Service Form W-8BEN, W-8BEN-E or successor form, as applicable, certifying that it is entitled to benefits under an income tax treaty to which the United States is a party that provides an exemption from or a reduction of the rate of U.S. federal withholding tax on payments of interest; (ii) Internal Revenue Service Form W-8ECI or successor form certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; (iii) if the Foreign Lender is claiming the benefits of the exemption for “portfolio interest” under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” described in Section 881(c)(3)(A) of the Code, “a 10-percent shareholder” of the Borrower described in Section 871(h)(3)(B) of the Code, or “a controlled foreign corporation” within the meaning of Section 881(c)(3)(C) of the Code and (B) an Internal Revenue Service Form W-8BEN, W-8BEN-E or successor form, as applicable, or (iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Forms W-8ECI, W-8BEN or W-8BEN-E, as applicable, a certificate substantially in the form of Exhibit H-2 or H-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner.

(c) Thereafter and from time to time, each such Foreign Lender shall, unless it is unable to do so solely as a result of a change in applicable law after the Closing Date, other than in the case of clause (B) below, (i) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available to secure an exemption from or reduction in the rate of U.S. withholding tax (A) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (B) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Foreign Lender’s circumstances which would modify or render invalid or inaccurate any claimed exemption or reduction.

(d) Each Agent and Lender (including, for the avoidance of doubt, “U.S. Lenders,” as defined below) agrees to all reasonable requests of the Borrower that each comply with any certification, identification, information, documentation or other reporting requirement if such compliance is required by Law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of any Taxes or Other Taxes for which a Lender or Agent receives indemnity payments or additional amounts pursuant to this Section 13.23; provided that no such Agent or Lender shall be required to comply unless (i) it is not prohibited by any applicable Law from complying, (ii) such compliance will not result in any prejudice to its interest (other than any de minimis prejudice), (iii) Borrower has provided the required forms or documentation to such Agent or Lender reasonably in advance of the deadline for the filing or submission of such forms or other documentation with such forms duly completed by the Borrower with such information available to the Borrower, and (iv) Borrower shall be responsible for all reasonable costs and expenses incurred by such Agent or Lender in connection with such compliance.

(e) Each Agent or Lender that is a “United States person” (within the meaning of Section 7701(a)(3) of the Code) (each a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent an accurate, complete and executed copy of Internal Revenue Service Form W-9 or successor form certifying that such Agent or Lender is not subject to United States federal backup withholding tax (i) on or prior to the Closing Date (or on or prior to the date on which it becomes a party to this Agreement), (ii) on or before the date on which such form expires or becomes obsolete, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(f) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the each relevant Loan Party and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 13.23(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) The Loan Parties agree to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible, filing or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (all such taxes described in this Section 13.23(g) being hereinafter referred to as “Other Taxes”).

(h) If any Taxes or Other Taxes (including any amount paid or withheld by the Administrative Agent and indemnified by the Lender pursuant to Section 7.11) are directly asserted against any Agent or Lender with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Agent or Lender may pay such Taxes or Other Taxes and each Loan Party will promptly pay such additional amounts (including any amount paid or withheld by the Administrative Agent and indemnified by the Lender pursuant to Section 7.11, but without duplication) so that each of such Agent and such Lender receives an amount equal to the sum that it would have received had no such Taxes or Other Taxes been asserted. Payments under this Section 13.23(h) shall be made within fifteen (15) Business Days after the date on which the any Loan Party receives written demand for payment from such Agent or Lender, such written demand shall include a copy of the notice of assessment or other evidence of the requirement to pay such amount received from the relevant taxing authority.

(i) [Reserved].

(j) Each Loan Party and the Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(k) Any gross-up obligations of any Loan Party pursuant to this Section 13.23 shall be deemed an accrual of interest for purposes of determining the Obligations pursuant to the Loan Documents, but which shall for the avoidance of doubt be due and payable by the Loan Parties in accordance with this Section 13.23.

(o) The agreements in this Section 13.23 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

[Signatures on following page]

SIGNATURES

Dated as of December 5, 2025

SABRE GLBL INC.,

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

SABRE HOLDINGS CORPORATION,

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

LASTMINUTE.COM LLC

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

LASTMINUTE.COM HOLDINGS, INC.

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

PRISM GROUP, INC.

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

PRISM TECHNOLOGIES, LLC

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

[Signature Page to the First Lien Pari Passu Credit Agreement]

SABRE INTERNATIONAL NEWCO, INC.

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

SABREMARK G.P., LLC.

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

SABREMARK LIMITED PARTNERSHIP

By: SabreMark G.P., LLC, its General Partner

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

TVL HOLDINGS I, LLC

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

TVL HOLDINGS, INC.

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

TVL LLC

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

TVL LP

By: TVL LLC, its General Partner

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

[Signature Page to the First Lien Pari Passu Credit Agreement]

TVL COMMON, INC.

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

RSI MIDCO, INC.

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

RADIXX SOLUTIONS INTERNATIONAL, Inc.

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

SABRE GDC, LLC

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

[Signature Page to the First Lien Pari Passu Credit Agreement]

Wilmington Trust, National Association, as Administrative Agent

By:	/s/ Annmarie Warren
Name: Annmarie Warren
Title: Assistant Vice President

[Signature Page to the First Lien Pari Passu Credit Agreement]

SABRE FINANCIAL BORROWER, LLC as the Lender

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

[Signature Page to the First Lien Pari Passu Credit Agreement]

EXHIBIT A

FORM OF

COMMITTED LOAN NOTICE

To:	Wilmington Trust, National Association,

as Administrative Agent

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Annmarie Warren

Telephone:

Email:

[Date]

Ladies and Gentlemen:

Reference is made to the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SABRE GLBL INC., a Delaware corporation (the “Borrower”), SABRE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), the Subsidiary Guarantors party thereto, Wilmington Trust, National Association, as Administrative Agent, and each Lender from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.02(c) of the Credit Agreement that it hereby requests a Borrowing of new Loans to be made on the terms set forth below:

(A)	Date of Borrowing (which is a Business Day):

(B)	Principal amount

(C)	Borrower Wire Instructions: [1]

[Bank Name: [__]

Bank Address: [__]

ABA/Routing Number: [__]

Beneficiary Name: [__]

Beneficiary Address: [__]

Beneficiary Account Number: [__]]

[1]	Insert wire instructions or reference attached funds flow or direction letter

SABRE GLBL INC.,

By:
Name:
Title:

EXHIBIT B

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

FORM OF

TERM NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, SABRE GLBL INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Sabre Holdings Corporation, the Subsidiary Guarantors party thereto, Wilmington Trust, National Association, as Administrative Agent, and each lender from time to time party thereto (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term Loans made by the Lender to the Borrower pursuant to Section 2.01 of the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

SABRE GLBL INC.,

By:
Name:
Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT C

FORM OF

COMPLIANCE CERTIFICATE

Reference is made to the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SABRE GLBL INC., a Delaware corporation (the “Borrower”), SABRE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), the Subsidiary Guarantors party thereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent, and each Lender from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 4.04(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of Holdings, certifies as follows:

[1.

Pursuant to Section 4.03(a)(1) of the Credit Agreement, the Borrower has delivered to the Administrative Agent the consolidated balance sheet of Holdings and its Subsidiaries as at the end of [insert Fiscal Year], and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, prepared in accordance with generally accepted auditing standards and shall not be subject to any going concern or like qualification or exception (other than with respect to or resulting from the fact that the final maturity date of any Loan or Commitment under the Credit Agreement is less than one year after the date of such opinion) or any qualification or exception as to the scope of such audit.

2.

Attached hereto as Exhibit A is a report setting forth the information required by Section [3.03(c)] of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report.

3.

Attached hereto as Exhibit B is a description of each event, condition or circumstance during the last fiscal quarter covered by this Compliance Certificate requiring a mandatory prepayment under Section 3.08 of the Credit Agreement.

4.

Attached hereto as Exhibit C is a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of this Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list delivered to the Administrative Agent.]

[1.

Pursuant to Section 4.03(a)(2) of the Credit Agreement, the Borrower has delivered to the Administrative Agent (A) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of [insert fiscal quarter], and the related (1) consolidated statements of income or operations for such fiscal quarter and for the portion of the Fiscal Year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous fiscal year and (B) a certification by a Responsible Officer of Holdings that such financial statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP applicable to unaudited interim financial statements, subject only to changes resulting from audit, normal year-end adjustments and the absence of footnotes.]

[5.][2.]

To my knowledge, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [ ] and [ ] (the “Certificate Period”) did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto.]

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of Holdings, has executed this certificate for and on behalf of Holdings and has caused this certificate to be delivered this _____ day of ________.

SABRE HOLDINGS CORPORATION,

By:
Name:
Title:

EXHIBIT D

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below) pursuant to the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SABRE GLBL INC., a Delaware corporation (the “Borrower”), SABRE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), the Subsidiary Guarantors party thereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent, and each Lender from time to time party thereto, receipt of a copy of which is hereby acknowledged by the Assignee. Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, any other Loan Documents and any other documents or instruments delivered pursuant to any of the foregoing to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document or any other documents or instruments delivered pursuant to any of the foregoing or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor (the “Assignor”):

2. Assignee (the “Assignee”):

Assignee is an Affiliate of: [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

[Assignee is an Affiliated Lender]

3. Borrower:

4. Administrative Agent: Wilmington Trust, National Association

5. Assigned Interest:

Facility	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[2]
Term Loans	$		$100%

Effective Date:

[2]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

By:
Name:
Title:

[NAME OF ASSIGNOR], as Assignor,

By:
Name:
Title:

[Consented to and][3] Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent,

By:
Name:
Title:

[3]	No consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund.

SABRE GLBL INC.,

By:
Name:
Title:[4]

[4]

No consent of the Borrower shall be required (i) for an assignment of the Term Loans to a Lender, an Affiliate of a Lender, an Approved Fund or (ii) if an Event of Default under Section 6.01(1) or, solely with respect to the Borrower, Section 6.01(5) or (8)] of the Credit Agreement has occurred and is continuing, any Assignee.

Annex 1

CREDIT AGREEMENT5

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

[5]

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Pari Passu Credit Agreement dated December 5, 2025 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLBL Inc. (the “Borrower”), Sabre Holdings Corporation (“Holdings”), the subsidiary guarantors from time to time party thereto, Wilmington Trust, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind (including PIK Interest) from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

EXHIBIT E

[RESERVED]

EXHIBIT F

FORM OF

SECURITY AGREEMENT

[Attached]

PLEDGE AND SECURITY AGREEMENT

dated as of

December 5, 2025

among

SABRE GLBL INC.,

as the Borrower

SABRE HOLDINGS CORPORATION,

as Holdings

CERTAIN SUBSIDIARIES OF SABRE INC.

IDENTIFIED HEREIN

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

TABLE OF CONTENTS

		PAGE

ARTICLE I
DEFINITIONS

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II
PLEDGE OF SECURITIES

SECTION 2.01.	Pledge	7
SECTION 2.02.	Delivery of the Pledged Collateral	8
SECTION 2.03.	Representations, Warranties and Covenants	8
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION 2.05.	Registration in Nominee Name; Denominations	10
SECTION 2.06.	Voting Rights; Dividends and Interest	10
SECTION 2.07.	Administrative Agent Not a Partner or Limited Liability Company Member	11

ARTICLE III
SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01.	Security Interest	12
SECTION 3.02.	Representations and Warranties	13
SECTION 3.03.	Covenants	15
SECTION 3.04.	Other Actions	19

ARTICLE IV
REMEDIES

SECTION 4.01.	Remedies upon Default	20
SECTION 4.02.	Application of Proceeds	21
SECTION 4.03.	Grant of License to Use Intellectual Property; Power of Attorney	22

ARTICLE V
INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 5.01.	Indemnity	22
SECTION 5.02.	Contribution and Subrogation	23
SECTION 5.03.	Subordination	23

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annex a

List of Subsidiaries that are Loan Parties

1.	lastminute.com Holdings, Inc.

2.	lastminute.com LLC

3.	Sabre International Newco, Inc.

4.	SabreMark G.P., LLC

5.	SabreMark Limited Partnership

6.	TVL Common, Inc.

7.	Sabre GDC, LLC

8.	PRISM TECHNOLOGIES, LLC

9.	PRISM Group, Inc.

10.	RSI Midco, Inc.

11.	Radixx Solutions International, Inc.

12.	TVL Holdings, Inc.

13.	TVL LLC

14.	TVL Holdings I, LLC

15.	TVL LP

SCHEDULE I	Short Particulars of U.S. Copyright Collateral	1

ANNEX A	List of Loan Parties

Schedules

annex a

List of Subsidiaries that are Loan Parties

1.	lastminute.com Holdings, Inc.

2.	lastminute.com LLC

3.	Sabre International Newco, Inc.

4.	SabreMark G.P., LLC

5.	SabreMark Limited Partnership

6.	TVL Common, Inc.

7.	Sabre GDC, LLC

8.	PRISM TECHNOLOGIES, LLC

9.	PRISM Group, Inc.

10.	RSI Midco, Inc.

11.	Radixx Solutions International, Inc.

12.	TVL Holdings, Inc.

13.	TVL LLC

14.	TVL Holdings I, LLC

15.	TVL LP

SCHEDULE I	Pledged Equity; Pledged Debt
SCHEDULE II	Commercial Tort Claims

Exhibits
EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Perfection Certificate
EXHIBIT III	Form of Patent Security Agreement
EXHIBIT IV	Form of Trademark Security Agreement
EXHIBIT V	Form of Copyright Security Agreement

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PLEDGE AND SECURITY AGREEMENT dated as of December 5, 2025, among SABRE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), SABRE GLBL, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Secured Parties (as defined below).

Reference is made to the First Lien Pari Passu Credit Agreement dated as of December 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the other Guarantors from time to time party thereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and the lender from time to time party thereto (the “Lender”) pursuant to which the Lender has agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. Each of Holdings and each Subsidiary party hereto is an affiliate of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement. In order to secure the payment of all principal of and interest on the Term Loans, and the payment and performance of all other Obligations under the Credit Agreement and all of the Grantors’ obligations and liabilities hereunder and in connection herewith, each Grantor is willing to execute and deliver this Agreement in order to induce the Lender to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof.

“Agreement” means this Pledge and Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Claiming Party” has the meaning assigned to such term in Section 5.02.

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“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Commercial Tort Claim” has the meaning specified in Article 9 of the New York UCC.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations of any such copyright in the United States or any other country, including registrations, recordings and supplemental registrations in the USCO or any foreign equivalent office.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Domestic Subsidiary” means a Subsidiary of Holdings which owns a Principal Domestic Property and transacts substantially all of its business or maintains substantially all of its property within the United States, excluding its territories, possessions and Puerto Rico, but in any case excluding any Subsidiary which is engaged primarily in financing operations outside of the United States or in leasing personal property or financing inventory receivables or other property.

“Excluded Assets” means:

(a) any Principal Domestic Property;

(b) any letter-of-credit rights;

(c) any Securitization Assets;

(d) any L/C Assets;

(e) any motor vehicles and other assets subject to certificates of title;

(f) any real property that is not a Material Real Property;

(g) any leasehold interests;

(h) any assets or properties that are acquired pursuant to a Permitted Acquisition (or that are owned by a Subsidiary acquired pursuant to a Permitted Acquisition), so long as such assets or properties are subject to a Lien permitted by Section 4.12 of the Credit Agreement, which secured Indebtedness is incurred or assumed in connection with such Permitted Acquisition;

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(i) any Intellectual Property whose pledge would result in the forfeiture of the Grantors’ rights in such property including, without limitation, any Trademark applications filed in the USPTO on the basis of such Grantor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of such Trademark has been filed with the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;

(j) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, lease, instrument, license or other document or any assets subject thereto if but only to the extent that and so long as the grant of a security interest therein would (x) constitute a violation or abandonment of, or render unenforceable, a valid and enforceable restriction in respect of such General Intangible, Investment Property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty), or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (i) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity and provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (i) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other documents shall immediately cease to be an Excluded Asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document, or to the extent severable, to any portion thereof that does not result in any of the conditions in (x) or (y) above;

(k) any assets the pledge of which is prohibited by law or by agreements containing anti-assignment clauses not overridden by the Uniform Commercial Code or other applicable law; and

(l) any asset with respect to which the Administrative Agent (acting at the direction of the Lender) and the Borrower have reasonably determined in writing that the costs of providing a security interest in such asset or perfection thereof is excessive in view of the benefits to be obtained by the Lender.

“Excluded Security” means

(a) any shares of stock or debt of any Domestic Subsidiary (but only to the extent that and for so long as any such stock or debt is not pledged to secure any other Permitted First Lien Debt);

(b) more than 65% of the issued and outstanding voting Equity Interests of any Material Foreign Subsidiary that is a direct Subsidiary of a Loan Party;

(c) any Equity Interests of any Foreign Subsidiary that is not a Material Foreign Subsidiary;

(d) any Equity Interests of any Unrestricted Subsidiary (until such time as any Unrestricted Subsidiary becomes a Restricted Subsidiary in accordance with the Credit Agreement);

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(e) any Equity Interests of any Subsidiary that are not directly held by a Loan Party;

(f) any Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition that are subject to a Lien permitted by Section 7.01(v) the Credit Agreement, which secured Indebtedness is incurred or assumed in connection with such Permitted Acquisition;

(g) any shares of stock or debt whose pledge is prohibited by law or by agreements containing anti-assignment clauses not overridden by applicable law; and

(h) any Equity Interests of any Subsidiary with respect to which the Administrative Agent (acting at the direction of the Lender) and the Borrower have reasonably determined in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Lender.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary, (b) any Securitization Subsidiary, (c) [reserved], (d) any Subsidiary that is prohibited by contractual requirements existing on the date of the acquisition of such Subsidiary (other than contractual requirement entered into by such Subsidiary in contemplation of such acquisition) or applicable Law from guaranteeing the Obligations, (e) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (f) [reserved], (g) any other Subsidiary with respect to which, (x) in the reasonable judgment of the Administrative Agent (acting at the direction of the Lender, and following such direction, confirmed in writing by notice to the Borrower), the burden or cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be outweigh the benefits to be obtained by the Lender therefrom or (y) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower and (h) each Unrestricted Subsidiary, (i) not-for-profit subsidiaries, (j) any Captive Insurance Subsidiary, (k) each Immaterial Subsidiary; provided that the Borrower may at any time and in its sole discretion, upon notice to the Administrative Agent, deem that any Restricted Subsidiary shall not be an Excluded Subsidiary for purposes of this Agreement and the other Loan Documents.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, Intellectual Property, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means each of Holdings, the Borrower, and each Guarantor.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation, domain names and all additions, improvements and accessions to, and books and records describing any of the foregoing, together with all causes of action arising prior to or after the date hereof for infringement of any of the foregoing, or unfair competition claims regarding the same.

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“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“Intercreditor Agreement” means the Existing Intercreditor Agreement.

“Investment Property” has the meaning specified in Article 9 of the New York UCC, but shall not include any Pledged Collateral.

“L/C Assets” means all deposit and securities accounts (including all funds held in or credited to such accounts, interest, dividends or other property distributed in respect of such accounts and any proceeds thereof) that may be opened from time to time with one or more banks or other financial institutions (including with a foreign branch of such banks or other financial institutions) securing letters of credit, demand guarantees, bankers’ acceptances or similar obligations and reimbursement obligations in respect thereof, other than those provided under the Credit Agreement.

“License” means any Patent License, Trademark License, Copyright License or other intellectual property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Loan Documents” means each Loan Document as defined under the Credit Agreement.

“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of the Total Assets of Holdings, the Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of Holdings, the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any fee-owned parcel of real property (including fixtures) located in the United States owned by any Loan Party (x) that is not located in a “special flood hazard zone” and (y) with a Fair Market Value in excess of $20,000,000 (on the Closing Date or at time of acquisition or, in the case of an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary and becomes a Loan Party, at the time of designation).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

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“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters Patent of the United States or the equivalent thereof in any other country in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the USPTO or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and as amended, updated, modified or supplemented from time to time, and duly executed as of the Closing Date, and as of any subsequent delivery date as required pursuant to the Loan Documents, by the chief financial officer or the chief legal officer of each of Holdings and the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Principal Domestic Property” means any building, structure or other facility, together with the land on which it is erected and fixtures comprising a part of it, used primarily for information processing, research or housing hardware or software required for information processing, located in the United States, excluding its territories, possessions and Puerto Rico, owned or leased by Holdings or one of Holdings’ Subsidiaries and having a net book value in excess of 1% of Holdings’ net assets, other than any such building, structure or other facility or a portion which the Company’s principal executive officer, president and principal financial officer determine in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety.

“Secured Obligations” means the Obligations (as defined in the Credit Agreement).

“Secured Parties” means, collectively, the Administrative Agent, the Lender, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Sections 7.01(b) and 7.02 of the Credit Agreement.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

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“Test Period” means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 4.03(a); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended September 30, 2025.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names, or other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use of and symbolized thereby.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guaranty, each Grantor hereby pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it, including without limitation those Equity Interests listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and, to the extent certificated, the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Security; (ii) the debt securities owned by it, including without limitation those debt securities listed opposite the name of such Grantor on Schedule I, any debt securities obtained in the future by such Grantor and the promissory notes and any other instruments evidencing any debt (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Security; (iii) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (iv) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), and (iii) above; and (v) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”); provided, however, that in no event shall Pledged Collateral include any property with respect to which a Grantor is treated as having a “security entitlement” within the meaning of Article 8 of any applicable Uniform Commercial Code.

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TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered as promptly as practicable to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Each Grantor will cause (i) any Indebtedness for borrowed money owed to such Grantor by any Person (other than intercompany Indebtedness between Credit Parties and intercompany Indebtedness referred to in the following clause (ii)) having an aggregate principal amount in excess of $5,000,000, to be evidenced by a duly executed promissory note, and (ii) any intercompany Indebtedness made by such Grantor to a non-Loan Party to be evidenced by (x) a duly executed global promissory note to which such Non-Loan Party is a signatory, or (y) at the option of the Grantor, to the extent such Indebtedness is in an aggregate principal amount in excess of $15,000,000, a duly executed promissory note; in each case (i) and (ii) that is delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment or transfer duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. Holdings and the Borrower jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder 1;

(b) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Borrower or a subsidiary of the Borrower, to the best of Holdings’ and the Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Borrower or a subsidiary of the Borrower, to the best of Holdings’ and the Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof;

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(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Security Documents and (B) Liens permitted pursuant to Section 4.12 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Security Documents and (B) Liens permitted pursuant to Section 4.12 of the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, to the extent such perfection is governed by the Uniform Commercial Code; and

(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not have in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, each such certificate shall be delivered to the Administrative Agent, pursuant to Section 2.02(a) and such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.

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SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided, that the Administrative Agent shall give the Borrower prior notice of its intent to exercise such rights unless an Event of Default under Section 6.01(8) or (9) of the Credit Agreement shall have occurred and be continuing in which case no notice shall be required.

SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner, except as may be expressly permitted under this Agreement, the Credit Agreement or the other Loan Documents, that would materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any non-cash (and non-cash equivalent) dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent).

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(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in a non-interest bearing account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, the Administrative Agent (acting at the direction of the Lender) shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Lender. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.

(d) Any notice given by the Administrative Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 2.07. Administrative Agent Not a Partner or Limited Liability Company Member. Nothing contained in this Agreement shall be construed to make the Administrative Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Administrative Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following

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sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Administrative Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto or to any other Loan Document, this Agreement shall not be construed as creating a partnership or joint venture among the Administrative Agent, any other Secured Party, any Grantor and/or any other Person.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guaranteed Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims listed on Schedule II hereto;

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Asset.

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(b) Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The Administrative Agent (or its designee) is authorized to file with the USPTO or the USCO (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States registered or applied-for Intellectual Property included in the Article 9 Collateral granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantor as debtors and the Administrative Agent as secured party.

(e) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account.

SECTION 3.02. Representations and Warranties. Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Administrative Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the material Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The information set forth in the Perfection Certificate, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared based upon the information provided in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political

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subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, in each case, except (i) as provided under applicable law with respect to the filing of continuation statements, and (ii) filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of Intellectual Property.

(c) Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral as of the date hereof consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes an Excluded Asset) and United States registered Copyrights, respectively, have been delivered to the Administrative Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions under the Federal intellectual property laws, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof, (ii) as may be required under the laws of jurisdictions outside the United States with respect to Article 9 Collateral created under such laws, and (iii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations; (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction and (iii) subject to the filings described in Section 3.02(c), a perfected security interest in all Patents, Trademarks and Copyrights in which a security interest may be perfected upon the receipt and recording of fully executed short-form Intellectual Property Security Agreements with the USPTO and the USCO, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsensual Lien that is expressly permitted pursuant to Section 4.12 of the Credit Agreement and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 4.12 of the Credit Agreement.

(e) The material Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to Section 4.12 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens permitted pursuant to Section 4.12 of the Credit Agreement.

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SECTION 3.03. Covenants. (a) The Borrower agrees promptly (and in any event within 60 days of such change) to notify the Administrative Agent in writing of any change in (i) the legal name, (ii) the identity or type of organization or corporate structure, (iii) the jurisdiction of organization, (iv) the chief executive office or (v) the organizational identification number, of any Grantor. In addition, if any Grantor does not have an organizational identification number on the Closing Date (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Borrower shall promptly (and in any event within 60 days of such change) thereafter notify the Administrative Agent of such organizational identification number and shall take all actions reasonably requested by the Administrative Agent or the Lender to the extent necessary to maintain the security interests (and the priority thereof) of the Administrative Agent in the Article 9 Collateral intended to be granted hereby fully perfected and in full force and effect.

(b) Upon becoming aware of any defect in the security interests (and the priority thereof, except as expressly permitted pursuant to Section 4.12 of the Credit Agreement) of the Administrative Agent in the Article 9 Collateral intended to be granted hereby, the Borrower agrees promptly (and in any event within 60 days of such knowledge) to notify the Administrative Agent in writing of such defect.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.03 of the Credit Agreement, the Borrower shall deliver to the Administrative Agent an updated Perfection Certificate executed by the chief financial officer or the chief legal officer of each of Holdings and the Borrower, setting forth any information required therein that has changed or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) and certifying that all UCC financing statements, Intellectual Property Security Agreements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Security Interests and Liens in the United States under this Agreement.

(d) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent or the Lender may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(e) At its option, the Administrative Agent or the Lender may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.12 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Administrative Agent or the Lender has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent or the Lender, as applicable, within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Administrative Agent or the Lender pursuant to the foregoing authorization; provided, however, Grantors shall not be obligated to reimburse the Administrative Agent or the Lender with respect to any Article 9 Collateral consisting of Intellectual Property which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be

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put into the public domain, in accordance with Section 3.03(i)(ix). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the other Loan Documents.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $10,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(h) If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $10,000,000 and for which such Grantor (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, such Grantor shall promptly notify the Administrative Agent in writing signed by such Grantor of the brief details thereof and grant to the Administrative Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Lender).

(i) Intellectual Property Covenants, Representations and Warranties:

(i) Other than to the extent permitted herein or in the Credit Agreement or with respect to registration and applications no longer used, and except to the extent failure to act would not, as deemed by the applicable Grantor in its reasonable business judgment, be reasonably expected to have a material adverse effect, with respect to each Patent, Trademark or Copyright registration, issuance or pending application now or hereafter included in the Article 9 Collateral for which such Grantor has standing to do so, each Grantor agrees to (A) take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to diligently pursue the registration and maintenance of each such Patent, Trademark, or Copyright registration or application and (B) not abandon any such application prior to exhaustion of all administrative and judicial remedies where reasonable to do so. Each Grantor shall take all reasonable steps to maintain its trade secrets under applicable law and to preserve the secrecy of its confidential information.

(ii) Other than to the extent permitted herein or in the Credit Agreement, or with respect to registration and applications no longer used, or except as would not, as deemed by the applicable Grantor in its reasonable business judgment, be reasonably expected to have a material adverse effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Article 9 Collateral consisting of Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

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(iii) Other than as excluded or as permitted herein or in the Credit Agreement, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the Grantor’s business operations, or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, be reasonably expected to have a material adverse effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Article 9 Collateral consisting of Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks included in the Article 9 Collateral, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks included in the Article 9 Collateral abide by the applicable license’s terms with respect to the standards of quality and using the Trademarks included in the Article 9 Collateral which are material to such Grantor’s business in interstate commerce during the time in which this Agreement is in effect and to take all reasonable steps to preserve such Trademarks under the laws of relevant jurisdiction. Other than as excluded or as permitted herein or in the Credit Agreement, each Grantor agrees to renew those of its domain name registrations that are material to such Grantor’s business.

(iv) Each Grantor represents and warrants that it is the lawful owner of all material Article 9 Collateral consisting of Intellectual Property (other than, for the avoidance of doubt, Intellectual Property covered by Licenses granted to a Grantor by any third party), including (A) the Patents listed in the Perfection Certificate for such Grantor and that said Patents include all the material United States issued patents and pending United States patent applications that such Grantor owns as of the date hereof, and (B) the Copyrights listed in the Perfection Certificate for such Grantor and that said Copyrights include all the United States copyrights registered with the USCO for material United States copyrights that such Grantor owns as of the date hereof.

(v) Each Grantor further represents and warrants that the Trademarks and domain names listed in the Perfection Certificate include all material United States registered marks and applications for United States registered marks in the USPTO and all material domain names that such Grantor owns in connection with its business as of the date hereof. Each Grantor represents and warrants that it is the lawful owner of all U.S. trademark registrations and applications and domain name registrations listed in the Perfection Certificate and that said registrations are subsisting and have not been canceled, and that such Grantor has not received any written third-party claim that any of said registrations is invalid or unenforceable, other than as would not, either individually or in the aggregate, in the Grantor’s reasonable opinion, be reasonably expected to have a material adverse effect.

(vi) Each Grantor agrees, promptly upon learning thereof, to notify the Administrative Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Grantor learns is likely to be infringing, contributorily infringing, actively inducing infringement, misappropriating or otherwise violating any of such Grantor’s rights in and to any Intellectual Property included in the Article 9 Collateral in any manner that would, in the Grantor’s reasonable opinion, reasonably be expected to have a material adverse effect, or with respect to any party claiming that such Grantor’s use of any Intellectual Property

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included in the Article 9 Collateral and material to such Grantor’s business violates in any material respect any property right of such party. Each Grantor further agrees to take appropriate actions diligently against, including, but not limited to, the prosecution of, in accordance with reasonable business practices, any Person infringing any Intellectual Property right included in the Article 9 Collateral in any manner that would, in the Grantor’s reasonable opinion, reasonably be expected to, either individually or in the aggregate, have a material adverse effect.

(vii) If any Grantor acquires, makes an application for, or is issued a registration for Intellectual Property before the USPTO, the USCO, or an equivalent thereof in any state of the United States, other than any Intellectual Property constituting an Excluded Asset for so long as such Intellectual Property constitutes an Excluded Asset, after the date hereof, such Grantor shall, at its own expense, concurrently with the delivery of the updated Perfection Certificate pursuant to Section 3.03(c), deliver to the Administrative Agent an Intellectual Property Security Agreement confirming the grant of a security interest in such Intellectual Property to the Administrative Agent hereunder, which must be substantially in the form of Exhibit III hereto in the case of Patents, Exhibit IV hereto in the case of Trademarks, or Exhibit V hereto in the case of Copyrights, or in such other form as may be reasonably satisfactory to the Administrative Agent (acting at the direction of the Lender).

(viii) Upon reasonable request by the Administrative Agent or the Lender (but in any event, not more than three times per fiscal year), if a United States Patent or an application for a United States Patent or a registered Copyright, is issued or acquired by a Grantor, the relevant Grantor shall deliver to the Administrative Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, and shall update, through amendment or by other written document executed by and reasonably acceptable to Administrative Agent (acting at the direction of the Lender) and such Grantor, the relevant schedules of any Intellectual Property Security Agreement filed with the USPTO pursuant to this Agreement, such that any such update may be filed with the USPTO.

(ix) Nothing in this Agreement or any other Loan Document prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Article 9 Collateral consisting of Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such action is desirable in the conduct of its business.

(x) Subject to Sections 3.02 and 3.03(i) above, the Grantors shall use commercially reasonable efforts to correct all currently known chain of title issues regarding the Article 9 Collateral constituting Intellectual Property collateral listed on Schedule 12 of the Perfection Certificate within sixty (60) days following the Closing Date (or such later date as agreed by the Administrative Agent (acting at the direction of the Lender in its sole discretion)) and; provided, however, that if despite such efforts, Grantors cannot correct these issues within sixty (60) days, they shall remain obligated to continue such efforts until the issues are resolved or it is reasonably determined by the Administrative Agent that it is no longer commercially reasonable to continue such efforts.

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SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Article 9 Collateral and evidencing an amount in excess of $10,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, following the occurrence of an Event of Default such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Lender), either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of such securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, following the occurrence of an Event of Default, such Grantor shall immediately notify the Administrative Agent thereof and at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Lender) shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary.

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ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) declare the entire right, title, and interest of such Grantor in each of the Patents, Trademarks, domain names and Copyrights included in the Article 9 Collateral vested in the Administrative Agent for the benefit of the Secured Parties (in which event such right, title, and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Parties, and the Administrative Agent shall be entitled to exercise the power of attorney referred to below in Section 4.03 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency); (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; and (v) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Upon the occurrence and during the continuance of an Event of Default, the Grantors agree to execute such further documents as the Administrative Agent may reasonably request to transfer ownership of the Patents, Trademarks, domain names and Copyrights included in the Article 9 Collateral to the Administrative Agent for the benefit of the Secured Parties.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for

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sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) [obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto.

SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 6.10 of the Credit Agreement.

(a) The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

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(b) In making the determinations and allocations required by this Section 4.02, the Administrative Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Administrative Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Administrative Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it. It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

SECTION 4.03. Grant of License to Use Intellectual Property; Power of Attorney. For the exclusive purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon prior written request by the Administrative Agent upon the occurrence of, or at any time during the continuance of, an Event of Default, grant to the Administrative Agent a non-exclusive, irrevocable, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that (a) such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks, and (b) such licenses to be granted hereunder with respect to trade secrets shall be subject to the Administrative Agent taking reasonable steps to maintain such trade secrets under applicable law and to preserve the secrecy thereof. For the avoidance of doubt, the use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only during the continuation of an Event of Default. Furthermore, each Grantor hereby grants to the Administrative Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each Patent, Trademark or Copyright included in the Article 9 Collateral, and to record the same.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part a Secured Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

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SECTION 5.02. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Grantor shall be sold pursuant to any Collateral Document to satisfy any Secured Obligation owed to any Secured Party, and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.15, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations, provided that if any amount shall be paid to such Grantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Secured Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 9.03 of the Credit Agreement. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower as provided in Section 13.01 of the Credit Agreement.

SECTION 6.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.

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No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 6.03. Administrative Agent’s Fees and Expenses. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 13.10 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 13.12 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or Related Indemnified Person of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.

SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 13.09 of the Credit Agreement.

SECTION 6.05. Survival of Agreement. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension and shall continue in full force and effect as long as any Loan or any other Secured Obligation hereunder shall remain unpaid or unsatisfied.

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SECTION 6.06. Counterparts; Effectiveness; Successors and Assigns; Several Agreement. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic communication of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by facsimile transmission or other electronic communication be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic communication. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.08. Right of Set-Off. In addition to any rights and remedies of the Lender provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to any Grantor, any such notice being waived by the Borrower (on its own behalf and on behalf of each Grantor and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Secured Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Secured Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of Holdings. Each Lender agrees promptly to notify

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the Borrower and the Administrative Agent after any such set off and application made by such Lender, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender may have.

SECTION 6.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, HOLDINGS, EACH GRANTOR AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, HOLDINGS, EACH GRANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.10. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 6.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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SECTION 6.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 6.13. Collateral Sharing. Pursuant to Section 4.12 of the Credit Agreement, the Administrative Agent acknowledges and agrees that it shall (to the extent provided in Section 4.12 of the Credit Agreement) execute and deliver any collateral sharing agreements with one or more of the Grantors and other secured parties that may extend indebtedness thereunder to such Grantor or Grantors. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder shall be subject to the provisions of any collateral sharing agreement executed in furtherance of Section 4.12 of the Credit Agreement. In the event of any conflict or inconsistency between a provision of such collateral sharing agreement and this Agreement relating to the foregoing in this Section 6.13, the provisions of such collateral sharing agreement shall control.

SECTION 6.14. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released when all the outstanding Secured Obligations have been indefeasibly paid in full and the Lender has no further commitment to lend under the Credit Agreement.

(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary of Borrower.

(c) Upon any disposition by any Grantor of any Collateral that is not prohibited by the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest of such Grantor in such Collateral shall be automatically released.

(d) A Grantor (other than Holdings and the Borrower) shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released if such Grantor ceases to be a Restricted Subsidiary pursuant to the terms of the Credit Agreement.

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 6.14, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.14 shall be without recourse to or warranty by the Administrative Agent.

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(f) At any time that the respective Grantor desires that the Administrative Agent take any action described in the immediately preceding paragraph (e), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b), (c) or (d). The Administrative Agent shall have no liability whatsoever to any Secured Party or any other Person as a result of any release of Collateral in reliance on such certificate.

SECTION 6.15. Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of Borrower that were not in existence, were not Restricted Subsidiaries or were Excluded Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Grantors upon becoming Restricted Subsidiaries or upon ceasing to be Excluded Subsidiaries by execution and delivery of a Security Agreement Supplement in the form of Exhibit I hereto by the Administrative Agent and such Restricted Subsidiary. Upon such execution and delivery, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.16. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of the Credit Agreement) and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; (h) subject to the terms of the Intercreditor Agreement, to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be

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construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 6.17. General Authority of the Administrative Agent. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Security Documents.

SECTION 6.18. Recourse; Limited Obligations. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Loan Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of each Grantor and the Secured Parties that this Agreement shall be enforced against each Grantor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, and in furtherance of the foregoing, it is noted that the obligations of each Grantor that is a Guarantor have been limited as expressly provided in the Guaranty and are limited hereunder as and to the same extent provided therein.

ARTICLE VII

Intercreditor Agreement

SECTION 7.01. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. The Administrative Agent, in its capacity as an Additional Senior Class Debt Representative (under and as defined in the Intercreditor Agreement), and each Lender, by its acceptance hereof, acknowledges and agrees that upon the Additional Senior Class Debt Representative’s entry into the Intercreditor Joinder Agreement, the Additional Senior Class Debt Representative and each Lender will be subject to and bound by the provisions of the Intercreditor Agreement as Additional First-Lien Secured Parties (as defined therein).

29

SECTION 7.02. Obligations of Grantors. To the extent that the obligations of any Grantor hereunder shall conflict, or shall be inconsistent, with the obligations of such Grantor under the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

SECTION 7.03. Delivery of Collateral. Notwithstanding anything herein to the contrary, prior to the Discharge of Credit Agreement Obligations (as defined in the Intercreditor Agreement), to the extent any Grantor is required hereunder to indorse, assign or deliver Collateral to the Administrative Agent for any purpose and is unable to do so as a result of having previously indorsed, assigned or delivered such Collateral to the Applicable Administrative Agent (as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement, such Grantor’s obligations hereunder with respect to such indorsement, assignment or delivery shall be deemed satisfied by the indorsement, assignment or delivery in favor of or to the Applicable Administrative Agent (as defined in the Intercreditor Agreement), acting as a gratuitous bailee of the Administrative Agent.

[Signatures on following page]

30

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SABRE HOLDINGS CORPORATION, LLC, as Holdings

By:
Name:
Title:

SABRE GLBL, INC. as the Borrower,

By:
Name:
Title:

EACH OF THE LOAN PARTIES LISTED ON ANNEX A HERETO,

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement (Intercompany)]

ANNEX A

List of Subsidiaries that are Loan Parties

16.	lastminute.com Holdings, Inc.

17.	lastminute.com LLC

18.	Sabre International Newco, Inc.

19.	SabreMark G.P., LLC

20.	SabreMark Limited Partnership

21.	TVL Common, Inc.

22.	Sabre GDC, LLC

23.	PRISM TECHNOLOGIES, LLC

24.	PRISM Group, Inc.

25.	RSI Midco, Inc.

26.	Radixx Solutions International, Inc.

27.	TVL Holdings, Inc.

28.	TVL LLC

29.	TVL Holdings I, LLC

30.	TVL LP

ANNEX A-1

SCHEDULE I

Pledged Equity

Issuer	Interest Issued (if not stock)	Record and Beneficial Owner	Total Shares Outstanding	Voting or Non-Voting Interests ?	Total Shares Pledged	%age Ownership	Certificated

SCHEDULE I-1

Issuer	Interest Issued (if not stock)	Record and Beneficial Owner	Total Shares Outstanding	Voting or Non-Voting Interests ?	Total Shares Pledged	%age Ownership	Certificated

SCHEDULE I-2

Issuer	Interest Issued (if not stock)	Record and Beneficial Owner	Total Shares Outstanding	Voting or Non-Voting Interests ?	Total Shares Pledged	%age Ownership	Certificated

SCHEDULE I-3

Pledged Debt

Grantor	Loan	Debtor	Principal at 12/05/2025	Interest at 12/05/2025

Total

A global note evidencing intercompany debt owed by a Grantor to a Grantor.

A global note evidencing intercompany debt owed by a Non-Loan Party to a Grantor.

Non-Loan Parties as Payors and Loan Parties as Payees Intercompany Note dated as of December 5, 2025, among the Borrower, Holdings and each entity listed as a Payor (as defined in the Intercompany Note) thereto and each entity listed as a Payee (as defined in the Intercompany Note) thereto.

Loan Parties as Payors and Non-Loan Parties as Payees Intercompany Note dated as of December 5, 2025, among the Borrower, Holdings and each entity listed as a Payor (as defined in the Intercompany Note) thereto and each entity listed as a Payee (as defined in the Intercompany Note) thereto

Non-Loan Parties as Payors and Loan Parties as Payees Intercompany Note dated as of December 5, 2025, among the Borrower, Holdings and each entity listed as a Payor (as defined in the Intercompany Note) thereto and each entity listed as a Payee (as defined in the Intercompany Note) thereto

SCHEDULE I-4

SCHEDULE II

Commercial Tort Claims

The following list includes all commercial tort claims of each Grantor, with a value in excess of $10,000,000 and for which such Grantor has filed a complaint in a court of competent jurisdiction:

None.

SCHEDULE II-1

Exhibit I

SUPPLEMENT NO.    dated as of [ ], to the Pledge and Security Agreement dated as of December 5, 2025 among SABRE HOLDINGS CORPORATION (“Holdings”), SABRE GLBL INC. (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent for the Secured Parties.

A. Reference is made to the First Lien Pari Passu Credit Agreement dated as of December 5, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the other grantors from time to time party thereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and the lender from time to time party thereto (the “Lender”).

B. Reference is made to the Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, Holdings, the other guarantors from time to time party thereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent for the Secured Parties, and certain Subsidiaries of the Borrower from time to time party thereto.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement, as applicable.

D. The Grantors have entered into the Security Agreement in order to induce the Lender to make Loans. Section 6.15 of the Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement and as consideration Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.15 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Exhibit I-1

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office. Schedule I shall be incorporated into, and after the date hereof be deemed part of, the Perfection Certificate.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

[Signatures on following page]

Exhibit I-2

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation:
Address Of Chief Executive Office:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

SCHEDULE I

TO SUPPLEMENTAL NO ___ TO THE

SECURITY AGREEMENT

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS
Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Exhibit II

FORM OF

PERFECTION CERTIFICATE

[On file]

Exhibit II-1

Exhibit III

FORM OF

PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT, dated as of December 5, 2025 among SABRE HOLDINGS CORPORATION (“Holdings”), SABRE GLBL INC. (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION. as Administrative Agent for the Secured Parties (as defined below).

Reference is made to the Pledge and Security Agreement dated as of December 5, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Borrower, certain Subsidiaries of the Borrower from time to time party thereto and the Administrative Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the First Lien Pari Passu Credit Agreement dated as of December 5, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the other grantors from time to time party thereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent, and the lender from time to time party thereto (the “Lender”). Each of Holdings and the Subsidiaries party hereto is an affiliate of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lender to extend such credit. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Credit Agreement, as applicable. The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(i) All letters Patent of the United States, all registrations and recordings thereof, and all applications for letters Patent of the United States in or to which any Grantor now or hereafter has any right, title or interest therein, including registrations, recordings and pending applications in the USPTO, and all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof;

(ii) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto; and

(iii) all causes of action arising prior to or after the date hereof for infringement of any of the foregoing, or unfair competition claims regarding the same.

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Secured Obligations. This Patent Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Secured Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor, at such Grantor’s expense and as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Representations and Warranties. Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Administrative Agent and the Secured Parties, that a true and correct list of all of the existing material Patent Collateral consisting of U.S. Patent registrations or applications owned by the Grantor, in whole or in part, as of the date hereof, is set forth in Schedule I.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SABRE HOLDINGS CORPORATION, as Holdings

By:
Name: Roshan Zenooz
Title: Vice President and Treasurer

SABRE GLBL, INC., as the Borrower

By:
Name: Roshan Zenooz
Title: Vice President and Treasurer

EACH OF THE LOAN PARTIES LISTED ON ANNEX A HERETO,

By:
Name: Roshan Zenooz
Title: Treasurer

[Signature Page to Patent Security Agreement]

Acknowledged and accepted.

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name:
Title:

SCHEDULE I

Short Particulars of U.S. Patent Collateral2

	Title	Owner	(Application Number)/Patent Number	(Filing Date)/Issuance Date
1.

Schedule I-1

Short Particulars of U.S. Patent Collateral

Title	Owner	(Application Number)/Patent Number	(Filing Date)/ Issuance Date

Schedule I-2

Short Particulars of U.S. Patent Collateral

ANNEX A

List of Subsidiaries that are Loan Parties

1.	lastminute.com Holdings, Inc.

2.	lastminute.com LLC

3.	Sabre International Newco, Inc.

4.	SabreMark G.P., LLC

5.	SabreMark Limited Partnership

6.	TVL Common, Inc.

7.	Sabre GDC, LLC

8.	PRISM TECHNOLOGIES, LLC

9.	PRISM Group, Inc.

10.	RSI Midco, Inc.

11.	Radixx Solutions International, Inc.

12.	TVL Holdings, Inc.

13.	TVL LLC

14.	TVL Holdings I, LLC

15.	TVL LP

Schedule I-3

Short Particulars of U.S. Patent Collateral

Exhibit IV

FORM OF

TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT, dated as of December 5, 2025 among SABRE HOLDINGS CORPORATION (“Holdings”), SABRE GLBL, INC. (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent for the Secured Parties (as defined below).

Reference is made to the Pledge and Security Agreement dated as of December 5, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Borrower, certain Subsidiaries of the Borrower from time to time party thereto and the Administrative Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the First Lien Pari Passu Credit Agreement dated as of December 5, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the other grantors from time to time party thereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent, and the lender from time to time party thereto (the “Lender”). Each of Holdings and the Subsidiaries party hereto is an affiliate of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lender to extend such credit. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Credit Agreement, as applicable. The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except for any Excluded Assets (collectively, the “Trademark Collateral”):

(i) (a) all registrations and registration applications in the USPTO or any similar offices in any State of the United States for trademarks or service marks now existing or hereafter adopted or acquired, and all extensions or renewals thereof, and (b) all goodwill connected with the use of and symbolized thereby;

(ii) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto; and

(iii) all causes of action arising prior to or after the date hereof for infringement of any of the foregoing, or unfair competition claims regarding the same.

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Secured Obligations. This Trademark Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Secured Obligations and any Lien

arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor, at such Grantor’s expense and as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Representations and Warranties. Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Administrative Agent and the Secured Parties, that a true and correct list of all of the existing material Trademark Collateral consisting of U.S. Trademark registrations or applications owned by the Grantor, in whole or in part, as of the date hereof, excluding any Excluded Assets, is set forth in Schedule I.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SABRE HOLDINGS CORPORATION, as Holdings

By:
Name: Roushan Zenooz
Title: Vice President and Treasurer

SABRE GLBL INC. as the Borrower

By:
Name: Roushan Zenooz
Title: Vice President and Treasurer

EACH OF THE LOAN PARTIES LISTED ON ANNEX A HERETO,

By:
Name: Roushan Zenooz
Title: Treasurer

[Signature Page to Trademark Security Agreement]

Acknowledged and accepted.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

ANNEX A

List of Subsidiaries that are Loan Parties

1.	lastminute.com Holdings, Inc.

2.	lastminute.com LLC

3.	Sabre International Newco, Inc.

4.	SabreMark G.P., LLC

5.	SabreMark Limited Partnership

6.	TVL Common, Inc.

7.	Sabre GDC, LLC

8.	PRISM TECHNOLOGIES, LLC

9.	PRISM Group, Inc.

10.	RSI Midco, Inc.

11.	Radixx Solutions International, Inc.

12.	TVL Holdings, Inc.

13.	TVL LLC

14.	TVL Holdings I, LLC

15.	TVL LP

Schedule I

United States Trademarks, Service Marks and Trademark Applications

No.	MARK	SERIAL NO	REG NO	FILE DT	REG DT	OWNER
1.

Schedule I to

No.	MARK	SERIAL NO	REG NO	FILE DT	REG DT	OWNER
17.

No.	MARK	SERIAL NO	REG NO	FILE DT	REG DT	OWNER
41.

Exhibit V

FORM OF

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT, dated as of December 5, 2025 among SABRE HOLDINGS CORPORATION (“Holdings”), SABRE GLBL INC. (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent for the Secured Parties (as defined below).

Reference is made to the Pledge and Security Agreement dated as of December 5, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Borrower, certain Subsidiaries of the Borrower from time to time party thereto and the Administrative Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the First Lien Pari Passu Credit Agreement dated as of December 5, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the other grantors from time to time party thereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent, and the lender from time to time party thereto (the “Lender”). Each of Holdings and the Subsidiaries party hereto is an affiliate of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lender to extend such credit. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement, or the Credit Agreement, as applicable. The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the

“Copyright Collateral”):

(i) all registrations of any copyright in the United States, including registrations, recordings and supplemental registrations in the USCO;

(ii) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto; and

(iii) all causes of action arising prior to or after the date hereof for infringement of any of the foregoing, or unfair competition claims regarding the same.

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Secured Obligations. This Copyright Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Secured Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor, at such Grantor’s expense and as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Representations and Warranties. Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Administrative Agent and the Secured Parties, that a true and correct list of all of the existing material Copyright Collateral consisting of U.S. Copyright registrations or applications owned by the Grantor, in whole or in part, as of the date hereof, is set forth in Schedule I.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SABRE HOLDINGS CORPORATION, as Holdings

By:
Name: Roushan Zenooz
Title: Vice President and Treasurer

SABRE GLBL INC., as the Borrower

By:
Name: Roushan Zenooz
Title: Vice President and Treasurer

EACH OF THE LOAN PARTIES LISTED ON ANNEX A HERETO,

By:
Name: Roushan Zenooz
Title: Treasurer

[Signature Page to Copyright Security Agreement]

Acknowledged and accepted.

WILMINGTON TRUST, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

ANNEX A

List of Subsidiaries that are Loan Parties

16.	lastminute.com Holdings, Inc.

17.	lastminute.com LLC

18.	Sabre International Newco, Inc.

19.	SabreMark G.P., LLC

20.	SabreMark Limited Partnership

21.	TVL Common, Inc.

22.	Sabre GDC, LLC

23.	PRISM TECHNOLOGIES, LLC

24.	PRISM Group, Inc.

25.	RSI Midco, Inc.

26.	Radixx Solutions International, Inc.

27.	TVL Holdings, Inc.

28.	TVL LLC

29.	TVL Holdings I, LLC

30.	TVL LP

Schedule I - 1

Short Particulars of U.S. Copyright Collateral

SCHEDULE I

SHORT PARTICULARS OF U.S. COPYRIGHT COLLATERAL

No.	TITLE	REG NO	REG DATE	OWNER
1.

Schedule I - 1

Short Particulars of U.S. Copyright Collateral

EXHIBIT G-1

FORM OF

INTERCOMPANY NOTE

LOAN PARTY PAYORS

LOAN PARTY PAYEES

New York, New York

December [•], 2025

FOR VALUE RECEIVED, each Person set forth on Schedule A hereto from time to time, in its capacity as Payor (individually or collectively, as the context may require, a “Payor”), hereby promises to pay on demand to the order of each other Person set forth on Schedule A hereto or its assigns (individually or collectively, as the context may require, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the applicable Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the applicable Payee to the applicable Payor.

The applicable Payor also promises to pay interest on the unpaid principal amount hereof in like money at said location from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the applicable Payor and the applicable Payee.

Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the applicable Payor or (y) any exercise of remedies (including the termination of the Commitments) pursuant to Section 6.02 of the Credit Agreement referred to below, the unpaid principal amount of all loans and advances evidenced by this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note. This Note is one of the Intercompany Notes referred to in the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLBL Inc. (the “Borrower”), Sabre Holdings Corporation, (“Holdings”), Wilmington Trust, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and each lender from time to time party thereto (as amended, restated, modified, supplemented, extended or renewed from time to time, the “Credit Agreement”) and is subject to the terms of the Credit Agreement, and shall be pledged by the applicable Payee pursuant to the Security Agreement (as defined in the Credit Agreement). The applicable Payor hereby acknowledges and agrees that the Secured Parties (as defined in the Security Agreement) may, pursuant to the Security Agreement as in effect from time to time, exercise all rights provided therein with respect to this Note.

The applicable Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to the applicable Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

The applicable Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Any Subsidiary (as defined in the Credit Agreement) of the Borrower that wishes to become, or is required pursuant to the terms of the Credit Agreement to become, a party to this Note after the date hereof shall become a Payor or Payee, as applicable, hereunder by executing a counterpart hereof or a joinder agreement (which joinder agreement is in form and substance satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) (as such terms are defined in the Credit Agreement)) and delivering same to the Administrative Agent. Each party to this Note on the date hereof agrees that any such Subsidiary shall, at the time it becomes a Payor or Payee pursuant to the foregoing provisions, be treated as if it were an original party hereto.

[Signatures on following page]

2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[______________], as Payor

By:
Name:
Title:

3

Pay to the order of

[______________], as Payee

By:
Name:
Title:

4

NAME OF PAYOR/PAYEE	JURISDICTION OF ORGANIZATION

5

EXHIBIT G-2

FORM OF

INTERCOMPANY NOTE

NON-LOAN PARTY PAYORS

LOAN PARTY PAYEES

New York, New York

December [•], 2025

FOR VALUE RECEIVED, each Person set forth on Schedule A hereto from time to time, in its capacity as Payor (individually or collectively, as the context may require, a “Payor”), hereby promises to pay on demand to the order of each other Person set forth on Schedule A hereto or its assigns (individually or collectively, as the context may require, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the applicable Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the applicable Payee to the applicable Payor.

The applicable Payor also promises to pay interest on the unpaid principal amount hereof in like money at said location from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the applicable Payor and the applicable Payee.

Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the applicable Payor or (y) any exercise of remedies (including the termination of the commitments) pursuant to Section 6.02 of the Credit Agreement referred to below, the unpaid principal amount of all loans and advances evidenced by this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note. This Note is one of the Intercompany Notes referred to in the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLBL Inc. (the “Borrower”), Sabre Holdings Corporation, (“Holdings”), Wilmington Trust, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and each lender from time to time party thereto (as amended, restated, modified, supplemented, extended or renewed from time to time, the “Credit Agreement”) and is subject to the terms of the Credit Agreement, and shall be pledged by the applicable Payee pursuant to the Security Agreement (as defined in the Credit Agreement). The applicable Payor hereby acknowledges and agrees that the Secured Parties (as defined in the Security Agreement) may, pursuant to the Security Agreement as in effect from time to time, exercise all rights provided therein with respect to this Note.

The applicable Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to the applicable Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

The applicable Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Any Subsidiary (as defined in the Credit Agreement) of the Borrower that wishes to become, or is required pursuant to the terms of the Credit Agreement to become, a party to this Note after the date hereof shall become a Payor or Payee, as applicable, hereunder by executing a counterpart hereof or a joinder agreement (which joinder agreement is in form and substance satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) (as such terms are defined in the Credit Agreement)) and delivering same to the Administrative Agent. Each party to this Note on the date hereof agrees that any such Subsidiary shall, at the time it becomes a Payor or Payee pursuant to the foregoing provisions, be treated as if it were an original party hereto.

FOR THE AVOIDANCE OF DOUBT, OBGLIGATIONS TO REPAY LOANS AND ADVANCES ARE LIMITED TO THOSE ACTUALLY ENTERED INTO BY EACH APPLICABLE PAYOR AND PAYEE AND IN NO CIRCUMSTANCE SHALL ANY PAYOR OR PAYEE BE LIABLE FOR THE DEBTS OF ANY OTHER PAYOR OR PAYEE UNDER THIS NOTE.

[Signatures on following page]

2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[______________], as Payor

By:
Name:
Title:

3

Pay to the order of

[______________], as Payee

By:
Name:
Title:

4

NAME OF PAYOR/PAYEE	JURISDICTION OF ORGANIZATION

5

EXHIBIT G-3

FORM OF

INTERCOMPANY NOTE

LOAN PARTY PAYORS

NON-LOAN PARTY PAYEES

This Note, and the obligations of each Person set forth on Schedule A hereto, in its capacity as Payor (collectively, the “Payor”) hereunder, shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined in Section 1.07 of Annex A hereto) on the terms and conditions set forth in Annex A hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety. Annex A shall not be amended, modified or supplemented without the written consent of the Required Lenders (as defined in the Credit Agreement referred to below) (or, after the Credit Agreement has been terminated and all Senior Indebtedness (as defined in Annex A hereto) under the Credit Agreement shall have been paid in full, the other holders holding a majority of the outstanding other Senior Indebtedness) .1

New York, New York

December [•], 2025

FOR VALUE RECEIVED, each Person set forth on Schedule A hereto from time to time, in its capacity as Payor (individually or collectively, as the context may require, a “Payor”), hereby promises to pay on demand to the order of each other Person set forth on Schedule A hereto or its assigns (individually or collectively, as the context may require, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the applicable Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the applicable Payee to the applicable Payor.

The applicable Payor also promises to pay interest on the unpaid principal amount hereof in like money at said location from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the applicable Payor and the applicable Payee.

Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the applicable Payor or (y) any exercise of remedies (including the termination of the Commitments) pursuant to Section 6.02 of the Credit Agreement referred to below, the unpaid principal amount of all loans and advances evidenced by this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note. This Note is one of the Intercompany Notes

1 THIS NOTE, TO THE EXTENT EVIDENCING AN INTERCOMPANY LOAN INCURRED BY ANY LOAN PARTY (AS DEFINED IN THE CREDIT AGREEMENT) OWING TO ANY SUBSIDIARY OF THE BORROWER THAT IS NOT A CREDIT PARTY, SHALL HAVE INCLUDED ON ITS FACE THIS BRACKETED LEGEND AND SHALL HAVE “ANNEX A TO NOTE” ATTACHED THERETO AND MADE A PART THEREOF.

referred to in the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLBL Inc. (the “Borrower”), Sabre Holdings Corporation, (“Holdings”), Wilmington Trust, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and each lender from time to time party thereto (as amended, restated, modified, supplemented, extended or renewed from time to time, the “Credit Agreement”) and is subject to the terms of the Credit Agreement, and shall be pledged by the applicable Payee pursuant to the Security Agreement (as defined in the Credit Agreement). The applicable Payor hereby acknowledges and agrees that the Secured Parties (as defined in the Security Agreement) may, pursuant to the Security Agreement as in effect from time to time, exercise all rights provided therein with respect to this Note.

The applicable Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to the applicable Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

The applicable Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Any Subsidiary (as defined in the Credit Agreement) of the Borrower that wishes to become, or is required pursuant to the terms of the Credit Agreement to become, a party to this Note after the date hereof shall become a Payor or Payee, as applicable, hereunder by executing a counterpart hereof or a joinder agreement (which joinder agreement is in form and substance satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) (as such terms are defined in the Credit Agreement)) and delivering same to the Administrative Agent. Each party to this Note on the date hereof agrees that any such Subsidiary shall, at the time it becomes a Payor or Payee pursuant to the foregoing provisions, be treated as if it were an original party hereto.

FOR THE AVOIDANCE OF DOUBT, OBGLIGATIONS TO REPAY LOANS AND ADVANCES ARE LIMITED TO THOSE ACTUALLY ENTERED INTO BY EACH APPLICABLE PAYOR AND PAYEE AND IN NO CIRCUMSTANCE SHALL ANY PAYOR OR PAYEE BE LIABLE FOR THE DEBTS OF ANY OTHER PAYOR OR PAYEE UNDER THIS NOTE.

[Signatures on following page]

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[______________], as Payor

By:
Name:
Title:

Pay to the order of

[______________], as Payee

By:
Name:
Title:

NAME OF PAYOR/PAYEE	JURISDICTION OF ORGANIZATION

ANNEX A

TO

INTERCOMPANY NOTE

Section 1.01. Subordination of Liabilities. Each Person set forth on Schedule A to the promissory note (the “Note”) to which this Annex A is attached in its capacity as a payor (each such party a “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the Note by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all Persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02. Payors Not to Make Payments with Respect to Note in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) due and owing in respect thereof shall first be paid in full in cash before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of the principal of (including installments thereof), or interest on, or any other amount otherwise owing in respect of, the Note. No Payor may, directly or indirectly (and no Person or other entity on behalf of any Payor may), make any payment of any principal of, and interest on, or any other amount owing in respect of, the Note and may not acquire all or any part of the Note for cash, property or securities until all Senior Indebtedness has been paid in full in cash if any Default or Event of Default (each as defined below) is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any Default or Event of Default in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the terms “Default” and “Event of Default” shall mean any Default or Event of Default (or similar term), respectively, under and as defined in, the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with respect to any Senior Indebtedness.

(b) In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, any payment shall be made (or any holder of the Note shall receive any payment) on account of the principal of, or interest on, or other amounts otherwise owing in respect of, the Note, at a time when payment is not permitted by the terms of the Note or by said subsection (a), such payment shall be held by such holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, each Payor shall give each holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

Section 1.03. Note Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of any Payor. Upon any distribution of assets of any Payor upon any dissolution, winding up, liquidation or reorganization of such Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), except as otherwise permitted or provided under the Credit Agreement:

(a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the respective Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before any holder of the Note is entitled to receive any payment of any kind or character on account of the principal of or interest on or any other amount owing in respect of the Note;

(b) any payment or distribution of assets of any Payor of any kind or character, whether in cash, property or securities, to which any holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of any Payor of any kind or character, whether in cash, property or securities, shall be received by any holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

If any holder of the Note does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introduction paragraph of this Section 1.03 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of any holder of the Note.

Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, each Payor shall give prompt written notice to each holder of the Note of any dissolution, winding up, liquidation or reorganization of such Payor (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, each holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of each Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of any Payor or by or on behalf of any holder of the Note by virtue of this Annex A which otherwise would have been made to any holder of the Note shall, as between each Payor, its creditors other than the holders of Senior Indebtedness, and each holder of the Note, be deemed to be payment by such Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of each holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05. Obligation of the Payor Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between each Payor and each holder of the Note, the obligation of such Payor, which is absolute and unconditional, to pay to such holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of any holder of the Note and creditors of each Payor, other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided herein, prevent any holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of any Payor received upon the exercise of any such remedy. Upon any distribution of assets of any Payor referred to in this Annex A, each holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to any holder of the Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of each Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of any Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Payor or by any act or failure to act by any such holder, or by any noncompliance by any Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of any holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from any holder of the Note.

Section 1.07. Definitions. As used in this Annex, the terms set forth below shall have the respective meanings provided below:

“Obligation” shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations (including any guaranty of the foregoing) payable under the documentation governing any indebtedness (including, without limitation, all interest on or after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Senior Indebtedness” shall mean all Obligations of a Payor under, or in respect of, (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement) to which such Payor is a party, and any renewal, extension, restatement, refinancing or refunding of any thereof and (ii) each Secured Hedge Agreement (as defined in the Credit Agreement), in each case including any guaranty thereof under the Guaranty (as defined in the Credit Agreement) of any Payor that is a Guarantor (as defined in the Credit Agreement).

Section 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by any Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLBL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 13.23 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that it shall (1) promptly submit to the Borrower and the Administrative Agent additional duly completed and signed copies of such forms or certificates (a) on or before the date that any such form or certificate expires or becomes obsolete, (b) after the occurrence of a change in the circumstances of the undersigned requiring a change in the most recent form or certificate previously delivered by it to the Borrower and the Administrative Agent, and (c) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (2) promptly notify the Borrower and the Administrative Agent of any change in the undersigned’s circumstances which would modify or render invalid or inaccurate any information provided on this certificate.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:          , 20[ ]

EXHIBIT H-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLBL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 13.23 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that it shall (1) promptly submit to such Lender additional duly completed and signed copies of such forms or certificates (a) on or before the date that any such form or certificate expires or becomes obsolete, (b) after the occurrence of a change in the circumstances of the undersigned requiring a change in the most recent form or certificate previously delivered by it to such Lender, and (c) from time to time thereafter if reasonably requested by such Lender, and (2) promptly notify such Lender of any change in the undersigned’s circumstances which would modify or render invalid or inaccurate any information provided on this certificate.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:          , 20[ ]

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLBL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 13.23 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:          , 20[ ]

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the First Lien Pari Passu Credit Agreement, dated as of December 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLBL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 13.23 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN- E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that it shall (1) promptly submit to the Borrower and the Administrative Agent additional duly completed and signed copies of such forms or certificates (a) on or before the date that any such form or certificate expires or becomes obsolete, (b) after the occurrence of a change in the circumstances of the undersigned requiring a change in the most recent form or certificate previously delivered by it to the Borrower and the Administrative Agent, and (c) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (2) promptly notify the Borrower and the Administrative Agent of any change in the undersigned’s circumstances which would modify or render invalid or inaccurate any information provided on this certificate.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:          , 20[ ]

EXHIBIT I

[FORM OF]

JUNIOR LIEN INTERCREDITOR AGREEMENT 1

among

SABRE GLBL INC.,

SABRE HOLDINGS CORPORATION,

THE GRANTORS,

[  ],

as Credit Agreement Administrative Agent for the Credit Agreement Secured Parties and as

Authorized Representative for the Credit Agreement Secured Parties

[  ],

as Initial Additional First-Lien Collateral Agent for the Initial Additional First-Lien Secured

Parties and as Initial Additional First-Lien Authorized Representative for the Initial Additional

First-Lien Secured Parties

[  ]

as Initial Junior-Lien Collateral Agent for the Initial Junior-Lien Secured Parties and as Initial|

Junior-Lien Authorized Representative for the Initial Junior-Lien Secured Parties

and

each additional Authorized Representative and Collateral Agent from time to time party hereto dated as of [ ], 20[ ]

1 This form shall be modified, as necessary, to properly reflect the Authorized Representatives and the Collateral

Agents of the then-outstanding First-Lien Obligations, at the time this Agreement is entered into.

i

ii

JUNIOR-LIEN INTERCREDITOR AGREEMENT dated as of [  ], 20[  ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among SABRE GLBL INC., a Delaware corporation (the “Company”), SABRE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), the Grantors (as defined below), [  ], as administrative agent and collateral agent for itself and on behalf of the Credit Agreement Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity the “Credit Agreement Administrative Agent”), [ ], as Authorized Representative for itself and on behalf of the Credit Agreement Secured Parties (as each such term is defined below), [ ], as collateral agent for the Initial Additional First-Lien Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Initial Additional First-Lien Collateral Agent”), [  ], as Authorized Representative for itself and on behalf of the Initial Additional First- Lien Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Initial Additional First-Lien Authorized Representative”), [  ], as collateral agent for the Initial Junior-Lien Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Initial Junior-Lien Collateral Agent”), [ ], as Authorized Representative for the Initial Junior-Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Junior-Lien Authorized Representative”), and each additional Authorized Representative and Collateral Agent that from time to time becomes a party hereto pursuant to Section 8.8. 2

[WHEREAS, Holdings and the Company (i) are party to the [insert description of Credit Agreement], as the same has been, or may from time to time in the future be, further amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, among Holdings, the Company, the other parties thereto, the lenders from time to time parties thereto and the Credit Agreement Administrative Agent (which agreement, on the date hereof, is the Credit Agreement as hereinafter defined), (ii) are party to that certain [insert description of Initial Additional First-Lien Agreement], as the same has been or may from time to time in the future be, amended, amended and restated, extended, supplemented or otherwise modified from time to time (the “Initial Additional First-Lien Agreement”), and (iii) may from time to time become (or may have already become) a party to Additional First-Lien Documents;] 3

WHEREAS, Holdings and the Company (i) are party to the [insert description of Initial Junior-Lien Debt Document], and (ii) may become a party to other Junior-Lien Debt Documents governing future Junior-Lien Debt.

[2]	To be modified, as necessary, to properly reflect the Debt Facilities in existence at the time this Agreement is entered into.
[3]	To be modified, as necessary, to properly reflect the Debt Facilities in existence at the time this Agreement is entered into.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or the First-Lien Intercreditor Agreement, as specified herein, or, if defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First-Lien Debt” means any Indebtedness of the Company (including Indebtedness constituting Initial Additional First-Lien Obligations but excluding Indebtedness constituting Credit Agreement Obligations) incurred by Holdings, the Company or any other Grantor and secured by the First-Lien Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations and any other outstanding First-Lien Obligations; provided that (i) such Indebtedness is permitted (at the time of incurrence thereof) to be incurred and secured on such basis by each First-Lien Debt Document and Junior-Lien Debt Document and (ii) the Authorized Representative for the holders of such Indebtedness shall have become party to the First-Lien Intercreditor Agreement in accordance with the terms thereof. Additional First-Lien Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor.

“Additional First-Lien Debt Facility” means each indenture or other governing agreement with respect to any Additional First-Lien Debt, including, without limitation, the Initial Additional First-Lien Agreement.

“Additional First-Lien Debt Obligations” means all amounts owing to any Additional First-Lien Secured Party (as defined in the First-Lien Intercreditor Agreement) (including the Initial Additional First-Lien Secured Parties) pursuant to the terms of any Additional First-Lien Document (including the Initial Additional First-Lien Documents (as defined in the First-Lien Intercreditor Agreement)), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional First- Lien Document), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts and any amounts reinstated pursuant to Section 2.06 of the First-Lien Intercreditor Agreement.

“Additional First-Lien Debt Representative” has the meaning assigned to such term in Section 8.8(b).

“Additional First-Lien Documents” has the meaning assigned to such term in the First-Lien Intercreditor Agreement.

“Additional First-Lien Secured Parties” means the holders of any Additional First-Lien Debt Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional First-Lien Secured Parties.

“Additional First-Lien Security Documents” has the meaning assigned to such term in the First-Lien Intercreditor Agreement.

“Additional Junior-Lien Collateral Agent” means, at any time, (i) in the case of the Initial Junior-Lien Obligations or the Initial Junior-Lien Secured Parties, the Initial Junior- Lien Collateral Agent and (ii) in the case of any other additional class or series of Additional Junior-Lien Debt or Additional Junior-Lien Secured Parties that become subject to this Agreement after the date hereof, the collateral agent named for such class or series in the applicable Joinder Agreement.

“Additional Junior-Lien Debt” has the meaning assigned to such term in Section 8.8(a).

“Additional Junior-Lien Debt Representative” has the meaning assigned to such term in Section 8.8(a).

“Additional Junior-Lien Secured Parties” has the meaning assigned to such term in Section 8.8(a).

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Applicable First-Lien Authorized Representative” means “Applicable Authorized Representative”, as such term is defined in the First-Lien Intercreditor Agreement.

“Applicable First-Lien Collateral Agent” means “Applicable Collateral Agent”, as such term is defined in the First-Lien Intercreditor Agreement.

“Authorized Representatives” means the First-Lien Authorized Representatives and the Junior-Lien Authorized Representatives.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized required by law to close.

“Collateral” means the First-Lien Collateral and the Junior-Lien Collateral.

“Collateral Agent” means (i) in the case of any First-Lien Obligations, each (or the respective) First-Lien Collateral Agent and (ii) in the case of Junior-Lien Obligations, each (or the respective) Junior-Lien Collateral Agent.

“Collateral Documents” means the First-Lien Collateral Documents and the Junior-Lien Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling First-Lien Parties” means “Controlling Secured Parties” as such term is defined in the First-Lien Intercreditor Agreement.

“Credit Agreement” means “Credit Agreement” as such term is defined in the First-Lien Intercreditor Agreement.

“Credit Agreement Administrative Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“Credit Agreement Documents” has the meaning assigned to such term in the First-Lien Intercreditor Agreement.

“Credit Agreement Obligations” means all “Obligations” as such term is defined in the Credit Agreement (including, for the avoidance of doubt, any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, and any amounts reinstated pursuant to Section 2.06 of the First-Lien Intercreditor Agreement).

“Credit Agreement Secured Parties” has the meaning assigned to such term in the First-Lien Intercreditor Agreement.

“Debt Facility” means any First-Lien Facility and any Junior-Lien Debt Facility.

“Deposit Account Collateral” means that part of the Shared Collateral comprised of or contained in Deposit Accounts or Securities Accounts.

“Designated Junior-Lien Authorized Representative” means (i) the Initial Junior- Lien Authorized Representative, until such time as the Junior-Lien Debt Facility under the Initial Junior-Lien Debt Documents ceases to be the only Junior-Lien Debt Facility under this Agreement and (ii) thereafter, the Junior-Lien Authorized Representative designated from time to time by the Junior-Lien Instructing Group, in a notice to the First-Lien Collateral Agents and the Company hereunder, as the “Designated Junior-Lien Authorized Representative” for purposes hereof.

“Designated Junior-Lien Collateral Agent ” means (i) the Initial Junior-Lien Collateral Agent, until such time as the Junior-Lien Debt Facility under the Initial Junior-Lien Debt Documents ceases to be the only Junior-Lien Debt Facility under this Agreement and (ii) thereafter, the Junior-Lien Collateral Agent designated from time to time by the Junior-Lien Instructing Group, in a notice to the First-Lien Authorized Representatives, the First-Lien Collateral Agents and the Company hereunder, as the “Designated Junior-Lien Collateral Agent” for purposes hereof.

“DIP Financing” has the meaning assigned to such term in Section 6.2.

“Discharge of First-Lien Obligations ” means the payment in full in cash of all First-Lien Obligations and the termination or cash collateralization (to the satisfaction of the respective issuers or counterparties, as the case may be) of all letters of credit and Secured Hedge Agreements issued or entered into, as the case may be, by a First-Lien Secured Party and the termination of all other commitments of the First-Lien Secured Parties under the First-Lien Debt Documents.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Enforcement Action” means, with respect to the First-Lien Obligations or the Junior-Lien Obligations, the exercise of any rights and remedies with respect to any Shared Collateral or the commencement or prosecution of enforcement of any of the rights and remedies with respect to any Shared Collateral under, as applicable, the First-Lien Debt Documents or the Junior-Lien Debt Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under any Bankruptcy Law.

“Enforcement Notice” has the meaning assigned to such term in Section 3.7(a).

“Event of Default” means an “Event of Default” as such term is defined in any First-Lien Debt Document.

“First-Lien” means the Liens on the First-Lien Collateral in favor of the First-Lien Secured Parties under the First-Lien Collateral Documents.

“First-Lien Authorized Representative” means “Authorized Representative”, as such term is defined in the First-Lien Intercreditor Agreement.

“First-Lien Collateral” means any “Collateral” as such term is defined in any Credit Agreement Document, any Initial Additional First-Lien Document (as defined in the First- Lien Intercreditor Agreement) or any other First-Lien Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a First-Lien Collateral Document as security for any First-Lien Obligation.

“First-Lien Collateral Agent” means “Collateral Agent”, as such term is defined in the First-Lien Intercreditor Agreement.

“First-Lien Collateral Documents” means “First-Lien Security Documents”, as such term is defined in the First-Lien Intercreditor Agreement.

“First-Lien Debt Documents” means (a) the Credit Agreement Documents and (b) any Additional First-Lien Documents.

“First-Lien Facilities” means the Credit Agreement Documents (and the facilities and Credit Agreement Obligations pursuant thereto) and the Additional First-Lien Debt Facilities.

“First-Lien Intercreditor Agreement” means that certain [intercreditor agreement dated as of May 9, 2012 among Holdings, the Company, [describe applicable parties], as amended, amended and restated, supplemented or otherwise modified from time to time] 4.

“First-Lien Obligations” means “First-Lien Obligations”, as such term is defined in the First-Lien Intercreditor Agreement.

“First-Lien Secured Parties” means the “First-Lien Secured Parties”, as such term is defined in the First-Lien Intercreditor Agreement.

“Grantors” shall mean the Company, Holdings, each other Loan Party (as defined in the Credit Agreement) and each of the Company’s Subsidiaries and each other direct or indirect parent company or subsidiary of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Holdings” has the meaning assigned to such term in the introductory paragraph hereof.

“Initial Additional First-Lien Agreement” has the meaning assigned to such term in the first recital hereof.

“Initial Additional First-Lien Authorized Representative” has the meaning assigned to such term in the introductory paragraph hereof.

“Initial Additional First-Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“Initial Additional First-Lien Obligations” has the meaning assigned to such term in the First-Lien Intercreditor Agreement.

“Initial Additional First-Lien Secured Parties” has the meaning assigned to such term in the First-Lien Intercreditor Agreement.

“Initial Junior-Lien Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

[4]	To be modified, as necessary, to properly reflect the parties to such agreement at the time this Agreement is entered into.

“Initial Junior-Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Junior-Lien Collateral Documents” means any collateral agreements, security agreements and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Initial Junior-Lien Obligations.

“Initial Junior-Lien Debt” means the Junior-Lien Debt incurred pursuant to the Initial Junior-Lien Debt Documents.

“Initial Junior-Lien Debt Documents” means the [  ] and any notes, guaranties, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Junior-Lien Collateral Documents.

“Initial Junior-Lien Obligations” means the Junior-Lien Obligations arising pursuant to the Initial Junior-Lien Debt Documents.

“Initial Junior-Lien Secured Parties” means the holders of any Initial Junior-Lien Obligations, the Initial Junior-Lien Collateral Agent and the Initial Junior-Lien Authorized Representative, in each case, solely in such party’s capacity as a holder of, or agent, trustee or similar representative for the holders of, Initial Junior-Lien Debt.

“Insolvency or Liquidation Proceeding” means: (a) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary; (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights, license rights with respect to the foregoing and other intellectual property rights.

“Joinder Agreement ” means, as applicable, (a) a joinder to this Agreement in the form of Annex III hereto required to be delivered pursuant to Section 8.8(a) hereof in order to include an Junior-Lien Debt Facility hereunder and add Authorized Representatives hereunder for the Junior-Lien Secured Parties under such Junior-Lien Debt Facility and (b) a joinder to this Agreement in the form of Annex IV hereto delivered pursuant to Section 8.8(b) hereof to add Authorized Representatives hereunder for the First-Lien Secured Parties under any Additional First-Lien Debt.

“Junior-Lien” means the Liens on the Junior-Lien Collateral in favor of Junior- Lien Secured Parties under Junior-Lien Collateral Documents.

“Junior-Lien Authorized Representative” means (i) in the case of any Junior-Lien Obligations or the Initial Junior-Lien Secured Parties, the Initial Junior-Lien Authorized Representative and (ii) in the case of any other additional class or series of Junior-Lien Obligations or Junior-Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such additional class or series in the applicable Joinder Agreement.

“Junior-Lien Collateral” means any “Collateral” as such term is defined in any Junior-Lien Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior-Lien Collateral Document as security for any Junior-Lien Obligation.

“Junior-Lien Collateral Agent ” means (i) in the case of the Initial Junior-Lien Obligations, the Initial Junior-Lien Collateral Agent and (ii) in the case of Additional Junior-Lien Debt, the Additional Junior-Lien Collateral Agent for such class or series. If at any time, the Authorized Representative for a given class or series of Junior-Lien Debt is also acting as the Collateral Agent for such class or series, then any reference to a Collateral Agent contained herein will be deemed to include such Authorized Representative acting as such.

“Junior-Lien Collateral Documents” means the Initial Junior-Lien Collateral Documents and each of the security agreements and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Junior-Lien Obligation.

“Junior-Lien Debt” means the Initial Junior-Lien Debt and any other Indebtedness of the Company, which is secured by the Junior-Lien Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Junior-Lien Debt Documents) with any other Junior-Lien Obligations (if any other Junior-Lien Debt Obligations are then outstanding) and the applicable Junior-Lien Debt Documents of which provide that such Indebtedness is to be secured by such Junior-Lien Collateral on a junior and subordinate basis to the Liens securing the First-Lien Obligations (and which is not secured by Liens on any assets of the Company or any Subsidiary or other Grantor which are not included in the First-Lien Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, and secured on such basis by each First-Lien Debt Document and Junior-Lien Debt Document and (ii) except in the case of the Initial Junior-Lien Debt hereunder, the Authorized Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.8(a). Junior-Lien Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor.

“Junior-Lien Debt Documents” means the Initial Junior-Lien Debt Documents and, with respect to any series, issue or class of Junior-Lien Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Junior-Lien Collateral Documents.

“Junior-Lien Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Junior-Lien Debt.

“Junior-Lien Instructing Group” means holders of at least a majority of the aggregate principal amount of Junior-Lien Obligations then outstanding.

“Junior-Lien Obligations” means all amounts owing to any Junior-Lien Secured Party (including the Initial Junior-Lien Secured Parties) pursuant to the terms of any Junior-Lien Debt Document (including the Initial Junior-Lien Debt Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Junior-Lien Debt Document, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Junior-Lien Debt), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Junior-Lien Secured Parties” means the Initial Junior-Lien Secured Parties and, with respect to any series, issue or class of Junior-Lien Debt, the holders of such Indebtedness, the Authorized Representative and the Collateral Agent with respect thereto, any trustee or agent therefor under any related Junior-Lien Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Grantor under any related Junior- Lien Debt Documents, in each case, solely in such party’s capacity as a holder of, or agent, trustee or similar representative for holders of, Junior-Lien Secured Debt.

“LC Cash Collateral” has the meaning assigned to such term in Section 3.7(c).

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof.

“Payment Discharge” has the meaning assigned to such term in Section 5.1(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.8(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral, any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any First-Lien Collateral Agent or any First-Lien Secured Party from a Junior-Lien Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Purchase” has the meaning assigned to such term in Section 3.7(b).

“Purchase Notice” has the meaning assigned to such term in Section 3.7(a).

“Purchase Price” has the meaning assigned to such term in Section 3.7(c).

“Purchasing Parties” has the meaning assigned to such term in Section 3.7(b).

“Recovery” has the meaning assigned to such term in Section 6.5.

“Refinance ” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a private placement transaction pursuant to the exemption from registration provided by Rule 144A or another rule or regulation under the Securities Act of 1933, as amended, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Obligations” means the First-Lien Obligations and the Junior-Lien Obligations.

“Secured Parties” means the First-Lien Secured Parties and the Junior-Lien Secured Parties.

“Shared Collateral ” means, at any time, Collateral in which the holders of First- Lien Obligations under at least one First-Lien Facility and the holders of Junior-Lien Obligations under at least one Junior-Lien Debt Facility (or, in each case, their Authorized Representatives) hold a security interest at such time, including, without limitation, any assets in which the First- Lien Collateral Agents are automatically deemed to have a Lien pursuant to the provisions of Section 2.4. If, at any time, any portion of the First-Lien Collateral under one or more First-Lien Facilities does not constitute Junior-Lien Collateral under one or more Junior-Lien Debt Facilities, then such portion of such First-Lien Collateral shall constitute Shared Collateral only with respect to the Junior-Lien Debt Facilities for which it constitutes Junio-Lien Collateral and shall not constitute Shared Collateral for any Junior-Lien Debt Facility which does not have a security interest in such Collateral at such time.

“Standstill Period” has the meaning assigned to such term in Section 3.2.

“Subsidiary ” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Surviving Obligations” has the meaning assigned to such term in Section 3.7(b).

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, and (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.1 Subordination of Liens. Notwithstanding the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior-Lien Collateral Agent or any Junior-Lien Secured Parties on the Shared Collateral or of any Liens granted to the First-Lien Collateral Agents or the First-Lien Secured Parties on the Shared Collateral (or any actual or alleged defect or deficiency in any of the foregoing) and notwithstanding any provision of the UCC, any Bankruptcy Law, any other applicable law, any Junior-Lien Debt Document or any First-Lien Debt Document, whether any First-Lien Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Shared Collateral, the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or any other circumstance whatsoever, each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and each Junior-Lien Secured Party under its Junior-Lien Debt Facility, hereby agrees that (i) any Lien on the Shared Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of any First-Lien Collateral Agent, any First-Lien Secured Parties or any First-Lien Authorized Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Junior-Lien Obligations and (ii) any Lien on the Shared Collateral securing any Junior-Lien Obligations now or hereafter held by or on behalf of any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any First—Lien Obligations. All Liens on the Shared Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Junior-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are (x) subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person or (y) otherwise subordinated, voided, avoided, invalidated or lapsed. Notwithstanding any failure by any First-Lien Secured Party or Junior-Lien Secured Party to perfect its security interests in the Shared Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Shared Collateral granted to the First-Lien Secured Parties or the Junior-Lien Secured Parties, the priority and rights as between the First-Lien Secured Parties and the Junior-Lien Secured Parties with respect to the Shared Collateral shall be as set forth herein.

Section 2.2 Nature of First-Lien Lender Claims. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and each Junior- Lien Secured Party under its Junior-Lien Debt Facility, acknowledges that (a) a portion of the First- Lien Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the First-Lien Debt Documents and the First-Lien Obligations may be amended, supplemented or otherwise modified, and the First-Lien Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the First-Lien Obligations may be increased, in each case, without notice to or consent by the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents or the Junior-Lien Secured Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.1 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of any of the First-Lien Obligations or any of the Junior-Lien Obligations, or any portion thereof. As between the Company and the other Grantors and the Junior-Lien Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the other Grantors contained in any Junior-Lien Debt Document with respect to the incurrence of Additional First-Lien Debt Obligations.

Section 2.3 Prohibition on Contesting Liens. Each of the Junior-Lien Authorized Representatives and each of the Junior-Lien Collateral Agents, for itself and on behalf of each Junior- Lien Secured Party under its Junior-Lien Debt Facility, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any First-Lien Obligations held (or purported to be held) by or on behalf of any First- Lien Collateral Agent or any of the First-Lien Secured Parties or any First-Lien Authorized Representative or other agent or trustee therefor in any First-Lien Collateral, and each First-Lien Collateral Agent and each First-Lien Authorized Representative, for itself and on behalf of each First-Lien Secured Party under its First-Lien Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any

Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior-Lien Obligations held (or purported to be held) by or on behalf of any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any of the Junior-Lien Secured Parties in the Junior-Lien Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First-Lien Collateral Agent or any First-Lien Authorized Representative to enforce this Agreement (including the priority of the Liens securing the First-Lien Obligations as provided in Section 2.1) or any of the First-Lien Debt Documents.

Section 2.4 No New Liens. The parties hereto agree that, so long as the Discharge of First-Lien Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Junior-Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the First-Lien Obligations; and (b) each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent agrees, for itself and on behalf of each applicable Junior-Lien Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Junior-Lien Obligations that are not also subject to the first-priority Lien in respect of the First- Lien Obligations under the First-Lien Debt Documents (other than with respect to Additional First-Lien Debt Obligations that, by their terms, are not intended to be secured by all of the First-Lien Collateral and, in particular, are not intended to be secured by such assets). If any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any Collateral that is not also subject to the first-priority Lien in respect of the First-Lien Obligations under the First- Lien Debt Documents, then such Junior-Lien Authorized Representative, Junior-Lien Collateral Agent or Junior-Lien Secured Party shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the First-Lien Collateral Agents as security for the applicable First-Lien Obligations (subject to the lien priority and other terms hereof) and shall promptly notify the First-Lien Collateral Agents in writing of the existence of such Lien and in any event take such actions as may be requested by the First-Lien Collateral Agents to assign or release such Liens to the First-Lien Collateral Agents (and/or its designees) as security for the applicable First-Lien Obligations (but may retain a Junior-Lien on such assets or property subject to the terms hereof) and until such release or assignment, shall be deemed to hold and have held such Lien for the benefit of the First-Lien Collateral Agents as security for the First-Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First-Lien Secured Parties, the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the other Junior-Lien Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.2.

Section 2.5 Perfection of Liens. Except for the agreements of the First-Lien Collateral Agents pursuant to Section 5.8, none of the First-Lien Collateral Agents, the First-Lien Authorized Representatives or the First -Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents or the Junior-Lien

Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First-Lien Secured Parties and the Junior-Lien Secured Parties and such provisions shall not impose on the First-Lien Collateral Agents, the First-Lien Authorized Representatives, the First-Lien Secured Parties, the Junior-Lien Collateral Agents, the Junior-Lien Authorized Representatives, the Junior-Lien Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.6 Waiver of Marshalling. Until the Discharge of First-Lien Obligations, each Junior-Lien Authorized Representative and each the Junior-Lien Collateral Agents, on behalf of itself and the applicable Junior-Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Shared Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE III

Enforcement

Section 3.1 Exclusive Enforcement. Until the Discharge of First -Lien Obligations has occurred, whether or not an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the First-Lien Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Shared Collateral, without any consultation with or consent of any Junior-Lien Secured Party, but subject to the provisos set forth in Section 3.2 and Section 6.1. Upon the occurrence and during the continuance of a default or an event of default under the First-Lien Debt Documents, the First-Lien Collateral Agents and the other First-Lien Secured Parties shall control all decisions related to the exercise and continuance of any Enforcement Action with respect to the First-Lien Obligations and the Shared Collateral and shall do so in such order and manner as they may determine in their sole discretion without any consultation with, or the consent of any of the Junior-Lien Secured Parties.

Section 3.2 Standstill and Waivers. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and the other Junior-Lien Secured Parties, agrees that, until the Discharge of First-Lien Obligations has occurred, subject to the proviso set forth in this Section 3.2:

(a) they will not take or cause to be taken any Enforcement Action with respect to the Shared Collateral;

(b) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Junior-Lien Obligation pari passu with or senior to, or to give any Junior-Lien Secured Party any preference or priority relative to, the Liens with respect to the First-Lien Obligations or the First-Lien Secured Parties with respect to any of the Shared Collateral;

(c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing (including on the basis of a deficiency claim, unsecured claim or otherwise) of an Insolvency or Liquidation Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Shared Collateral by any First-Lien Secured Party or any other Enforcement Action taken with respect to the Shared Collateral (or any forbearance from taking any Enforcement Action with respect to the Shared Collateral) by or on behalf of any First-Lien Secured Party;

(d) they have no right to (i) direct either any First-Lien Collateral Agent or any other First-Lien Secured Party to exercise any right, remedy or power with respect to the Shared Collateral or pursuant to the First-Lien Collateral Documents or (ii) consent or object to the exercise by any First-Lien Collateral Agent or any other First-Lien Secured Party of any right, remedy or power with respect to the Shared Collateral or pursuant to the First-Lien Collateral Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a Junior-Lien creditor or otherwise, they hereby irrevocably waive such right);

(e) they will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against any First- Lien Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First-Lien Secured Party shall be liable for, any action taken or omitted to be taken by any First-Lien Secured Party with respect to the Shared Collateral or pursuant to the First-Lien Debt Documents;

(f) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Grantor or any of their respective subsidiaries or affiliates under or with respect to any Junior-Lien Collateral Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Junior-Lien Collateral Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Junior-Lien Collateral Document; and

(g) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Shared Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Shared Collateral or pursuant to the Junior-Lien Collateral Documents;

provided that, notwithstanding the foregoing, the Junior-Lien Secured Parties may exercise their rights and remedies in respect of the Shared Collateral under the Junior-Lien Collateral Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the First-Lien Collateral Agents certifying that an acceleration of the Junior-Lien Obligations has occurred (and so long as such acceleration has not been rescinded); provided, further, however, that, notwithstanding the foregoing, in no event shall any Junior-Lien Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First-Lien Secured Party shall have commenced the exercise of any of its rights and remedies with respect to any material portion of the Shared Collateral (or attempted to commence such exercise and are stayed by an Insolvency or Liquidation Proceeding) or (ii) an Insolvency or Liquidation Proceeding in respect of any Grantor shall have been commenced; and provided, further, that in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, the Junior-Lien Authorized Representative, the Junior-Lien Collateral Agents and the Junior-Lien Secured Parties may take any action expressly permitted by Section 6.1. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, except as expressly provided in Section 6.1, the sole right of the Junior-Lien Authorized Representatives, the Junior- Lien Collateral Agents and the Junior-Lien Secured Parties with respect to the Shared Collateral or any other Collateral is to hold a Lien on the Shared Collateral or such other Collateral in respect of the applicable Junior-Lien Obligations pursuant to the Junior-Lien Debt Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First-Lien Obligations has occurred. For the avoidance of doubt, nothing in this Agreement prohibits the acceleration of the Junior-Lien Obligations in accordance with the terms of the Junior-Lien Debt Documents.

Section 3.3 Judgment Creditors. In the event that any Junior- Lien Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor, any such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First-Lien and the First-Lien Obligations) to the same extent as other Liens securing the Junior-Lien Obligations are subject to the terms of this Agreement.

Section 3.4 Cooperation. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and the other Junior-Lien Secured Parties under the Junior-Lien Debt Facility to which it is a party, agrees that each of them shall take such actions as any First-Lien Authorized Representative or First-Lien Collateral Agent shall request in connection with the exercise by the First-Lien Secured Parties of their rights set forth herein. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Junior-Lien Debt Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Authorized Representatives, First-Lien Collateral Agents or First-Lien Secured Parties with respect to the First-Lien Collateral as set forth in this Agreement and the First-Lien Debt Documents.

Section 3.5 No Additional Rights for the Grantors Hereunder. Except as provided in Section 3.6, if any First-Lien Secured Party or Junior-Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any First-Lien Secured Party or Junior-Lien Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First-Lien Secured Party or Junior-Lien Secured Party.

Section 3.6 Actions upon Breach. (a) If any Junior-Lien Secured Party, contrary to this Agreement, commences, participates or supports any Person commencing or participating in any action or proceeding against or with respect to any Grantor or the Shared Collateral, such Grantor, with the prior written consent of the Applicable First-Lien Collateral Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any First-Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any First-Lien Collateral Agent or any First-Lien Authorized Representative or other First-Lien Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company or any other Grantor may obtain relief against such Junior-Lien Authorized Representative, such Junior-Lien Collateral Agent or such Junior- Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and each Junior-Lien Secured Party under its Junior-Lien Debt Facility, hereby (i) agrees that the First-Lien Secured Parties’ damages from the actions of any Junior-Lien Authorized Representatives, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the First-Lien Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First-Lien Collateral Agent, any First-Lien Authorized Representative or and First-Lien Secured Party.

Section 3.7 Option to Purchase. (a) The Applicable First-Lien Collateral Agent agrees that it will give the Designated Junior-Lien Collateral Agent written notice (the “Enforcement Notice”) promptly following (i) its commencement of any Enforcement Action with respect to Shared Collateral (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the Applicable First-Lien Collateral Agent is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights of its First-Liens on a material portion of the Shared Collateral, including, without limitation, all Enforcement Actions identified in such notice), (ii) its acceleration of the First-Lien Obligations in accordance with the terms of the First-Lien Debt Documents; or (iii) its commencement of an Insolvency or Liquidation Proceeding. Any Junior-Lien Secured Party shall have the option, by irrevocable written notice (the “Purchase Notice”) delivered by the Designated Junior-Lien Collateral Agent to each First-Lien Collateral Agent no later than thirty days after the earlier to occur of (a) the Designated Junior-Lien Collateral Agent’s receipt of the Enforcement Notice and (b) the Designated Junior-Lien Collateral Agent becoming aware of the Enforcement Action, to purchase all (but not less than all) of the First-Lien Obligations from the First-Lien Secured Parties. Notwithstanding anything to the contrary contained herein, neither the Applicable First- Lien Collateral Agent nor any other First-Lien Secured Party shall have any liability to any party hereto for any failure or delay on the part of the Applicable First-Lien Collateral Agent in delivering any Enforcement Notice or terminating any existing Enforcement Action.

(b) On the date specified by the Designated Junior-Lien Collateral Agent in the Purchase Notice (which shall be a Business Day not less than five days, nor more than ten days, after receipt by the Applicable First-Lien Collateral Agent of the Purchase Notice), the First-Lien Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Junior-Lien Secured Parties electing to purchase pursuant to Section 3.7(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the First-Lien Secured Parties, all the First-Lien Obligations; provided that the First-Lien Obligations purchased shall not include any rights of First-Lien Secured Parties with respect to indemnification and other obligations of the Grantors under the First-Lien Debt Documents that are expressly stated to survive the termination of the First-Lien Debt Documents (the “Surviving Obligations”).

(c) Without limiting the obligations of the Grantors under the First-Lien Debt Documents to the First-Lien Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay in cash to the First-Lien Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all First-Lien Obligations then outstanding and unpaid at par (including principal, any prepayment premiums, accrued but unpaid interest and fees and any other unpaid amounts, including, breakage costs, attorneys’ fees and expenses, and, in the case of any Secured Hedge Agreement, the amount that would be payable by the relevant Grantors thereunder if it were to terminate such Secured Hedge Agreement on the date of the Purchase or, if not terminated, an amount determined by the relevant First-Lien Secured Party to be necessary to collateralize its credit risk arising out of such Secured Hedge Agreement), (ii) furnish cash collateral (the “LC Cash Collateral”) to the First-Lien Secured Parties in such amounts as the relevant First-Lien Secured Parties determine is reasonably necessary to secure such First-Lien Secured Parties in connection with any outstanding Letters of Credit, (iii) agree in writing in form and substance satisfactory to the Applicable First-Lien Collateral Agent to reimburse the First-Lien Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First-Lien Obligations and/or as to which the First-Lien Secured Parties have not yet received final payment and (iv) agree in writing in form and substance satisfactory to the Applicable First-Lien Collateral Agent, after written request from the Applicable First-Lien Collateral Agent, to reimburse the First-Lien Secured Parties in respect of indemnification obligations of the Grantors under the First-Lien Debt Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First-Lien Secured Parties; provided that in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Shared Collateral received by the Purchasing Parties.

(d) The Purchase Price and LC Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the Applicable First-Lien Collateral Agent as it shall designate to the Purchasing Parties. The Applicable First-Lien Collateral Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First-Lien Secured Parties in accordance with the First-Lien Debt Documents. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the Applicable First-Lien Collateral Agent are received in such account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the Applicable First-Lien Collateral Agent are received in such account later than 12:00 noon, New York City time.

(e) The Purchase shall be made without representation or warranty of any kind by the First-Lien Secured Parties as to the First-Lien Obligations, the Shared Collateral or otherwise and without recourse to the First-Lien Secured Parties, except that the First-Lien Secured Parties shall represent and warrant: (i) the amount of the First-Lien Obligations being purchased, (ii) that the First-Lien Secured Parties own the First-Lien Obligations free and clear of any liens or encumbrances and (iii) that the First-Lien Secured Parties have the right to assign the First-Lien Obligations and the assignment is duly authorized.

(f) For the avoidance of doubt, the parties hereto hereby acknowledge and agree that in no event shall the Designated Junior-Lien Collateral Agent (i) be deemed to be a Purchasing Party for purposes of this Section 3.7, (ii) be subject to or liable for any obligations of a Purchasing Party pursuant to this Section 3.7 or (iii) incur any liability to any First-Lien Secured Party or any other Person in connection with any Purchase pursuant to this Section 3.7.

ARTICLE IV

Payments

Section 4.1 Application of Proceeds. All Shared Collateral and Proceeds thereof received in connection with the Disposition or collection of the Shared Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency or Liquidation Proceeding, shall be distributed as follows: FIRST, to the First-Lien Obligations in accordance with the terms of the First-Lien Debt Documents and the First-Lien Intercreditor Agreement (if and to the extent the First-Lien Intercreditor Agreement is applicable in accordance with its terms) until the Discharge of First-Lien Obligations has occurred; SECOND, to the Designated Junior-Lien Collateral Agent for application in accordance with the Junior-Lien Debt Documents until the discharge of the Junior-Lien Obligations has occurred; and THIRD, the balance, if any, to the Grantors, their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as writ of competent jurisdiction may direct. Upon the Discharge of First-Lien Obligations, the Applicable First-Lien Collateral Agent shall deliver promptly to the Designated Junior-Lien Collateral Agent any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior-Lien Collateral Agent to the Junior-Lien Obligations in such order as specified in the relevant Junior-Lien Debt Documents.

Section 4.2 Payments Over. So long as the Discharge of First-Lien Obligations has not occurred, any Shared Collateral or Proceeds thereof received by any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party shall be segregated and held in trust for the benefit of and forthwith paid over to the Applicable First-Lien Collateral Agent for the benefit of the First-Lien Secured Parties in the same form as received, with any necessary endorsements and each Junior-Lien Secured Party hereby authorizes the Applicable First-Lien Collateral Agent to make any such endorsements as agent for each of the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior-Lien Secured Parties (which authorization, being coupled with an interest, is irrevocable).

ARTICLE V

Other Agreements

Section 5.1 Releases. (a) If, at any time any Grantor or any First-Lien Secured Party delivers notice to the Designated Junior-Lien Collateral Agent with respect to any specified Shared Collateral (including for such purpose, in the case of the sale or other disposition of all or substantially all of the equity interests in any Subsidiary, any Shared Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) that:

(i) such specified Shared Collateral has been or is being sold, transferred or otherwise disposed of in connection with a Disposition by the owner of such Shared Collateral in a transaction permitted under the First-Lien Debt Documents; or

(ii) the First-Liens thereon have been or are being released in connection with a Subsidiary that is released from its guarantee under the First-Lien Debt Documents; or

(iii) the First-Liens thereon have been or are being otherwise released as permitted by the First-Lien Debt Documents or by the Applicable First-Lien Collateral Agent on behalf of the First-Lien Secured Parties (unless, in the case of clause (ii) or (iii) of this Section 5.1(a) such release occurs in connection with, and after giving effect to, a Discharge of First-Lien Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Shared Collateral by the First-Lien Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies or a sale or other disposition generating sufficient proceeds to cause the Discharge of First-Lien Obligations, a “Payment Discharge”)),

then the Junior-Lien upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Shared Collateral securing First-Lien Obligations are released and discharged (provided that in the case of a Payment Discharge, the Liens on any Shared Collateral disposed of in connection with the satisfaction in whole or in part of First-Lien Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of First-Lien Obligations or otherwise in accordance with the Junior- Lien Debt Documents shall be subject to Junior-Liens and shall be applied pursuant to Section 4.1). Upon delivery to the Designated Junior-Lien Collateral Agent of a notice from the Applicable First-Lien Collateral Agent stating that any such release of Liens securing or supporting the First-Lien Obligations has become effective (or shall become effective upon the Designated Junior-Lien Collateral Agent’s release), the Designated Junior-Lien Collateral Agent will promptly, at the Company’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the Applicable First- Lien Collateral Agent in connection with such release (and shall be prepared by the Applicable First-Lien Collateral Agent). In the case of the sale of capital stock of a Subsidiary or any other transaction resulting in the release of such Subsidiary’s guarantee under the First-Lien Debt Documents in accordance with the Credit Agreement, the guarantee in favor of the Junior-Lien Secured Parties, if any, made by such Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Subsidiary of First-Lien Obligations is released and discharged.

(b) If, at any time any Grantor or any First-Lien Secured Party delivers notice to the Designated Junior-Lien Collateral Agent with respect to any Grantor that is a Subsidiary that:

(i) all or substantially all of the equity interests in such Grantor have been or are being sold, transferred or otherwise disposed of in connection with a Disposition by the owner of such Grantor in a transaction permitted under the First-Lien Debt Documents; or

(ii) such Grantor is released from its guarantee under the First-Lien Debt Documents (unless, such release occurs in connection with, and after giving effect to, a Discharge of First-Lien Obligations, which discharge is a Payment Discharge), then such Grantor will automatically be released and discharged under its guaranty of the Junior- Lien Obligations as and when, but only to the extent, such Grantor is also released and discharged under its guaranty of the First-Lien Obligations. Upon delivery to the Designated Junior-Lien Collateral Agent of a notice from the Applicable First-Lien Collateral Agent stating that any such release of Subsidiary that is a Grantor guarantying the First-Lien Obligations has become effective (or shall become effective upon the Designated Junior-Lien Collateral Agent’s release), the Designated Junior-Lien Collateral Agent will promptly, at the Company’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the Applicable First-Lien Collateral Agent in connection with such release (and shall be prepared by the Applicable First-Lien Collateral Agent).

(c) Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, for itself and on behalf of each Junior-Lien Secured Party under its Junior-Lien Debt Facility, hereby irrevocably constitutes and appoints the Applicable First-Lien Collateral Agent and any officer or agent of the Applicable First-Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior-Lien Authorized Representative, such Junior-Lien Collateral Agent or such Junior-Lien Secured Party or in the Applicable First-Lien Collateral Agent’s own name, from time to time in the Applicable First-Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release (which appointment, being coupled with an interest, is irrevocable); provided that such appointment shall terminate automatically, without any action by the Applicable First-Lien Collateral Agent or any Junior-Lien Secured Party, upon the Discharge of First-Lien Obligations, and provided, further, that the Applicable First-Lien Collateral Agent shall notify such Junior-Lien Authorized Representative, such Junior-Lien Collateral Agent or such Junior-Lien Secured Party of any action taken by such Applicable First- Lien Collateral Agent as attorney-in-fact for such Junior-Lien Authorized Representative, such Junior-Lien Collateral Agent or such Junior-Lien Secured Party pursuant to this clause (c).

(d) Unless and until the Discharge of First-Lien Obligations has occurred, each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, for itself and on behalf of each Junior-Lien Secured Party under its Junior-Lien Debt Facility, hereby consents to the application, whether prior to or after an Event of Default under any First-Lien Debt Document, of Deposit Account Collateral or proceeds of Shared Collateral to the repayment of First-Lien Obligations pursuant to the First-Lien Debt Documents.

(e) Notwithstanding anything to the contrary in any Junior-Lien Collateral Document, in the event the terms of a First-Lien Collateral Document and a Junior-Lien Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral to, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of, or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any First-Lien Collateral Agent and any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or Junior-Lien Secured Party, such Grantor may, until the applicable Discharge of First-Lien Obligations has occurred, comply with such requirement under the Junior-Lien Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the First-Lien Collateral Agents (or the Applicable First-Lien Collateral Agent, subject to the terms of the First-Lien Intercreditor Agreement).

Section 5.2 Inspection; Insurance and Condemnation Awards. (a) Any First- Lien Secured Party and its Authorized Representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Shared Collateral, and any First-Lien Collateral Agent may advertise and conduct public auctions or private sales of the Shared Collateral, in each case without notice to, the involvement of or interference by any Junior-Lien Secured Party or liability to any Junior-Lien Secured Party.

(b) Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agents and the First-Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Debt Documents, (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor (except that to the extent provided for in the Junior-Lien Debt Documents, the Junior-Lien Collateral Agents shall have the right to be named as additional insureds and loss payees so long as their Junior-Lien status is identified in a manner satisfactory to the First-Lien Collateral Agents), (ii) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder, and to make, adjust or settle any claim under any title insurance policy covering any Shared Collateral (including any such policy issued in favor of any Junior-Lien Collateral Agents, any Junior-Lien Authorized Representative and/or any Junior-Lien Secured Party (and each Junior-Lien Secured Party hereby authorizes the First-Lien Collateral Agents to make, adjust or settle any such claim with respect thereto as agent for each of the Junior-Lien Authorized Representatives, Junior-Lien Collateral Agents or Junior-Lien Secured Parties, which authorization, being coupled with an interest, is irrevocable) and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (A) first, prior to the occurrence of the Discharge of First-Lien Obligations, to the First-Lien Collateral Agents for the benefit of First-Lien Secured Parties pursuant to the terms of the First-Lien Debt Documents (and subject to the First-Lien Intercreditor Agreement to the extent applicable), (B) second, after the occurrence of the Discharge of First-Lien Obligations, to the Designated Junior-Lien Collateral Agent for the benefit of the Junior-Lien Secured Parties pursuant to the terms of the applicable Junior-Lien Debt Documents and (C) third, if no Junior-Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. So long as the Discharge of First-Lien Obligations has not occurred, if any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party shall, at any time, receive any proceeds of any such policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Applicable First-Lien Collateral Agent in accordance with the terms of Section 4.2.

Section 5.3 Junior-Lien Collateral Documents. (a) Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, for itself and on behalf of each Junior-Lien Secured Party under its Junior-Lien Debt Facility, agrees that, unless otherwise agreed in writing by the First-Lien Collateral Agents, each Junior-Lien Collateral Document under its Junior-Lien Debt Facility shall include the following language (or language to a similar effect reasonably approved by the First-Lien Collateral Agents):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Junior-Lien Collateral Agent] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the First-Lien Secured Parties (as defined in the Intercreditor Agreement referred to below), including, without limitation, [describe applicable First-Lien Debt Documents] and (ii) the exercise of any right or remedy by the [Junior-Lien Collateral Agent] hereunder is subject to the limitations and provisions of the Junior-Lien Intercreditor Agreement dated as of [ ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Company, Holdings, the other Grantors party thereto, [describe applicable parties] and each additional Authorized Representative that becomes party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

In addition, each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of the Junior-Lien Secured Parties, agree that each mortgage, if applicable, covering any Shared Collateral shall contain such other language as the Applicable First-Lien Collateral Agent may reasonably request to reflect the subordination of such mortgage to the First-Liens in respect of such Shared Collateral.

(b) In the event any First-Lien Collateral Agent enters into any amendment, waiver or consent in respect of any of the First-Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Collateral Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Shared Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Junior-Lien Collateral Document without the consent of or action by any Junior-Lien Secured Party; provided that notice of such amendment, waiver or consent shall be given to the Designated Junior-Lien Authorized Representative no later than 30 days after its effectiveness and, provided, further, that the failure to give such notice shall not affect the effectiveness and validity thereof.

(a) Anything contained herein to the contrary notwithstanding, until the Discharge of First -Lien Obligations has occurred, no Junior-Lien Collateral Document shall be entered into unless the Collateral covered thereby is also subject to a perfected first-priority interest in favor of each First-Lien Collateral Agent for the benefit of the First-Lien Secured Parties pursuant to the First-Lien Collateral Documents (other than with respect to Additional First -Lien Debt Obligations that, by their terms, are not intended to be secured by all of the First- Lien Collateral and, in particular, are not intended to be secured by such Collateral).

Section 5.4 Amendments to First-Lien Debt Documents; First-Lien Obligations. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and the Junior -Lien Secured Parties, agrees that, without affecting the obligations of the Junior-Lien Secured Parties hereunder, the First-Lien Collateral Agents, the First-Lien Authorized Representatives and the First-Lien Secured Parties represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Junior-Lien Secured Party, and without incurring any liability to such Junior-Lien Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure or otherwise modify any of the First-Lien Debt Documents in any manner whatsoever, including to (i) change the manner, place, time or terms of payment, or renew, alter or increase, all or any of the First-Lien Obligations, or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the First-Lien Obligations or any of the First-Lien Debt Documents, (ii) retain or obtain a Lien on any Property of any Person to secure any of the First- Lien Obligations, and in connection therewith to enter into any additional First-Lien Debt Documents, (iii) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligation of any Person obligated in any manner under or in respect of the First-Lien Obligations,

(iv) release its Lien on any Shared Collateral or other Property, (v) exercise or refrain from exercising any rights against any Grantor or any other Person, (vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the First-Lien Obligations, and (vii) otherwise manage and supervise the First-Lien Obligations as the applicable First-Lien Collateral Agents or First-Lien Authorized Representatives shall deem appropriate.

Section 5.5 Amendments to Junior-Lien Debt Documents. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of themselves and the Junior-Lien Secured Parties, agree that they shall not at any time execute or deliver any amendment or other modification to any of the Junior-Lien Debt Documents inconsistent with or in violation of this Agreement or any then effective First -Lien Debt Document. Subject to the immediately preceding sentence, each First-Lien Collateral Agent, on behalf of itself and the First-Lien Secured Parties represented thereby, agrees that, without affecting the obligations of the First-Lien Secured Parties hereunder, the Junior -Lien Authorized Representatives, the Junior- Lien Collateral Agents and the Junior-Lien Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any First-Lien Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to such First-Lien Secured Party or impairing or releasing the priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure or otherwise modify any of the Junior-Lien Debt Documents in any manner whatsoever, including to (i) change the manner, place, time or terms of payment, or renew, alter or increase, all or any of the Junior-Lien Obligations, or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Junior-Lien Obligations or any of the Junior -Lien Debt Documents, (ii) retain or obtain a Lien on any Property of any Person to secure any of the Junior-Lien Obligations, and in connection therewith to enter into any additional Junior-Lien Debt Documents, (iii) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligation of any Person obligated in any manner under or in respect of the Junior-Lien Obligations, (iv) release its Lien on any Shared Collateral or other Property, (v) exercise or refrain from exercising any rights against any Grantor or any other Person, (vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Junior-Lien Obligations, and (vii) otherwise manage and supervise the Junior-Lien Obligations as the relevant Junior-Lien Authorized Representative shall deem appropriate.

Section 5.6 Copies of Amendment Documentation. The Company agrees to promptly deliver to the First -Lien Collateral Agents copies of (i) any amendments, supplements or other modifications to the Junior-Lien Collateral Documents and (ii) any new Junior-Lien Collateral Documents promptly after effectiveness thereof.

Section 5.7 Rights as Unsecured Creditors. Subject to Section 3.2 and Articles VI and VIII, the Junior- Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior-Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior-Lien Debt Documents, applicable law and this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise in contravention of this Agreement by any

Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior -Lien Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral or other Collateral or (b) enforcement in contravention of this Agreement of any Lien in respect of Junior-Lien Obligations held by any of them. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First-Lien Collateral Agents, the First-Lien Authorized Representatives or the First-Lien Secured Parties may have with respect to the First- Lien Collateral.

Section 5.8 Gratuitous Bailee for Perfection. (a) Each First-Lien Collateral Agent acknowledges and agrees that if it shall at any time hold a Lien securing any First -Lien Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such First-Lien Collateral Agent, or of agents or bailees of such First-Lien Collateral Agent (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such First-Lien Collateral Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior-Lien Collateral Agent, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior-Lien Collateral Documents and subject to the terms and conditions of this Section 5.8.

(b) In the event that any First-Lien Collateral Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such First-Lien Collateral Agent agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior-Lien Collateral Agent and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior-Lien Collateral Documents, subject to the terms and conditions of this Section 5.8 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(c) Except as otherwise specifically provided herein, until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agents shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the First-Lien Debt Documents as if the Liens under the Junior-Lien Collateral Documents did not exist. The rights of the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior- Lien Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) No First-Lien Collateral Agent shall have any obligation whatsoever to any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.8. The duties or responsibilities of the First-Lien Collateral Agents under this Section 5.8 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.8 as sub-agent and gratuitous bailee for the relevant Junior-Lien Collateral Agent for purposes of perfecting the Lien held by such Junior-Lien Collateral Agent.

(e) No First-Lien Collateral Agent shall have by reason of the Junior-Lien Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party, and each Junior-Lien Authorized Representative and each Junior- Lien Collateral Agent, for itself and on behalf of each Junior-Lien Secured Party under its Junior-Lien Debt Facility, hereby waives and releases each First-Lien Collateral Agent from all claims and liabilities arising pursuant to such First-Lien Collateral Agent’s role under this Section 5.8 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f) Upon the Discharge of First-Lien Obligations, the Applicable First-Lien Collateral Agent shall, at the Grantors’ sole cost and expense, (A) deliver to the Designated Junior-Lien Collateral Agent all Shared Collateral, including all proceeds thereof, held or controlled by the Applicable First-Lien Collateral Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral (including pursuant to the delivery of change of agent notices under deposit account control agreements and similar agreements) or (B) if the Junior-Lien Obligations are not outstanding at such time, direct and deliver such Shared Collateral to the respective Grantors or as a court of competent jurisdiction may otherwise direct. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each First-Lien Collateral Agent for loss or damage suffered by such First-Lien Collateral Agent as a result of such transfer, except to the extent such loss or damage is determined by a court of competent jurisdiction by a final and non-appealable judgment to have been suffered by such First-Lien Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith. No First-Lien Collateral Agent has any obligation to follow instructions from the Designated Junior-Lien Collateral Agent in contravention of this Agreement.

(g) None of the First-Lien Collateral Agents nor any of the First-Lien Authorized Representatives or First-Lien Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary or other Grantor to any First-Lien Collateral Agent, any First-Lien Authorized Representative or any First-Lien Secured Party under the First-Lien Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.9 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If, in connection with the Discharge of First-Lien Obligations, the Company or any other Grantor enters into any substantially concurrent Refinancing of any First-Lien Obligations, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement and the applicable agreement governing such First—Lien Obligations shall automatically be treated as a First-Lien Debt Document for all purposes of this

Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Applicable First-Lien Collateral Agent of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such First-Lien Obligations shall be a First-Lien Collateral Agent for all purposes of this Agreement. Upon receipt of notice that the Company has entered into a new First-Lien Debt Document (which notice shall include the identity of a new First-Lien Collateral Agent), each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new First-Lien Collateral Agent shall reasonably request in writing in order to provide the new First-Lien Collateral Agent the rights of a First-Lien Collateral Agent contemplated hereby, in each case consistent in all material respects with this Agreement, (b) to the extent required pursuant to the terms of the First-Lien Intercreditor Agreement, deliver to the new First -Lien Collateral Agent all Shared Collateral, including all proceeds thereof, held or controlled by such Junior-Lien Authorized Representative or such Junior-Lien Collateral Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new First-Lien Collateral Agent is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.1 Filing of Motions. Until the Discharge of First-Lien Obligations has occurred, each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent agrees on behalf of itself and the other Junior-Lien Secured Parties that no Junior -Lien Secured Party shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, join with or support any other Person doing so, or otherwise take any action whatsoever, including without limitation any such action that (a) violates, or is prohibited by, this Article VI (or, in the absence of an Insolvency or Liquidation Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Junior-Lien Authorized Representative, the Junior-Lien Collateral Agents or Junior-Lien Secured Parties, in whole or in part, as a result of their interest in the Shared Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by any First-Lien Collateral Agent or any other First-Lien Secured Party with respect to the Shared Collateral, or the extent to which the First-Lien Obligations constitute secured claims or the value thereof under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Designated Junior -Lien Authorized Representative or the Designated Junior-Lien Collateral Agent may (i) file a proof of claim in an Insolvency or Liquidation Proceeding and (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Junior-Lien Secured Parties on the Shared Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior-Lien Authorized Representatives and Junior-Lien Collateral Agents imposed hereby.

Section 6.2 Financing Issues. Until the Discharge of First-Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, and if any First-Lien Secured Parties (or their respective Authorized Representative) or the Controlling First-Lien Parties (or the Applicable First -Lien Authorized Representative), shall desire to consent (or not object) to the sale, use or lease of collateral under the Bankruptcy Code or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such debtor-in-possession financing to any Grantor by any third party (any such financing, “DIP Financing”), then each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent agrees, on behalf of itself and the other Junior -Lien Secured Parties, that each Junior-Lien Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, and will not otherwise contest, the sale, use or lease of such collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.4 and (c) will subordinate (and will be deemed hereunder to have subordinated) the Junior-Liens on any Shared Collateral (i) to such DIP Financing on the same terms as the First -Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First-Lien Secured Parties, (iii) to any “carve- out” for professional and United States Trustee fees agreed to by the Applicable First-Lien Collateral Agent or the other First-Lien Secured Parties, and (iv) agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice. Nothing herein shall prohibit the Junior-Lien Secured Parties from (A) exercising their rights to vote in favor of or against a plan of reorganization, (B) proposing any post-petition financing so long as the First-Lien Secured Parties are receiving post-petition interest in at least the same form being requested by the Junior-Lien Secured Parties or (C) other than with respect to any DIP Financing, objecting to any provision in any post-petition financing.

Section 6.3 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, for itself and on behalf of each Junior-Lien Secured Party under its Junior -Lien Debt Facility, agrees that (a) none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Applicable First-Lien Collateral Agent and (b) it will raise no objection to, and will not support any objection to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First-Lien Obligations made by any First-Lien Collateral Agent or any holder of First-Lien Obligations.

Section 6.4 Adequate Protection. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, for itself and on behalf of each Junior-Lien Secured Party under its Junior-Lien Debt Facility, agrees that none of them shall object, contest, support or join with any other Person objecting to or contesting (a) any request by any First-Lien Collateral Agent, First-Lien Authorized Representative or First-Lien Secured Party for adequate protection, (b) any objection by any First-Lien Collateral Agent, First-Lien Authorized Representative or First-Lien

Secured Party to any motion, relief, action or proceeding based on any First-Lien Collateral Agent’s or any First-Lien Authorized Representative’s or First-Lien Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any First-Lien Collateral Agent, any First-Lien Authorized Representative or any other First-Lien Secured Party. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and the other Junior-Lien Secured Parties, further agrees that, prior to the Discharge of First-Lien Obligations, none of them shall (i) assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the First-Liens for costs or expenses of preserving or disposing of any Shared Collateral or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code. Notwithstanding anything contained in this Section 6.4 or Section 6.2, in any Insolvency or Liquidation Proceeding, (i) the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior -Lien Secured Parties may seek, support, accept or retain adequate protection (A) only if the First-Lien Secured Parties are granted adequate protection that includes replacement liens on additional collateral and superpriority claims and the First-Lien Collateral Agents do not object to the adequate protection being provided to the First-Lien Secured Parties and (B) solely in the form of (1) a replacement Lien on such additional collateral, subordinated to the Liens securing the First-Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Junior—Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement and (2) superpriority claims junior in all respects to the superpriority claims granted to the First-Lien Secured Parties; provided, however, that the relevant Junior-Lien Authorized Representative or relevant Junior-Lien Collateral Agent, as applicable, shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Junior-Lien Secured Parties for which it is acting, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid, under any plan of reorganization under Chapter 11 of the Bankruptcy Code that the First -Lien Secured Parties and First -Lien Agent support, in any combination of cash, debt, equity or other property, and (ii) in the event any Junior -Lien Authorized Representative or any Junior-Lien Collateral Agent, on behalf of itself and the Junior-Lien Secured Parties, receives adequate protection, including in the form of additional collateral, then such Junior-Lien Authorized Representative or Junior-Lien Collateral Agent, on behalf of itself and the Junior-Lien Secured Parties, agrees that the First-Lien Secured Parties shall have a senior Lien and claim on such adequate protection as security for the First- Lien Obligations and that any Lien on any additional collateral securing the Junior-Lien Obligations shall be subordinated to the Liens on such Collateral securing the First-Lien Obligations and any DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First-Lien Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Junior-Lien Obligations are subordinated to such First-Lien Obligations under this Agreement.

Section 6.5 Avoidance Issues. If any First-Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First-Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Discharge of First-Lien Obligations shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior-Lien Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement. Any Shared Collateral or proceeds thereof received by any Junior-Lien Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First-Lien Obligations and subject to the provisions of Section 4.2.

Section 6.6 Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Shared Collateral and other Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

Section 6.7 Waivers. Until the Discharge of First-Lien Obligations has occurred, each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and each applicable Junior-Lien Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or seek to recover any amounts that any Grantor may obtain by virtue of any claim under such Section 506(c) for costs or expenses of preserving or disposing of any Shared Collateral or other Collateral, and (b) will not seek to exercise any rights under Section 1111(b) of the Bankruptcy Code and waives any claim it may now or hereafter have against any First-Lien Secured Party arising out of the election by any First-Lien Secured Parties of the application to the claims of any First-Lien Secured Party of Section 1111(b)(2) of the Bankruptcy Code.

Section 6.8 Asset Dispositions in an Insolvency Proceeding. In an Insolvency or Liquidation Proceeding or otherwise, neither the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents nor any other Junior-Lien Secured Party shall oppose any sale or disposition of any Shared Collateral that is consented to or supported by the requisite First-Lien Secured Parties (or their respective Authorized Representative), and each Junior-Lien Authorized Representative, each Junior-Lien Collateral Agent and each other Junior-Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the requisite First-Lien Secured Parties and to have released their Liens on such assets.

Section 6.9 Separate Grants of Security and Separate Classifications. Each party to this Agreement acknowledges and agrees that (a) the grants of Liens pursuant to the First-Lien Collateral Documents and the Junior-Lien Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior-Lien Obligations are fundamentally different from the First-Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding, and the First-Lien Secured Parties and the Junior- Lien Secured Parties shall be entitled to vote as separate classes on any plan of reorganization. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First-Lien Secured Parties and the Junior-Lien Secured Parties in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Junior -Lien Authorized Representative and each Junior-Lien Collateral Agent, for itself and on behalf of each Junior-Lien Secured Party under its Junior-Lien Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior-Lien Secured Parties), the First-Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Junior-Lien Obligations, with each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, for itself and on behalf of each Junior-Lien Secured Party under its Junior-Lien Debt Facility, hereby acknowledging and agreeing to turn over to the Applicable First-Lien Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this Section 6.9, even if such turnover has the effect of reducing the claim or Recovery of the Junior-Lien Secured Parties. Neither any Junior -Lien Authorized Representative, any Junior-Lien Collateral Agent nor any Junior-Lien Secured Party shall oppose or seek to challenge any claim by any First-Lien Collateral Agent or any First-Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First -Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First-Lien Secured Party’s Lien, without regard to the existence of the Lien of any Junior-Lien Authorized Representative or any Junior-Lien Collateral Agent on behalf of the Junior-Lien Secured Parties on the Shared Collateral.

Section 6.10 No Waivers of Rights of First-Lien Secured Parties. Nothing contained herein shall prohibit or in any way limit any First-Lien Collateral Agent, any First- Lien Authorized Representative or any other First-Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior-Lien Secured Party, any Junior-Lien Collateral Agent or any Junior-Lien Authorized Representative, including the seeking by any Junior-Lien Secured Party of adequate protection or the assertion by any Junior-Lien Secured Party of any of its rights and remedies under the Junior-Lien Debt Documents or otherwise.

Section 6.11 Plans of Reorganization. No Junior-Lien Secured Party shall file, propose, support or vote in favor of any plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) that is inconsistent with the terms of this Agreement. To the extent that any Junior-Lien Secured Party attempts to vote or votes in favor of any plan of reorganization in a manner inconsistent with this Section 6.11, such Junior- Lien Secured Party irrevocably agrees that the Applicable First-Lien Collateral Agent may be, and may be deemed, an “authorized agent” of such party under Bankruptcy Rules 3018(c) and 9010, and that the Applicable First-Lien Collateral Agent shall be authorized and entitled to submit a superseding ballot on behalf of such Junior-Lien Secured Party that is consistent herewith.

Section 6.12 Other Matters. Except as set forth in Sections 6.1, 6.2, 6.4 and 6.8 hereof, to the extent that any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior-Lien Authorized Representative or Junior-Lien Collateral Agent, on behalf of itself and each Junior-Lien Secured Party under its Junior-Lien Debt Facility, agrees not to assert any such rights without the prior written consent of the Applicable First-Lien Collateral Agent; provided that if requested by the First-Lien Collateral Agent, such Junior-Lien Authorized Representative or such Junior-Lien Collateral Agent, as applicable, shall timely exercise such rights in the manner requested by the Applicable First-Lien Collateral Agent, including any rights to payments in respect of such rights. Notwithstanding the foregoing, nothing in this Section 6.12 shall be interpreted to broaden or expand the rights provided in, or waive any limitations, restrictions or prohibitions contained in, Sections 6.1, 6.2, 6.4 or 6.8 hereof.

Section 6.13 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized debtor secured by Liens upon any property of such reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First-Lien Obligations and the Junior-Lien Obligations, then, to the extent the debt obligations distributed on account of the First-Lien Obligations and on account of the Junior-Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.14 Effectiveness in Insolvency Proceeding. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding.

ARTICLE VII

Reliance; etc.

Section 7.1 Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the First-Lien Secured Parties to Holdings, the Company or any other Grantor shall be deemed to have been given and made in reliance upon this Agreement. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and each Junior-Lien Secured Party under its Junior-Lien Debt Facility, acknowledges that it and such Junior -Lien Secured Parties have, independently and without reliance on any First-Lien Collateral Agent or any First-Lien Authorized Representative or other First-Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior-Lien Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior-Lien Debt Documents or this Agreement.

Section 7.2 No Warranties or Liability. Each Junior- Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and each Junior- Lien Secured Party under its Junior-Lien Debt Facility, acknowledges and agrees that neither any First-Lien Collateral Agent nor any First-Lien Authorized Representative or other First-Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The First-Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First-Lien Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First-Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior- Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior-Lien Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any First-Lien Collateral Agent nor any First- Lien Authorized Representative or other First-Lien Secured Party shall have any duty to any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or Junior-Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any other Grantor (including the Junior-Lien Debt Documents), regardless of any knowledge thereof that they may have or be charged with.

Except as expressly set forth in this Agreement, the First-Lien Collateral Agents, the First-Lien Authorized Representatives, the First-Lien Secured Parties, the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior-Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the First-Lien Obligations, the Junior- Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.3 Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Collateral Agents, the First-Lien Authorized Representatives, the First-Lien Secured Parties, the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior-Lien Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First-Lien Debt Document or any Junior-Lien Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Junior-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other First-Lien Debt Document or of the terms of any Junior-Lien Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other Collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Junior-Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the First-Lien Obligations or (ii) any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

Section 8.1 Conflicts. Subject to Section 8.17, in the event of any conflict between the provisions of this Agreement and the provisions of any First -Lien Debt Document or any Junior-Lien Debt Document, the provisions of this Agreement shall govern. In the event of any conflict between this Agreement and the First-Lien Intercreditor Agreement, the provisions of the First-Lien Intercreditor Agreement shall govern.

Section 8.2 Continuing Nature of this Agreement; Severability. Subject to Section 6.5, this Agreement shall continue to be effective until Discharge of First-Lien Obligations and the indefeasible payment in full of the Junior-Lien Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the First-Lien Secured Parties may continue, at any time and without notice to the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents or any Junior-Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First-Lien Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.3 Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.3, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Each First-Lien Authorized Representative and each Junior-Lien Authorized Representative may from time to time amend, modify, supplement or waive any provision hereof. Any such amendment, modification supplement or waiver shall be in writing and shall be binding upon the First-Lien Secured Parties and the Junior-Lien Secured Parties and their respective successors and assigns; provided that (x) the Applicable First-Lien Authorized Representative may, without the written consent of any other First-Lien Authorized Representative or any Junior-Lien Authorized Representative, modify this Agreement for the purpose of securing Additional First-Lien Debt Obligations and (y) additional Grantors may be added as parties to this Agreement in accordance with Section 8.7 hereof without the consent of any First-Lien Authorized Representative or Junior-Lien Authorized Representative; provided further that such amendment, modification, supplement or waiver (other than as provided in the immediately preceding proviso) will require the Company’s consent if it amends, modifies, supplements or waives the rights, interests or liabilities, or directly affects the privileges of, any Grantor.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.8 and upon such execution and delivery, such Authorized Representative and the Secured Parties and First-Lien Obligations or Junior-Lien Obligations of the Debt Facility for which such Authorized Representative is acting shall be subject to the terms hereof. The parties hereto agree that, notwithstanding any failure by any First-Lien Authorized Representative to take the actions described in the immediately preceding sentence, each Person which becomes a New Credit Agreement Agent or an Additional Senior Class Debt Representative, as applicable, under, and as defined in, the First -Lien Intercreditor Agreement shall automatically benefit from the provisions hereof as fully as if same constituted an Additional First-Lien Debt Representative party hereto and had complied with the requirements of the immediately preceding sentence.

Section 8.4 Information Concerning Financial Condition of the Company and the Subsidiaries. Neither any First-Lien Collateral Agent, any First -Lien Authorized Representative nor any other First-Lien Secured Party shall have any obligation to any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any other Junior-Lien Secured Party to keep the Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party informed of, and the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior-Lien Secured Parties shall not be entitled to rely on the First- Lien Collateral Agents, the First-Lien Authorized Representatives or the First-Lien Secured Parties with respect to, (a) the financial condition of the Grantors or any endorsers or guarantors of the First-Lien Obligations or the Junior-Lien Obligations or (b) any other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Junior-Lien Obligations. The First -Lien Collateral Agents, the First-Lien Authorized Representatives, the First-Lien Secured Parties, the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior-Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any First-Lien Collateral Agent, any First-Lien Authorized Representative, any First-Lien Secured Party, any Junior-Lien Authorized Representative, any Junior-Lien Collateral Agent or any Junior-Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the First-Lien Collateral Agents, the First-Lien Authorized Representatives, the First-Lien Secured Parties, the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior-Lien Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.5 Subrogation. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and each Junior-Lien Secured Party under its Junior-Lien Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred.

Section 8.6 Application of Payments. Except as otherwise provided herein, all payments received by the First-Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First-Lien Debt Documents and Section 4.1. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent, on behalf of itself and each applicable Junior-Lien Secured Party, assents to any such extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.7 Additional Grantors. It is understood and agreed that Holdings, the Company and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Company which becomes a Loan Party after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering to the then Applicable First-Lien Authorized Representative and Designated Junior-Lien Authorized Representative an assumption agreement substantially in the form of Annex II hereto (with such changes as may be reasonably approved by then Applicable First-Lien Authorized Representative, Designated Junior-Lien Authorized Representative and the Company). The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

Section 8.8 Additional Debt Facilities. (a) To the extent, but only to the extent, permitted by the provisions of the First-Lien Debt Documents and the Junior -Lien Debt Documents which are then in effect, the Company may incur or issue and sell one or more series or classes of Junior-Lien Debt after the date hereof. Any such additional class or series of Junior-Lien Debt (the “Additional Junior-Lien Debt”) may be secured by a junior Lien on Shared Collateral, in each case under and pursuant to the relevant Junior -Lien Collateral Documents for such Additional Junior-Lien Debt, if and subject to the condition that the Junior-Lien Authorized Representative and the Junior -Lien Collateral Agent of any such Additional Junior-Lien Debt (such Junior-Lien Authorized Representative and such Junior -Lien Collateral Agent, each an “Additional Junior-Lien Debt Representative”), acting on behalf of the holders of such Additional Junior-Lien Debt (such Additional Junior-Lien Debt Representatives and holders in respect of any Additional Junior-Lien Debt being referred to as the “Additional Junior-Lien Secured Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), of the immediately succeeding paragraph.

In order for an Additional Junior-Lien Debt Representative to become a party to this Agreement:

(i) each Additional Junior-Lien Debt Representative of the respective class or series of Additional Junior-Lien Debt and each Grantor then party hereto shall have executed and delivered to the Applicable First-Lien Authorized Representative a Joinder Agreement substantially in the form of Annex III hereto (with such changes as may be reasonably approved by the Applicable First-Lien Authorized Representative and such Additional Junior-Lien Debt Representative) pursuant to which such Additional Junior- Lien Debt Representative (or each such Additional Junior-Lien Debt Representative, as appropriate) becomes an Authorized Representative hereunder, and the Additional Junior-Lien Debt in respect of which such Additional Junior-Lien Debt Representative is the Authorized Representative and the related Additional Junior-Lien Secured Parties become subject hereto and bound hereby;

(ii) the Company shall have delivered to the Applicable First-Lien Collateral Agent (x) true and complete copies of each of the Junior-Lien Debt Documents relating to such Additional Junior-Lien Debt (which shall be secured by all or any portion of Shared Collateral), certified as being true and correct by a Responsible Officer of the Company, and (y) a certificate of an authorized officer (A) identifying the obligations to be designated as additional Junior-Lien Obligations and the initial aggregate principal amount or face amount thereof and (B) certifying that the incurrence of such Junior-Lien Obligations, the creation of the Liens securing such Junior-Lien Obligations and the designation of such Junior-Lien Obligations as “Junior-Lien Obligations” hereunder do not violate or result in a default under any provision of any First-Lien Debt Document or Junior-Lien Debt Document in effect at such time; and

(iii) the Junior-Lien Debt Documents, as applicable, relating to such Additional Junior-Lien Debt shall provide, in a manner reasonably satisfactory to the Applicable First-Lien Authorized Representative, that each Additional Junior-Lien Secured Party with respect to such Additional Junior-Lien Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Junior-Lien Debt.

(b) Any class or series of Additional First-Lien Debt or any replacement Credit Agreement (and the related First-Lien Obligations) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the relevant First-Lien Collateral Documents and the First-Lien Intercreditor Agreement. The First-Lien Authorized Representative and the First-Lien Collateral Agent of any such First-Lien Facilities (such First-Lien Authorized Representative and such First-Lien Collateral Agent, each an “Additional First-Lien Debt Representative”), acting on behalf of the holders of such First-Lien Facilities, may become a party to this Agreement by satisfying the conditions set forth in the immediately succeeding sentence. In order for an Additional First-Lien Debt Representative to become a party to this Agreement, such Additional First-Lien Debt Representative shall have executed and delivered to the Applicable First-Lien Authorized Representative a Joinder Agreement substantially in the form of Annex IV hereto (with such changes as may be reasonably approved by the Applicable First-Lien Authorized Representative and such Additional First-Lien Debt Representative) pursuant to which such Additional First-Lien Debt Representative becomes a First-Lien Authorized Representative and/or First-Lien Collateral Agent hereunder.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED ABOVE IN THIS SECTION 8.8(b) OR ELSEWHERE IN THIS AGREEMENT, EACH FIRST- LIEN AUTHORIZED REPRESENTATIVE WHICH AT ANY TIME IS AN “AUTHORIZED REPRESENTATIVE” UNDER, AND AS DEFINED IN, THE FIRST-LIEN INTERCREDITOR AGREEMENT, AND ALL “FIRST LIEN SECURED PARTIES” AS DEFINED IN THE FIRST-LIEN INTERCREDITOR AGREEMENT (WITH RESPECT TO THE FIRST LIEN OBLIGATIONS HELD BY THEM FROM TIME TO TIME), SHALL AUTOMATICALLY BE ENTITLED TO THE BENEFIT OF ALL PROVISIONS OF THIS AGREEMENT (AND SHALL CONSTITUTE THIRD-PARTY BENEFICIARIES HEREOF) WHETHER OR NOT THEIR RESPECTIVE AUTHORIZED REPRESENTATIVES (AS DEFINED IN THE FIRST- LIEN INTERCREDITOR AGREEMENT) SHALL HAVE BECOME PARTY HERETO OR TAKEN THE ACTIONS DESCRIBED ABOVE IN THIS SECTION 8.8(b). THE PROVISIONS OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE PROVISIONS OF THIS PARAGRAPH) ARE ENTERED INTO FOR THE EXPRESS BENEFIT OF THE FIRST-LIEN SECURED PARTIES AND MAY NOT BE MODIFIED TO THEIR DETRIMENT WITHOUT THE CONSENT OF THE AUTHORIZED REPRESENTATIVES FOR EACH CLASS OF FIRST-LIEN OBLIGATIONS THEN OUTSTANDING.

Section 8.9 Consent to Jurisdiction; Waivers. Each First-Lien Collateral Agent and each Authorized Representative irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at the address referred to in Section 8.10;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.9 any special, exemplary, punitive or consequential damages.

Section 8.10 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Company or any other Grantor, to the Company, at its address at HDQ Campus-Bldg. A, 3150 Sabre Drive, Southlake, TX 76092 Attention of: General Counsel, facsimile no. (682) 605-7820;

(ii) if to the Initial Junior-Lien Authorized Representative to it at [_______], Attention of: [_______], facsimile no. [   ];

(iii) if to the Initial Junior-Lien Collateral Agent to it at [_______], Attention of:[_______], facsimile no. [_____];

(iv) if to the Credit Agreement Administrative Agent, to it at [_______], USA Attention of: [_______], facsimile no. [_______];

(v) if to the Initial Additional First-Lien Authorized Representative, to it at [_______], [ • ], Attention of: [ • ], facsimile no. [ • ];

(vi) if to the Initial Additional First-Lien Collateral Agent, to it at [   ], [ • ], Attention of: [ • ], facsimile no. [ • ];

(vii) [to include any additional applicable parties at the time this agreement is entered into] and

(viii) if to any other Junior-Lien Authorized Representative, Junior-Lien Collateral Agent, First-Lien Authorized Representative or First-Lien Collateral Agent to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.8.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each First-Lien Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 8.11 Further Assurances. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Applicable First -Lien Authorized Representative may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 8.12 Governing Law; Waiver of Jury Trial. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.13 Binding on Successors and Assigns. This Agreement shall be binding upon the First-Lien Collateral Agents, the First-Lien Authorized Representatives, the First-Lien Secured Parties, the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents, the Junior-Lien Secured Parties, the Company, the other Grantors party hereto and their respective successors and assigns. Any successor of any Collateral Agent or Authorized Representative will automatically succeed to and become vested with all the rights, powers, privileges and duties of a Collateral Agent or Authorized Representative hereunder, as applicable. Notwithstanding the immediately preceding sentence, any successor of any Collateral Agent or Authorized Representative will execute and deliver any documents and instruments as shall be reasonably requested by the Applicable First-Lien Authorized Representative to evidence its succession as a Collateral Agent or Authorized Representative, as applicable, and its becoming party to this Agreement.

Section 8.14 Specific Performance. The First-Lien Collateral Agents may demand specific performance of this Agreement. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First-Lien Collateral Agent.

Section 8.15 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 8.16 Counterparts. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 8.17 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each of the Initial Junior-Lien Authorized Representative and the Initial Junior-Lien Collateral Agent represents and warrants that this Agreement is binding upon the Initial Junior-Lien Authorized Representative, the Initial Junior- Lien Collateral Agent and the Initial Junior-Lien Secured Parties.

Section 8.18 No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the First -Lien Collateral Agents, the First-Lien Authorized Representatives, the First-Lien Secured Parties, the Junior-Lien Authorized Representatives, the Junior-Lien Collateral Agents and the Junior -Lien Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

Section 8.19 Effectiveness. This Agreement shall become effective when executed and delivered by the original parties hereto listed in the introductory paragraph hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

Section 8.20 First-Lien Collateral Agent and Trustee. It is understood and agreed that (a) the Credit Agreement Administrative Agent is entering into this Agreement in its capacities as administrative agent and collateral agent under the Credit Agreement and the provisions of [Article X] of the Credit Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as a First-Lien Collateral Agent hereunder, (b) the Initial Additional First-Lien Collateral Agent is entering into this Agreement in its capacities as [trustee and collateral agent] under the Initial Additional First-Lien Agreement and the provisions of [Sections 7 and 10] thereunder shall also apply to it as a First-Lien Collateral Agent hereunder, [to include reference to any additional applicable Debt Documents] and [(c)] the Initial Junior-Lien Collateral Agent is entering into this Agreement in its capacity as [trustee and collateral agent] under the indenture referred to the definition of “Initial Junior-Lien Debt Documents” and the provisions of [________] of such indenture applicable to such [trustee] thereunder shall also apply to such [trustee] hereunder.

Section 8.21 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.1(a) or 5.1(d)), nothing in this Agreement is intended to or will (a) permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other First-Lien Debt Document or any Junior-Lien Debt Documents, (b) change the relative priorities of the First-Lien Obligations or the Liens granted under the First-Lien Collateral Documents on the Shared Collateral (or any other assets) as among the First -Lien Secured Parties, (c) otherwise change the relative rights of the First-Lien Secured Parties in respect of the Shared Collateral as among such First-Lien Secured Parties or (d) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other First-Lien Debt Document or any Junior-Lien Debt Document.

Section 8.22 Intercreditor Agreements. Each party hereto agrees that the First- Lien Secured Parties (as among themselves) and the Junior-Lien Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with (x) in the case of First-Lien Obligations, the applicable First-Lien Collateral Agents and applicable First-Lien Authorized Representatives, or (y) in the case of Junior-Lien Obligations, the applicable Junior-Lien Authorized Representatives and applicable Junior-Lien Collateral Agents, governing the rights, benefits and privileges as among the First-Lien Secured Parties or the Junior-Lien Secured Parties, as the case may be, in respect of all or a portion of the Shared Collateral, this Agreement and the other First-Lien Collateral Documents or Junior-Lien Collateral Documents, as the case may be, including as to application of proceeds of the Shared Collateral, voting rights, control of the Shared Collateral and waivers with respect to the Shared Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other First-Lien Collateral Documents or Junior-Lien Collateral Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists (except for the First-Lien Intercreditor Agreement), the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First-Lien Collateral Document or Junior-Lien Collateral Document, and the provisions of this Agreement and the other First-Lien Collateral Documents and Junior-Lien Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement))

Section 8.23 Acknowledgement. Each Junior-Lien Authorized Representative and each Junior-Lien Collateral Agent hereby acknowledges that there are assets of the Company, the other Grantors and their Subsidiaries which are subject to Liens in favor of the First-Lien Secured Parties or other creditors but which do not constitute Shared Collateral, and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of any Junior-Lien Secured Party to secure any Junior-Lien Obligations.

Section 8.24 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SABRE GLBL INC.

By:
Name:
Title:

SABRE HOLDINGS CORPORATION

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:

By:
Name:
Title:

[ ]
as Credit Agreement Administrative Agent and as Authorized Representative for the Credit
Agreement Secured Parties

By:
Name:
Title:

By:
Name:
Title:

[ ], as Initial Additional First-Lien Collateral Agent and as Initial Additional First-Lien Authorized Representative

By:
Name:
Title:
[to include any additional applicable parties at the time this Agreement is entered into]

[ ],
as Initial Junior-Lien Authorized Representative

By:
Name:
Title:

[ ],
as Initial Junior-Lien Collateral Agent

By:
Name:
Title:

ANNEX I

to the

Junior-Lien Intercreditor Agreement

GRANTORS

[Insert Grantors existing on the date of the Junior-Lien Intercreditor Agreement]

ANNEX II

to the

Junior-Lien Intercreditor Agreement

ASSUMPTION AGREEMENT TO THE JUNIOR-LIEN INTERCREDITOR AGREEMENT

The undersigned, [      ], a [        ], hereby agrees to become party as a Grantor under the Junior-Lien Intercreditor Agreement dated as of [         ], 20[ ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Junior-Lien Intercreditor Agreement”), among Sabre Holdings Corporation, a Delaware corporation, Sabre GLBL Inc., a Delaware corporation, the other Grantors from time to time party thereto, [   ], as Credit Agreement Administrative Agent, [   ], as Authorized Representative for the Credit Agreement Secured Parties, [   ], as Initial Additional First-Lien Collateral Agent, [   ], as Initial Additional First-Lien Authorized Representative, [   ], as Initial Junior- Lien Authorized Representative, [   ], as Initial Junior-Lien Collateral Agent and each additional Authorized Representative and Collateral Agent from time to time a party thereto, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Junior-Lien Intercreditor Agreement as fully as if the undersigned had executed and delivered the Junior- Lien Intercreditor Agreement as of the date thereof. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior-Lien Intercreditor Agreement. 1

The provisions of Article VIII of the Junior-Lien Intercreditor Agreement will apply with like effect to this Assumption Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed by their respective officers or representatives as of            , 20  .

[ ]

By:
Name:
(	)
Title:

[1]	To be modified, as necessary, to properly reflect the Debt Facilities in existence at the time this Agreement is entered into.

ANNEX III

to the

Junior-Lien Intercreditor Agreement

ADDITIONAL JUNIOR-LIEN DEBT JOINDER AGREEMENT NO. [  ] dated as of [ ], 20[ ] (the “Joinder Agreement”) to the JUNIOR-LIEN INTERCREDITOR AGREEMENT (as defined below), among Sabre Holdings Corporation, a Delaware corporation (“Holdings”), Sabre GLBL Inc., a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (together with Holdings and the Company, each a “Grantor”) and each New Representative (as defined below) party hereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior-Lien Intercreditor Agreement dated as of [       ], 20[ ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Junior-Lien Intercreditor Agreement”), among Holdings, the Company, each other Grantor from time to time party thereto, [   ], as Credit Agreement Administrative Agent, [   ], as Authorized Representative for the Credit Agreement Secured Parties, [   ], as Initial Additional First-Lien Collateral Agent, [   ], as Initial Additional First-Lien Authorized Representative, [ ], as Initial Junior-Lien Authorized Representative, [ ], as Initial Junior-Lien Collateral Agent, and each additional Authorized Representative and Collateral Agent from time to time a party thereto. 1

B. As a condition to the ability of the Company to incur or issue Additional Junior-Lien Debt and to secure such Additional Junior-Lien Debt with the liens and security interests created by the Junior-Lien Collateral Documents for such Additional Junior-Lien Debt, each Additional Junior-Lien Debt Representative in respect of such Additional Junior-Lien Debt is required to become a Junior-Lien Authorized Representative and/or an Additional Junior-Lien Collateral Agent, as applicable, and such Additional Junior-Lien Debt and the Additional Junior- Lien Secured Parties in respect thereof are required to become subject to and bound by the Junior-Lien Intercreditor Agreement. Section 8.8(a) of the Junior-Lien Intercreditor Agreement provides that each such Additional Junior-Lien Debt Representative may become a Junior-Lien Authorized Representative and/or an Additional Junior -Lien Collateral Agent, as applicable, and such Additional Junior-Lien Debt and such Additional Junior-Lien Secured Parties may become subject to and bound by the Junior-Lien Intercreditor Agreement, upon the execution and delivery by each Additional Junior-Lien Debt Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 8.8(a) of the Junior-Lien Intercreditor Agreement. Each undersigned Additional Junior-Lien Debt Representative (each, a “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Junior-Lien Intercreditor Agreement and the Junior-Lien Collateral Documents.

[1]	To be modified, as necessary, to properly reflect the Debt Facilities in existence at the time this Agreement is entered into.

ANNEX III

to

the Junior-Lien Intercreditor

Agreement Page 2

Accordingly, each New Representative party hereto agrees as follows:

Section 1. Accession to the Intercreditor Agreement. In accordance with Section 8.8(a) of the Junior-Lien Intercreditor Agreement, each New Representative by its signature below becomes a Junior-Lien Authorized Representative and/or an Additional Junior-Lien Collateral Agent, as applicable, under, and the related Additional Junior-Lien Debt and Additional Junior-Lien Secured Parties become subject to and bound by, the Junior-Lien Intercreditor Agreement with the same force and effect as if such New Representative had originally been named therein as a Junior-Lien Authorized Representative and/or an Additional Junior-Lien Collateral Agent, as applicable, and each New Representative on its behalf and on behalf of such Additional Junior-Lien Secured Parties, hereby agrees to all the terms and provisions of the Junior-Lien Intercreditor Agreement applicable to it as a Junior-Lien Authorized Representative and/or Additional Junior-Lien Collateral Agent, as applicable, and to the Additional Junior-Lien Secured Parties that it represents as Junior-Lien Secured Parties. Each reference to a “Junior-Lien Authorized Representative” in the Junior-Lien Intercreditor Agreement shall be deemed to include each New Representative executing this Joinder Agreement as a Junior-Lien Authorized Representative and each reference to an “Additional Junior-Lien Collateral Agent” in the Junior-Lien Intercreditor Agreement shall be deemed to include each New Representative executing this Joinder Agreement as an Additional Junior -Lien Collateral Agent. The Junior-Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2. Representations, Warranties and Acknowledgment of each New Representative. Each New Representative represents and warrants to each First-Lien Secured Party and each Junior-Lien Secured Party, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (iii) the Junior-Lien Debt Documents relating to such Additional Junior-Lien Debt provide that, upon such New Representative’s entry into this Joinder Agreement, each Additional Junior-Lien Secured Party with respect to such Additional Junior-Lien Debt will be subject to and bound by the provisions of the Junior-Lien Intercreditor Agreement as Additional Junior-Lien Secured Parties.

Section 3. Counterparts. This Joinder Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

ANNEX III

to

the Junior-Lien Intercreditor

Agreement Page 3

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Junior-Lien Intercreditor Agreement. Except as expressly supplemented hereby, the Junior-Lien Intercreditor Agreement shall remain in full force and effect.

Section 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior-Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.10 of the Junior-Lien Intercreditor Agreement. All communications and notices hereunder to each New Representative shall be given to it at its address set forth below its signature hereto.

Section 8. Expenses. The Company agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel.

IN WITNESS WHEREOF, each undersigned New Representative has duly executed this Joinder Agreement to the Junior-Lien Intercreditor Agreement as of the day and year first above written.

[[NAME OF NEW REPRESENTATIVE], as Authorized Representative for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Facsimile:

[NAME OF NEW REPRESENTATIVE], as
Additional Junior-Lien Collateral Agent,

By:
Name:
Title:

Address for notices:

attention of:
Facsimile:	[1]

[1]

Appropriate signature blocks if the Authorized Representative of the relevant Additional Junior-Lien Debt is a different entity from the Additional Junior-Lien Collateral Agent of such Additional Junior-Lien Debt.

[[NAME OF NEW REPRESENTATIVE], as Authorized Representative and Additional Junior-Lien Collateral Agent for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Facsimile:	[2]

[2]

Appropriate signature block if the Authorized Representative of the relevant Additional Junior-Lien Debt is also acting as the Additional Junior-Lien Collateral Agent of such Additional Junior-Lien Debt.

Acknowledged by:

SABRE HOLDINGS CORPORATION, as Holdings

By:
Name:
Title:

SABRE GLBL INC., as Company

By:
Name:
Title:

THE OTHER GRANTORS LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

SCHEDULE I to ANNEX III

to the

Junior-Lien Intercreditor Agreement

GRANTORS

ANNEX IV

to the

Junior-Lien Intercreditor Agreement

ADDITIONAL FIRST-LIEN DEBT JOINDER AGREEMENT NO. [   ] TO THE JUNIOR-LIEN INTERCREDITOR AGREEMENT

The undersigned, [    ], hereby agrees to become party as a [First-Lien Authorized Representative][and][First-Lien Collateral Agent] under the Junior-Lien Intercreditor Agreement dated as of [        ], 20[ ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Junior-Lien Intercreditor Agreement”), among Sabre Holdings Corporation, a Delaware corporation, Sabre GLBL Inc., a Delaware corporation, the other Grantors from time to time party thereto, [   ], as Credit Agreement Administrative Agent, [   ], as Authorized Representative for the Credit Agreement Secured Parties, [   ], as Initial Additional First-Lien Collateral Agent, [   ], as Initial Additional First-Lien Authorized Representative, [   ], as Initial Junior-Lien Authorized Representative, [     ], as Initial Junior-Lien Collateral Agent and each additional Authorized Representative and Collateral Agent from time to time a party thereto, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Junior-Lien Intercreditor Agreement as fully as if the undersigned had executed and delivered the Junior-Lien Intercreditor Agreement as of the date thereof. The undersigned is a [“New Credit Agreement Agent”][“Additional Senior Class Debt Representative”] under, and as defined in, the First-Lien Intercreditor Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior-Lien Intercreditor Agreement. 9

The provisions of Article VIII of the Junior-Lien Intercreditor Agreement will apply with like effect to this Assumption Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers or representatives as of _____, 20   .

[Signature page follows]

[9]	To be modified, as necessary, to properly reflect the Debt Facilities in existence at the time this Agreement is entered into.

[ ], as a [First-Lien Authorized Representative] [and] [First-Lien Collateral Agent] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Facsimile: